EX 4.1


                          $250,000,000

                        CREDIT AGREEMENT,


                 dated as of February 23, 2000,


                              among


                     CHESAPEAKE CORPORATION

                      as the U.S. Borrower,

               CHESAPEAKE UK ACQUISITIONS II PLC,
               CHESAPEAKE UK ACQUISITIONS PLC and
                CHESAPEAKE U.K. HOLDINGS LIMITED

                     as the U.K. Borrowers,

        VARIOUS FINANCIAL INSTITUTIONS AND OTHER PERSONS
                FROM TIME TO TIME PARTIES HERETO,

                         as the Lenders,

                               and

                   FIRST UNION NATIONAL BANK,

                  as the Administrative Agent.

                   ___________________________

                  FIRST UNION SECURITIES, INC.,

            as the Lead Arranger and Sole Book Runner
                       TABLE OF CONTENTS


Section                                                      Page


ARTICLE I DEFINITIONS AND ACCOUNTING TERMS                      3
     SECTION 1.1. Defined Terms.                                3
     SECTION 1.2   Use of Defined Terms.                       31
     SECTION 1.3   Cross-References.                           31
     SECTION 1.4. Accounting and Financial Determinations.     31

ARTICLE II COMMITMENTS, BORROWING AND ISSUANCE PROCEDURES,
     NOTES AND LETTERS OF CREDIT                               32
     SECTION 2.1.  Commitments.                                32
     SECTION 2.1.1  Revolving Loan Commitment, Swing Line
          Loan Commitment and Other Currency Loan
          Commitment.                                          32
     SECTION 2.1.2  Letter of Credit Commitment.               33
     SECTION 2.1.3  Loan Note Guaranty Commitment.             33
     SECTION 2.2  Reduction of the Commitment Amounts.         34
     SECTION 2.2.1  Optional.                                  34
     SECTION 2.2.2  Mandatory.                                 34
     SECTION 2.3  Borrowing Procedures.                        34
     SECTION 2.3.1   Borrowing Procedure.                      34
     SECTION 2.3.2   Swing Line Loans.                         35
     SECTION 2.3.3    Other Currency Loan Reimbursement.       36
     SECTION 2.4  Continuation and Conversion Elections.       37
     SECTION 2.5  Funding.                                     37
     SECTION 2.6  Letter of Credit Issuance Procedures.        37
     SECTION 2.6.1    Other Lenders' Participation.            38
     SECTION 2.6.2    Disbursements.                           38
     SECTION 2.6.3  Reimbursement.                             38
     SECTION 2.6.4    Deemed Disbursements.                    39
     SECTION 2.6.5  Nature of Reimbursement Obligations.       39
     SECTION 2.7  Loan Note Guaranty Issuance Procedures.      40
     SECTION 2.7.1 Risk Participations, Drawings and Reimbursements for Loan Note Guaranty Obligations. 40
     SECTION 2.7.2  Repayment of Participations.               42
     SECTION 2.7.3   Role of the Loan Note Guarantor.          42
     SECTION 2.7.4  Obligations Absolute.                      43
     SECTION 2.7.5  Cash Collateral Pledge.                    44
     SECTION 2.7.6  Third Party Beneficiary.                   45
     SECTION 2.8  Register; Notes.                             45
     SECTION 2.9  Multi Currency Loans.                        46
     SECTION 2.9.1  Determination of Dollar Equivalents.       46
     SECTION 2.9.2   Notification of Availability.             46

     SECTION 2.9.3   Consequences of Non-Availability.         46
     SECTION 2.9.4  Automatic Conversions.                     46

ARTICLE III REPAYMENTS, PREPAYMENTS, INTEREST AND FEES         47
     SECTION 3.1  Repayments and Prepayments; Application.     47
     SECTION 3.1.1  Repayments and Prepayments.                47
     SECTION 3.1.2  Application.                               49
     SECTION 3.2  Interest Provisions.                         49
     SECTION 3.2.1  Rates.                                     49
     SECTION 3.2.2   Post-Default Rates.                       50
     SECTION 3.2.3  Payment Dates.                             50
     SECTION 3.3  Fees.                                        50
     SECTION 3.3.1  Commitment Fee.                            50
     SECTION 3.3.2  Agent's Fee.                               51
     SECTION 3.3.3  Letter of Credit Fee.                      51
     SECTION 3.3.4  Loan Note Guaranty Fee.                    51

ARTICLE IV CERTAIN LIBO RATE AND OTHER PROVISIONS, BORROWER
     GUARANTIES                                                51
     SECTION 4.1  LIBO Rate Lending Unlawful.                  51
     SECTION 4.2  Deposits Unavailable.                        52
     SECTION 4.3  Increased LIBO Rate Loan Costs, etc.         52
     SECTION 4.4  Funding Losses.                              52
     SECTION 4.5  Increased Capital Costs.                     53
     SECTION 4.6  Taxes.                                       53
     SECTION 4.7  Payments, Computations, etc.                 57
     SECTION 4.8  Sharing of Payments.                         58
     SECTION 4.9  Setoff.                                      58
     SECTION 4.10  Guaranty Provisions.                        59
     SECTION 4.11  Guaranty.                                   59
     SECTION 4.12  Guaranty Absolute, etc.                     59
     SECTION 4.12.1  Reinstatement, etc.                       60
     SECTION 4.12.2    Waiver, etc.                            60
     SECTION 4.12.3   Postponement of Subrogation, etc.        60
     SECTION 4.12.4  Guaranty Limitations.                     61
     SECTION 4.13  Defaulting Lenders.                         61

ARTICLE V CONDITIONS TO CREDIT EXTENSIONS                      61
     SECTION 5.1  Initial Credit Extensions.                   61
     SECTION 5.1.1  Resolutions, etc.                          62
     SECTION 5.1.2  Termination of Loan Agreement.             62
     SECTION 5.1.3  Closing Fees, Expenses, etc.               62
     SECTION 5.1.4   Delivery of Notes.                        62
     SECTION 5.1.5  Borrowing Request, etc.                    62
     SECTION 5.1.6  Opinions of Counsel.                       63
     SECTION 5.1.7   U.K. Equity Financing.                    63

     SECTION 5.1.8   Delivery of U.K. Offer Materials.         63
     SECTION 5.1.9  No Modification of Agreements.             63
     SECTION 5.1.10  Pledge Agreements.                        63
     SECTION 5.1.11  No Waivers.                               64
     SECTION 5.1.12  Acceptance Level.                         64
     SECTION 5.1.13  Compulsory Acquisition Procedures.        64
     SECTION 5.1.14  U.K. Offer Price.                         64
     SECTION 5.1.15  Illegality.                               64
     SECTION 5.1.16  Unanimous Recommendation.                 64
     SECTION 5.1.17  Insolvency.                               64
     SECTION 5.1.18  U.K. Closing Date Certificate.            64
     SECTION 5.1.19  Solvency, etc.                            65
     SECTION 5.2  All Credit Extensions.                       65
     SECTION 5.2.1  Compliance with Warranties, No Default,
          etc.                                                 65
     SECTION 5.2.2  Credit Extension Request, etc.             65
     SECTION 5.2.3  Satisfactory Legal Form.                   65

ARTICLE VI REPRESENTATIONS AND WARRANTIES                      65
     SECTION 6.1  Organization, etc.                           66
     SECTION 6.2  Due Authorization, Non-Contravention, etc.   66
     SECTION 6.3  Government Approval, Regulation, etc.        66
     SECTION 6.4  Validity, etc.                               66
     SECTION 6.5  Financial Information.                       67
     SECTION 6.6  No Material Adverse Change.                  67
     SECTION 6.7  Litigation, Labor Controversies, etc.        67
     SECTION 6.8  Subsidiaries.                                67
     SECTION 6.9  Ownership of Properties.                     67
     SECTION 6.10  Taxes.                                      68
     SECTION 6.11  Pension and Welfare Plans.                  68
     SECTION 6.12  Environmental Warranties.                   68
     SECTION 6.13  Accuracy of Information.                    70
     SECTION 6.14  Regulations T, U and X.                     70
     SECTION 6.15  Year 2000.                                  70
     SECTION 6.16  Solvency.                                   71
     SECTION 6.17  Shell Status.                               71
     SECTION 6.18  Compliance with Laws.                       71
     SECTION 6.19  No Contractual or Other Restrictions.       71
     SECTION 6.20  Absence of any Undisclosed Liabilities.     71
     SECTION 6.21  Labor Relations.                            71
     SECTION 6.22  Announcement and Offer Document.            72

ARTICLE VII COVENANTS                                          72
     SECTION 7.1  Affirmative Covenants.                       72
     SECTION  7.1.1  Financial Information, Reports,
          Notices, etc.                                        72
     SECTION 7.1.2  Maintenance of Existence; Compliance
          with Laws, etc.                                      74
     SECTION 7.1.3  Maintenance of Properties.                 74

     SECTION 7.1.4  Insurance.                                 74
     SECTION 7.1.5  Books and Records.                         74
     SECTION 7.1.6  Environmental Law Covenant.                75
     SECTION 7.1.7  Use of Proceeds.                           75
     SECTION 7.1.8  Future Collateral.                         75
     SECTION 7.1.9  Delivery of Shares of the U.K. Target.     76
     SECTION 7.1.10  Covenants Relating to the Conduct of
          the U.K. Target and its Subsidiaries after the
          U.K. Success Date.                                   76
     SECTION 7.1.11  Foreign Employee Benefit Plan
          Compliance.                                          77
     SECTION 7.2  Negative Covenants.                          77
     SECTION 7.2.1  Business Activities.                       77
     SECTION 7.2.2  Indebtedness.                              77
     SECTION 7.2.3  Liens.                                     79
     SECTION 7.2.4  Financial Condition and Operations.        80
     SECTION 7.2.5  Investments.                               80
     SECTION 7.2.6  Restricted Payments, etc.                  81
     SECTION 7.2.7  Capital Expenditures, etc.                 82
     SECTION 7.2.8  Capital Securities of Subsidiaries.        82
     SECTION 7.2.9  Consolidation, Merger, etc.                82
     SECTION 7.2.10  Permitted Dispositions.                   82
     SECTION 7.2.11  Modification of Certain Agreements.       83
     SECTION 7.2.12  Transactions with Affiliates.             83
     SECTION 7.2.13  Restrictive Agreements, etc.              83
     SECTION 7.2.14  Amendment of Organic Documents.           84
     SECTION 7.2.15  Change of Control Affecting
          Indebtedness of the U.K. Target.                     84
     SECTION 7.2.16  Covenants Relating to the Conduct of
          the U.K. Offer.                                      84
     SECTION 7.2.17  Changes to Fiscal Year.                   85
     SECTION 7.2.18  No Prepayment of Subordinated Debt.       85
     SECTION 7.2.19  No Investments, etc. in Inactive
          Subsidiaries..                                       85

ARTICLE VIII EVENTS OF DEFAULT                                 86
     SECTION 8.1  Listing of Events of Default.                86
     SECTION  8.1.1  Non-Payment of Obligations.               86
     SECTION  8.1.2  Breach of Warranty.                       86
     SECTION  8.1.3  Non-Performance of Certain Covenants
          and Obligations.                                     86
     SECTION  8.1.4  Non-Performance of Other Covenants and
          Obligations.                                         86
     SECTION  8.1.5  Default on Other Indebtedness.            86
     SECTION  8.1.6  Judgments.                                87
     SECTION  8.1.7  Pension Plans.                            87
     SECTION  8.1.8  Change in Control.                        87
     SECTION  8.1.9  Bankruptcy, Insolvency, etc..             87
     SECTION  8.1.10  Impairment of Security, etc.             88
     SECTION  8.1.11  Default Under Senior Notes.              88
     SECTION 8.2  Action if Bankruptcy.                        88
     SECTION 8.3  Action if Other Event of Default.            88

ARTICLE IX THE ADMINISTRATIVE AGENT, ETC.                      89
     SECTION 9.1  Actions.                                     89
     SECTION 9.2  Funding Reliance, etc.                       89
     SECTION 9.3  Exculpation.                                 90
     SECTION 9.4  Successor.                                   90
     SECTION 9.5  Loans by First Union.                        91
     SECTION 9.6  Credit Decisions.                            91
     SECTION 9.7  Copies, etc.                                 91
     SECTION 9.8  Reliance by Administrative Agent.            91
     SECTION 9.9  Defaults.                                    92
     SECTION 9.10  Arranger and Documentation Agent.           92

ARTICLE X MISCELLANEOUS PROVISIONS                             93
     SECTION 10.1  Waivers, Amendments, etc..                  93
     SECTION 10.2  Notices; Time.                              94
     SECTION 10.3  Payment of Costs and Expenses.              94
     SECTION 10.4  Indemnification.                            95
     SECTION 10.5  Survival.                                   96
     SECTION 10.6  Severability.                               96
     SECTION 10.7  Headings.                                   96
     SECTION 10.8  Execution in Counterparts, Effectiveness,
          etc.                                                 96
     SECTION 10.9  Governing Law; Entire Agreement.            97
     SECTION 10.10  Successors and Assigns.                    97
     SECTION 10.11  Sale and Transfer of Credit Extensions;
          Participations in Credit Extensions Notes.           97
     SECTION  10.11.1  Assignments.                            97
     SECTION  10.11.2  Participations.                        100
     SECTION 10.12  Other Transactions.                       101
     SECTION 10.13  Certain Collateral and Other Matters;
          Rate Protection Agreements; Further Assurances.     101
     SECTION 10.14  Forum Selection and Consent to
          Jurisdiction.                                       102
     SECTION 10.15  Waiver of Jury Trial.                     102
     SECTION 10.16  EMU.                                      103
     SECTION 10.17  Judgment Currency.                        104
     SECTION 10.18  Confidential Information.                 104

SCHEDULE I     -    Disclosure Schedule
SCHEDULE II    -    Percentages; LIBOR Office; Domestic Office
SCHEDULE III   -    Associated Costs

EXHIBIT A-1    -    Form of Revolving Note
EXHIBIT A-2    -    Form of Other Currency Note
EXHIBIT B-1    -    Form of Borrowing Request
EXHIBIT B-2    -    Form of Issuance Request
EXHIBIT C      -    Form of Continuation/Conversion Notice
EXHIBIT D      -    Form of U.K. Closing Date Certificate
EXHIBIT E      -    Form of Compliance Certificate
EXHIBIT F-1    -    Form of U.S. Borrower Foreign Pledge Agreement
EXHIBIT F-2    -    Form of U.K. Acquisitions II Pledge Agreement
EXHIBIT F-3    -    Form of U.K. Holdings Pledge Agreement
EXHIBIT F-4    -    Form of U.K. Acquisitions I Pledge Agreement
EXHIBIT G      -    Form of U.K. Subsidiary Guaranty
EXHIBIT H      -    Form of Lender Assignment Agreement
EXHIBIT I      -    Form of Officer's Solvency Certificate

                        CREDIT AGREEMENT

     THIS CREDIT AGREEMENT, dated as of February 23, 2000, is among CHESAPEAKE CORPORATION, a Virginia corporation (the "U.S. Borrower"), CHESAPEAKE UK ACQUISITIONS II PLC, a public limited company organized under the laws of England and Wales ("U.K. Acquisitions"), CHESAPEAKE UK ACQUISITIONS PLC, a public limited company organized under the laws of England and Wales ("U.K. Acquisitions I"), CHESAPEAKE U.K. HOLDINGS LIMITED, a limited liability company organized under the laws of England and Wales ("U.K. Holdings"; each of U.K. Acquisitions, U.K. Acquisitions I and U.K. Holdings is sometimes referred to herein as a "U.K. Borrower" and collectively sometimes referred to herein as the "U.K. Borrowers", and together with the U.S. Borrower, each sometimes referred to herein as a "Borrower" and collectively sometimes referred to herein as the "Borrowers"), the various financial institutions and other Persons from time to time parties hereto (the "Lenders"), FIRST UNION NATIONAL BANK ("First Union"), as administrative agent (in such capacity, the "Administrative Agent") for the Lenders, and FIRST UNION SECURITIES, INC., as the Lead Arranger and Sole Book Runner (in such capacity, the "Arranger").

                      W I T N E S S E T H:

     WHEREAS, U.K. Acquisitions is a newly formed, direct Subsidiary (such capitalized term, and other capitalized terms used in these recitals, to have the definitions set forth in
Section 1.1 below) of U.K. Holdings, and was formed solely to effect the acquisition of Boxmore International PLC, a public limited company organized under the laws of England and Wales (the "U.K. Target");

     WHEREAS, Donaldson, Lufkin & Jenrette, on behalf of U.K. Acquisitions, has offered to purchase all of the issued and to be issued U.K. Ordinary Shares of the U.K. Target for a purchase price of L2.65 per U.K. Ordinary Share pursuant to a recommended cash offer (the "U.K. Offer");

     WHEREAS, the U.S. Borrower has agreed to contribute at least the Contribution Amount (or the Sterling equivalent thereof) in cash to U.K. Holdings which will, in turn, contribute such amount to U.K. Acquisitions to finance, in part, the consummation of the U.K. Offer and for market purchases of U.K. Ordinary Shares (the "U.K. Equity Contribution");

     WHEREAS, following the acquisition of 90% of the U.K. Ordinary Shares (the "U.K. Shares Acquisition"; the U.K. Shares Acquisition, together with the U.K. Equity Contribution and the U.K. Offer, the "U.K. Acquisition"), the U.K. Target will be a direct Subsidiary of U.K. Acquisitions;

     WHEREAS, within 30 days of the U.K. Closing Date, U.K. Acquisitions will repay (the "U.K. Refinancing"; the U.K. Refinancing, together with the U.K. Acquisition, the "U.K. Transaction") substantially all of the outstanding Indebtedness of the U.K. Target in an amount not to exceed $50,000,000;

     WHEREAS, to provide a portion of the financing necessary for the purposes set forth in Section 7.1.7, the Borrowers have requested that the Lenders, the Issuer and the Loan Note
Guarantor provide the following Commitments:

          (a) for the purposes of providing a portion of the financing for the U.K. Offer and for the other purposes set forth in Section 7.1.7:

               (i)  a Revolving Loan Commitment (to include
          availability for Revolving Loans, Swing Line Loans, the Loan Note Guaranty, Other Currency Loans and Letters of Credit) pursuant to which Revolving Loans will be made to the Borrowers, in a maximum aggregate principal amount not to exceed the Revolving Loan Commitment Amount, from time to time from and after the U.K. Closing Date until the Revolving Loan Commitment Termination Date;

               (ii) a Loan Note Guaranty pursuant to which the Loan Note Guarantor will issue a Loan Note Guaranty, in a maximum aggregate amount not to exceed the Loan Note Guaranty Commitment Amount, on the U.K. Closing Date;

               (iii) a Letter of Credit Commitment pursuant to which the Issuer will issue Letters of Credit (subject to the Revolving Loan Commitment Amount and the aggregate usage thereof) from time to time from and after the U.K. Closing Date until the Revolving Loan Commitment Termination Date;

               (iv) a Swing Line Loan Commitment pursuant to which Swing Line Loans will be made to the U.S. Borrower (subject to the Revolving Loan Commitment Amount and the aggregate usage thereof) from time to time from and after the U.K. Closing Date until the Revolving Loan Commitment Termination Date; and

               (v) an Other Currency Loan Commitment pursuant to which Other Currency Loans will be made to the Borrowers (subject to the Revolving Loan Commitment Amount and the aggregate usage thereof) from time to time from and after the U.K. Closing Date until the Revolving Loan Commitment Termination Date; and


     WHEREAS, the Lenders, the Issuer and the Loan Note Guarantor are willing, on the terms and subject to the conditions hereinafter set forth, to extend the Commitments and make Loans to the Borrowers, issue (or participate in) Letters of Credit and issue (or participate in) the Loan Note Guaranty;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

                            ARTICLE I
                DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.1.   Defined Terms.

     The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     "Administrative Agent" is defined in the preamble and includes each other Person, if any, appointed as the successor
Administrative Agent pursuant to Section 9.4.

     "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. "Control" of a Person means the power, directly or indirectly,

          (a) to vote 10% or more of the Capital Securities (on a fully diluted basis) of such Person having ordinary voting power for the election of directors, managing members or general partners (as applicable); or

          (b) to direct or cause the direction of the management and policies of such Person (whether through ownership of Capital Securities, by contract or otherwise).()

     "Agreement" means, on any date, this Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified from time to time and in effect on such date.

     "Announcement" means the initial press announcement released or to be released by or on behalf of U.K. Acquisitions in connection with the U.K. Offer.

     "Alternate Base Rate" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum equal to the higher of (a) the Base Rate in effect on such day; and (b) the Federal Funds Rate in effect on such day plus 1/2 of 1%. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect as of the opening of business on the date of each change in the Alternate Base Rate. The Administrative Agent will give notice promptly to the Borrowers and the Lenders of changes in the Alternate Base Rate; provided, that the failure to give such notice shall not affect the Alternate Base Rate in effect after such change. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive in the absence of manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, until the circumstances giving rise to such inability no longer exist.

     "Applicable Margin" means, (a) initially, in the case of Base Rate Loans, 1% and in the case of LIBO Rate Loans, 2%, and
(b) from and after the four month until the five month anniversary of the U.K. Closing Date, in the case of Base Rate

Loans, 2% and in the case of LIBO Rate Loans, 3% and from and after the fifth month anniversary of the U.K. Closing Date in the case of Base Rate Loans, 3% and in the case of LIBO Rate Loans
4%.

     "Arranger" is defined in the preamble.

     "Assignee Lender" is defined in Section 10.11.1.

     "Assignor Lender" is defined in Section 10.11.1.

     "Associated Costs" means, with respect to any Loan denominated in an Other Currency, for any Interest Period, the cost as calculated by the Administrative Agent in accordance with
Schedule III hereto imputed to each applicable Lender of compliance with the mandatory liquid assets requirements of the Bank of England during that Interest Period, expressed as a percentage.

     "Authorized Officer" means, relative to any Obligor, those of its officers, general partners or managing members (as applicable) whose signatures and incumbency shall have been certified to the Administrative Agent, the Lenders and the Issuer pursuant to Sections 5.1.1, or otherwise in a manner reasonably satisfactory to the Administrative Agent, as updated by the Borrowers from time to time and certified in the manner provided above.

     "Base Rate" means, at any time, the rate of interest then most recently established by the Administrative Agent in at its principal office in Charlotte, North Carolina as its prime rate for Dollars loaned in the United States. The parties hereto acknowledge that the Base Rate is an index rate and is not necessarily intended to be the lowest rate or best rate of interest charged to other banks or to customers in connection with extensions of credit.

     "Base Rate Loan" means a Loan, in Dollars, bearing interest at a fluctuating rate determined by reference to the Alternate
Base Rate.

     "Borrower" and "Borrowers" are defined in the preamble.

     "Borrowing" means the Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period made by all Lenders required to make such Loans on the same Business Day and pursuant to the same Borrowing Request in accordance with
Section 2.1.

     "Borrowing Request" means a Loan request and certificate duly executed by an Authorized Officer of any Borrower requesting such Loans, substantially in the form of Exhibit B-1 hereto.

     "Business Day" means

          (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York or Charlotte, North
     Carolina; and

          (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollars and Other Currency are carried on in the London interbank market.()

     "Capital Expenditures" means, for any period, the aggregate amount of (a) all expenditures of the U.S. Borrower and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures and (b) Capitalized Lease Liabilities incurred by the U.S. Borrower and its Subsidiaries during such period.

     "Capital Securities" means, with respect to any Person, any and all shares, interests (including membership interests and partnership interests), participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital (including any instruments convertible into equity), whether now outstanding or issued after the Effective Date.

     "Capitalized Lease Liabilities" means all monetary obligations of any Person or any of its Subsidiaries under any leasing or similar arrangement which have been (or, in accordance with GAAP, should be) classified as capitalized leases, and for purposes of each Loan Document the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or a penalty.

     "Cash Collateralize" means with respect to (a) the Loan Note Guaranty, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the Loan Note Guarantor and the Lenders participating in Loan Note Guaranties, as collateral for the Loan Note Guaranty Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Loan Note Guarantor (which documents are hereby consented to by the Lenders) or (b) a Letter of Credit, the deposit of immediately available funds into a cash collateral account maintained with (or on behalf of) the Administrative Agent on terms satisfactory to the Administrative Agent in an amount equal to the Stated Amount of such Letter of Credit. Derivatives of such term shall have corresponding meanings. The Borrowers hereby grant to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, a security interest in all such cash and deposit account balances to secure Loan Note Guaranty Obligations or Letters of Credit. Cash collateral shall be maintained in blocked deposit accounts held by the Administrative Agent or any of its agents.

     "Cash Equivalent Investment" means, at any time:

          (a) any direct obligation of (or unconditionally guaranteed by) the United States or a State thereof (or any agency or political subdivision thereof, to the extent such obligations are supported by the full faith and credit of the United States or a State thereof) maturing not more than one year after such time;

          (b) commercial paper maturing not more than 270 days from the date of issue, which is issued by

               (i) a corporation (other than an Affiliate of any Obligor) organized under the laws of any State of the United States or of the District of Columbia and rated A-1 or higher by S&P or P-1 or higher by Moody's, or

               (ii) any Lender (or its holding company);

          (c) any certificate of deposit, time deposit or bankers acceptance, maturing not more than one year after its date of issuance, which is issued by either

               (i) any bank organized under the laws of the United States or any State thereof and which has (x) a credit rating of A2 or higher from Moody's or A or higher from S&P and (y) a combined capital and surplus greater than $500,000,000, or

               (ii) any Lender; or

          (d) any repurchase agreement having a term of 30 days or less entered into with any Lender or any commercial banking institution satisfying the criteria set forth in clause (c)(i) which

               (i) is secured by a fully perfected security interest in any obligation of the type described in clause (a), and

               (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such commercial banking institution thereunder.()

     "CERCLA" means the Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

     "CERCLIS" means the Comprehensive Environmental Response
Compensation Liability Information System List.

     "Change in Control" means

          (a) the failure of the U.S. Borrower at any time to directly own beneficially and of record on a fully diluted basis at least 89.99% of the outstanding Capital Securities of U.K. Holdings, such Capital Securities to be held free and clear of all Liens (other than Liens granted under a Loan Document); or

          (b) the failure of U.K. Holdings at any time to directly own beneficially and of record on a fully diluted basis at least 99.98% of the outstanding Capital Securities of U.K. Acquisitions or U.K. Acquisitions I, such Capital Securities to be held free and clear of all Liens (other than Liens granted under a Loan Document); or

          (c) any person or group (within the meaning of Sections 13(d) and 14(d) under the Exchange Act), shall become the ultimate "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Capital Securities representing more than 24.5% percent of the Capital Securities of the U.S. Borrower on a fully diluted basis; or

          (d) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Board of Directors of the U.S. Borrower (together with any new directors whose election to such Board or whose nomination for election by the stockholders of the U.S. Borrower was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the U.S. Borrower then in office; or

          (e) there shall have occurred under any indenture or other instrument evidencing Indebtedness of or in excess of the Dollar Equivalent of $10,000,000 any "change in control" or "change of control" (in each case as defined in such indenture or other evidence of Indebtedness) obligating any Borrower to repurchase, redeem or repay all or any part of the debt or Capital Securities provided for therein.()

     "Chesapeake Display" means Chesapeake Display and Packaging
Company, an Iowa Corporation.

     "Code" means the Internal Revenue Code of 1986, and the regulations thereunder, in each case as amended, reformed or otherwise modified from time to time.

     "Color-Box, LLC" means the joint venture to be formed between Chesapeake Display and Georgia-Pacific Corporation with the contribution of the assets and liabilities of each Person's litho-laminated packaging business.

     "Commitment" means, as the context may require, a Lender's Revolving Loan Commitment, the Loan Note Guarantor's Loan Note Guaranty Commitment, the Swing Line Lender's Swing Line Loan Commitment, the Other Currency Lender's Other Currency Loan Commitment and the Issuer's Letter of Credit Commitment.

     "Commitment Amount" means, as the context may require the Revolving Loan Commitment Amount, the Letter of Credit Commitment Amount, the Loan Note Guaranty Commitment Amount, the Swing Line Loan Commitment Amount or the Other Currency Loan Commitment Amount.

     "Commitment Termination Event" means

          (a) the occurrence of any Event of Default described in clauses (a) through (d) of Section 8.1.9 with respect to any Borrower or the U.K. Target; or

          (b) the occurrence and continuance of any other Event of Default and either

               (i) the declaration of all or any portion of the Loans to be due and payable pursuant to Section 8.3, or

               (ii) the giving of notice by the Administrative
          Agent, acting at the direction of the Required Lenders, to the U.S. Borrower that the Commitments have been terminated;

provided, however, with respect to the portion of Commitments available to finance the U.K. Offer, no Commitment Termination Event shall be deemed to have occurred where U.K. Acquisitions, in compliance with its obligations under Note 2 to Rule 13 of the U.K. City Code, is not permitted to withdraw the Offer.

     "Compliance Certificate" means a certificate duly completed and executed by an Authorized Officer of the U.S. Borrower, substantially in the form of Exhibit E hereto, together with such changes thereto as the Administrative Agent may from time to time request for the purpose of monitoring the Borrowers' compliance with the financial covenant contained herein.

     "Confidential Memorandum" means the Confidential Information
Memorandum dated December, 1999 prepared by the Arranger based on information provided by the U.S. Borrower with respect to the facilities described herein.

     "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Capital Securities of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

     "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the U.S. Borrower, substantially in the form of Exhibit C hereto.

     "Contribution Amount" means the Dollar Equivalent of
$82,500,000.

     "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the U.S. Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

     "Credit Extension" means, as the context may require,

          (a)  the making of a Loan by a Lender;

          (b) the issuance of any Letter of Credit, or the extension of any Stated Expiry Date of any existing Letter of Credit, by the Issuer; or

          (c)  the issuance of the Loan Note Guaranty by the Loan
     Note Guarantor.()

     "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

     "Defaulting Lender" is defined in Section 4.11.

     "Determination Date" is defined in Section 2.9.1.

     "Disbursement" is defined in Section 2.6.2.

     "Disbursement Date" is defined in Section 2.6.2.

     "Disclosure Schedule" means the Disclosure Schedule attached hereto as Schedule I, as it may be amended, supplemented, amended and restated or otherwise modified from time to time by the Borrowers with the written consent of the Required Lenders.

     "Disposable Amount" means, initially, $50,000,000 as such amount is reduced, Dollar for Dollar, by the amount of any (a) Permitted Acquisitions, (b) repurchase or redemption of Capital Securities permitted pursuant to clause (b) of Section 7.2.6, (c) Investments permitted pursuant to clause (j) of Section 7.2.5 and Indebtedness incurred pursuant to clause (j) of Section 7.2.2.

     "Disposition" (or similar words such as "Dispose") means any sale, transfer, lease, contribution or other conveyance (including by way of merger) of, or the granting of options, warrants or other rights to, any of the U.S. Borrower's or its Subsidiaries' assets (including accounts receivable and Capital Securities of Subsidiaries) to any other Person (other than to another Subsidiary) in a single transaction or series of related transactions.

     "Dollar" and the sign "$" mean lawful money of the United
States.

     "Dollar Equivalent" means, at any time, (a) as to any amount denominated in Dollars, the amount thereof at such time, and (b) as to any amount denominated in an Other Currency, the equivalent amount in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate for the purchase of Dollars with such Other Currency on the most recent Determination Date.

     "Domestic Office" means the office of a Lender designated as its "Domestic Office" on Schedule II hereto or in a Lender
Assignment Agreement, or such other office within the United
States as may be designated from time to time by notice from such Lender to the Administrative Agent and the U.S. Borrower.

     "Dow Jones Market Screen 3740 or 3750" means the Telerate display page designated as "3740" or "3750" on the Dow Jones Market Service (or such other display page or service that the Administrative Agent may choose for the purpose of displaying British Bankers' Association interest settlement rates for Dollars or Other Currency).

     "Effective Date" means the date this Agreement becomes effective pursuant to Section 10.8.

     "Eligible Assignees" means each Lender, any Affiliate of a Lender, any commercial bank, commercial finance company or other financial institution, any fund that invests in loans (including any Related Fund) and any other Person approved in writing by the Administrative Agent other than direct packaging industry competitors of the U.S. Borrower identified by the U.S. Borrower and acknowledged by the Administrative Agent.

     "EMU" means economic and monetary union as contemplated in the Treaty on European Union.

     "EMU Legislation" means legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency (whether known as the euro or otherwise), being in part the implementation of the third stage of EMU.

     "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to Sections of ERISA also refer to any successor Sections thereto.

     "Euro" means the single currency of Participating Member
States of the European Union.

     "Euro Unit" means a currency unit of the Euro.

     "Event of Default" is defined in Section 8.1.

     "Exemption Certificate" is defined in clause (e) of Section
4.6.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

          (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

          (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative
     Agent from three federal funds brokers of recognized standing selected by it.()

     "Fee Letter" means that certain second amended and restated confidential letter, dated as of February 23, 2000, among First Union National Bank, First Union Securities, Inc., and the U.S. Borrower, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

     "Field Group" means Field Group plc, a public limited company organized under the laws of England and Wales.

     "First Union" is defined in the preamble.

     "Fiscal Quarter" means a quarter ending on the last day of March, June, September or December.

     "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal
Year with a number corresponding to any calendar year (e.g., the "2000 Fiscal Year") refer to the Fiscal Year ending on December
31 of such calendar year.

     "Foreign Employee Benefit Plan" means any employee benefit plan as defined in Section 3(3) of ERISA which is maintained or contributed to for the benefit of the employees of the Borrowers, any of its Subsidiaries or any of its ERISA Affiliates, but which is not covered by ERISA pursuant to ERISA Section 4(b)(4).

     "Foreign Pension Plan" means any employee benefit plan as defined in Section 3(3) of ERISA which (i) is maintained or contributed to for the benefit of employees of the Borrowers, any of its Subsidiaries or any of its ERISA Affiliates, (ii) is not covered by ERISA pursuant to Section 4(b)(4) of ERISA, and (iii) under applicable local law, is required to be funded through a trust or other funding vehicle.

     "Foreign Subsidiary" means any Subsidiary that is not a U.S.
Subsidiary.

     "F.R.S. Board" means the Board of Governors of the Federal
Reserve System or any successor thereto.

     "GAAP" is defined in Section 1.4.

     "Georgia Pacific Indemnity" means the Amended and Restated Indemnity Agreement, dated as of November 12, 1999, between Wisconsin Tissue Mills Inc. and Georgia-Pacific Corporation, as amended, supplemented, amended and restated or otherwise modified in accordance with Section 7.2.11.

     "Governmental Authority" means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Guaranty Fee" is defined in Section 3.3.4.

     "Guaranty" means the U.K. Subsidiary Guaranty and/or the Subsidiary Guaranty.

     "Hazardous Material" means

          (a)  any "hazardous substance", as defined by CERCLA;

          (b)  any "hazardous waste", as defined by the Resource
     Conservation and Recovery Act, as amended; or

          (c) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance (including any petroleum product) within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended.()

     "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under currency exchange agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

     "herein", "hereof", "hereto", "hereunder" and similar terms contained in any Loan Document refer to such Loan Document as a whole and not to any particular Section, paragraph or provision of such Loan Document.

     "Honor Date" is defined in clause (b) of Section 2.7.1.

     "Immaterial Subsidiary" means each Subsidiary of the U.S. Borrower that (a) accounted for no more than 3% of the consolidated gross revenues of the U.S. Borrower and its Subsidiaries, (b) has assets which represent no more than 3% of the consolidated gross assets of the U.S. Borrower and its Subsidiaries, in each case, as of the last day of the most recently completed Fiscal Quarter with respect to which, pursuant to clauses (a) or (b) of Section 7.1.1, financial statements have been, or are required to have been, delivered by the U.S. Borrower and (c) and has been identified as such on Item 1.1 of the Disclosure Schedule ("Immaterial Subsidiaries"), as such
Schedule is updated from time to time with prior notice to the Administrative Agent.

     "Impermissible Qualification" means any qualification or exception to the opinion or certification of any independent public accountant as to any financial statement of the U.S.
Borrower

          (a)  which is of a "going concern" or similar nature;

          (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

          (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrowers to be in Default.()

     "Inactive Subsidiary" means each Subsidiary listed on Item
1.2 of the Disclosure Schedule ("Inactive Subsidiaries").

     "include" and "including" means including without limiting the generality of any description preceding such term, and, for purposes of each Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

     "Indebtedness" of any Person means:

          (a) all obligations of such Person for borrowed money or advances and all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

          (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

          (c)  all Capitalized Lease Liabilities of such Person;

          (d) for purposes of Section 8.1.5 only, all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

          (e)  net liabilities of such Person under all Hedging
     Obligations;

          (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services excluding trade accounts payable in the ordinary course of business which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person, and indebtedness secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on property owned or being acquired by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

          (g)  obligations arising under Synthetic Leases; and

          (h) all Contingent Liabilities of such Person in respect of any of the foregoing.()

The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

     "Indemnified Liabilities" is defined in Section 10.4.

     "Indemnified Parties" is defined in Section 10.4.

     "Interest Period" means, relative to any LIBO Rate Loan, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Sections 2.3 or 2.4 and shall end on (but exclude) the day which numerically corresponds to such date one, two or three months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), as the U.S. Borrower may select in its relevant notice pursuant to Sections 2.3 or 2.4; provided, however, that

          (a)  the U.S. Borrower shall not be permitted to select
     Interest Periods to be in effect at any one time which have expiration dates occurring on more than five different dates;

          (b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

          (c) no Interest Period for any Loan may end later than the Stated Maturity Date for such Loan.()

     "Investment" means, relative to any Person,

          (a) any loan, advance or extension of credit made by, or Contingent Liability entered into by, such Person to or for the benefit of any other Person, including the purchase by such Person of any bonds, notes, debentures or other debt securities of any other Person; and

          (b) any Capital Securities held by such Person in any other Person.()

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such Investment.

     "Issuance Request" means a Letter of Credit request or a Loan Note Guaranty request and certificate duly executed by an Authorized Officer of the U.S. Borrower, substantially in the form of Exhibit B-2 hereto.

     "Issuer" means the Administrative Agent in its capacity as Issuer of the Letters of Credit. At the request of the Administrative Agent and with the U.S. Borrower's consent (not to be unreasonably withheld), another Lender or an Affiliate of the Administrative Agent may issue one or more Letters of Credit hereunder.

     "Judgment Currency" is defined in Section 10.17.

     "Lender Assignment Agreement" means an assignment agreement substantially in the form of Exhibit H hereto.

     "Lenders" is defined in the preamble (including any Person that becomes a Lender pursuant to Section 10.11.1).

     "Lender's Environmental Liability" means any and all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages), disbursements or expenses of any kind or nature whatsoever (including reasonable attorneys' fees at trial and appellate levels and experts' fees and disbursements and expenses incurred in investigating, defending against or prosecuting any litigation, claim or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against the Administrative Agent, any Lender, the Issuer, the Loan Note Guarantor or any of such Person's Affiliates, shareholders, directors, officers, employees, and agents in connection with or arising from:

          (a) any Hazardous Material on, in, under or affecting all or any portion of any property of the U.S. Borrower or any of its Subsidiaries, the groundwater thereunder, or any surrounding areas thereof to the extent caused by Releases from the U.S. Borrower's or any of its Subsidiaries' or any of their respective predecessors' properties;

          (b) any misrepresentation, inaccuracy or breach of any warranty, contained or referred to in Section 6.12;

          (c)  any violation or claim of violation by the U.S.
     Borrower or any of its Subsidiaries of any Environmental
     Laws; or

          (d) the imposition of any lien for damages caused by or the recovery of any costs for the cleanup, release or threatened release of Hazardous Material by the U.S. Borrower or any of its Subsidiaries, or in connection with any property owned or formerly owned by the U.S. Borrower or any of its Subsidiaries.()

     "Letter of Credit" is defined in Section 2.1.2.

     "Letter of Credit Commitment" means the Issuer's obligation to issue Letters of Credit pursuant to Section 2.1.2 and, with respect to each Revolving Loan Lender, the obligations of each such Lender to participate in such Letters of Credit pursuant to
Section 2.6.1.

     "Letter of Credit Commitment Amount" means, on any date, a maximum amount of $10,000,000, as such amount may be permanently reduced from time to time pursuant to Section 2.2.

     "Letter of Credit Outstandings" means, on any date, an amount equal to the sum of (a) the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit, and (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

     "LIBO Rate" means, relative to any Interest Period, either
(a) the rate of interest per annum determined by the Administrative Agent (rounded upward to the nearest 1/16 of 1%) appearing on, in the case of Dollars, the Dow Jones Market Screen 3740 or 3750 and in the case of Other Currency, Reuters screen LIBO page QOLIBOR1 (or, in each case, if more than one rate appears on such screen, the arithmetic mean for all such rates rounded upward to the nearest 1/16 of 1%) as the London interbank offered rate for deposits in the applicable currency at approximately 11:00 A.M., London time, on the second full Business Day preceding the first day of such Interest Period, and in an amount approximately equal to the amount of the Administrative Agent's LIBO Rate Loan and for a period approximately equal to such Interest Period or (b) if such rate is for any reason not available, the rate per annum equal to the rate at which the Administrative Agent or its designee is offered deposits in such currency at or about 11:00 A.M. London, England time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its LIBO Rate Loans are then being conducted for settlement in immediately available funds, for delivery on the first day of such Interest Period for the number of days comprised therein, and in an amount comparable to the amount of its LIBO Rate Loan to be outstanding during such Interest Period.

     "LIBO Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a rate of interest determined by reference to the LIBO Rate (Reserve
Adjusted).

     "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO
Rate Loan for any Interest Period,

          (a)  which is denominated in Dollars, a rate per annum
     (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:


             LIBO Rate (Reserve    =          LIBO Rate
                  Adjusted)
                                         1.00 - LIBOR Reserve
                                             Percentage

          (b) which is denominated in Sterling (and funded by the Borrowers in the United Kingdom) or Euro Units, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:()

             LIBO Rate (Reserve    =   LIBO Rate + Associated
                  Adjusted)                    Costs

The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO
Rate Loans will be determined by the Administrative Agent on the basis of the LIBOR Reserve Percentage in effect two Business Days before the first day of such Interest Period.

     "LIBOR Office" means the office of a Lender designated as its "LIBOR Office" on Schedule II hereto or in a Lender Assignment Agreement, or such other office designated from time to time by notice from such Lender to the U.S. Borrower and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining the LIBO Rate Loans of such Lender.

     "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of or including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

     "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or other priority or preferential arrangement of any kind or nature whatsoever, to secure payment of a debt or performance of an obligation.

     "Loan" means, as the context may require, a Revolving Loan, Other Currency Loan or a Swing Line Loan of any type.

     "Loan Documents" means, collectively, this Agreement, the Letters of Credit, the Notes, each Rate Protection Agreement, the Fee Letter, the Loan Note Guaranty, each Guaranty, each Pledge Agreement, each agreement pursuant to which the Administrative Agent is granted a Lien to secure any Obligations (including each Pledge Agreement) and each other agreement, certificate, document or instrument delivered in connection with any Loan Document, whether or not specifically mentioned herein or therein.

     "Loan Note Advance" means an advance pursuant to clause (b) of Section 2.7.1.

     "Loan Note Guaranty" means a payment guaranty of the Loan Note Guarantor of the Loan Notes pursuant to a Deed constituting Floating Rate Unsecured Loan Notes executed and delivered by an Authorized Officer of the Loan Note Guarantor pursuant to the terms of this Agreement in form and substance reasonably satisfactory to the Administrative Agent.

     "Loan Note Guaranty Commitment" means the obligation of the Loan Note Guarantor to issue the Loan Note Guaranty pursuant to
Section 2.7.

     "Loan Note Guaranty Commitment Amount" means, on any date, an amount in Sterling that is the Dollar Equivalent of $85,000,000; provided, that such amount may be increased by an amount up to the Dollar Equivalent of $5,000,000 with prior written notice by the U.S. Borrower to the Administrative Agent and concurrently with such increase, the Other Currency Loan Commitment Amount automatically shall be decreased by any such increase in the Loan Note Guaranty Commitment Amount (and the Borrowers shall have paid the fee in connection with such increase pursuant to Section 3.3.4).

     "Loan Note Guarantor" means First Union, London Branch.

     "Loan Note Guaranty Obligations" means at any time the sum of (a) the aggregate undrawn amount of the Loan Note Guaranty plus (b) the amount of all unreimbursed drawings under the Loan
Note Guaranty, including all Loan Note Advances.

     "Loan Notes" means notes issued by U.K. Acquisitions to individual shareholders of the U.K. Target pursuant to a Deed constituting Floating Rate Unsecured Loan Notes, as payment for the U.K. Target Shares.

     "Material Adverse Effect" means a material adverse effect on
(a) the assets, business, condition (financial or otherwise), operations, liabilities, debt service capacity, performance, properties or prospects of any Borrower, the U.S. Borrower and its Subsidiaries taken as a whole, U.K. Holdings, or the U.K. Target, in each case together with its Subsidiaries, taken as a whole, (b) the rights and remedies of any Secured Party under any Loan Document or (c) the ability of any Obligor to perform its Obligations under any Loan Document.

     "Material Obligor" means each Obligor that is not an Immaterial Subsidiary.

     "Merge" means for any Person to liquidate or dissolve, consolidate with, or merge into or with, any other Person, or purchase or otherwise acquire all or substantially all of the assets of any Person (or any division thereof)

     "Moody's" means Moody's Investors Service, Inc.

     "National Currency Unit" means a unit of currency (other than a Euro Unit) of a Participating Member State.

     "Net Debt Proceeds" means, with respect to the sale or issuance by the U.S. Borrower or any of their respective
Subsidiaries to any Person of any Indebtedness after the Effective Date and permitted pursuant to clause (m) of Section
7.2.2 or incurred with the prior written consent of the Required
Lenders, the excess of

          (a) the gross cash proceeds received by such Person from such sale or issuance,

over

          (b) all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such sale or issuance which have not been paid to Affiliates of such Person in connection therewith.()

     "Net Disposition Proceeds" means, with respect to any Disposition of any assets of the U.S. Borrower or any of its Subsidiaries (other than sales permitted pursuant to clause (a), (b) or (c) of Section 7.2.10, or a Disposition of such Person's own Capital Securities), the excess of

          (a) the gross cash proceeds received by the U.S. Borrower or such Subsidiary from any such Disposition and any cash payments received in respect of promissory notes or other non-cash consideration delivered to the U.S. Borrower or such Subsidiary in respect thereof, less

          (b) the sum (without duplication) of (i) all reasonable and customary fees and expenses with respect to legal, investment banking, brokerage, accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such Disposition,
     (ii) all Taxes and other governmental costs and expenses actually paid or estimated by the U.S. Borrower or such Subsidiary to be payable in cash in connection with such Disposition, and (iii) payments made by the U.S. Borrower or such Subsidiary to retire Indebtedness (other than the Credit Extensions) of such Person where payment of such Indebtedness is required in connection with such Disposition;()

provided, however, that if, after the payment of all Taxes with respect to such Disposition, the amount of estimated Taxes, if any, pursuant to clause (b)(ii) above exceeded the Tax amount actually paid in cash in respect of such Disposition, the aggregate amount of such excess shall, at such time, constitute Net Disposition Proceeds.

     "Net Equity Proceeds" means with respect to the sale or issuance by the U.S. Borrower or any Subsidiary of the U.S. Borrower to any Person of any of its own Capital Securities, warrants or options or the exercise of any such warrants or options after the Effective Date other than the issuance of Capital Securities pursuant to any stock option, compensation, employee stock option or similar plan of the U.S. Borrower, the excess of:

          (a) the gross cash proceeds received by such Person from such sale, exercise or issuance,

over

          (b) all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements actually incurred in connection with such sale or issuance which have not been paid to Affiliates of the U.S. Borrower in connection therewith.()

     "Net Worth" means, at any time, all amounts which, in accordance with GAAP consistently applied, would be included under shareholders' equity on a consolidated balance sheet of the U.S. Borrower and its Subsidiaries at such time; provided that, in any event, such amounts are to be net of amounts carried on the books of the U.S. Borrower and its Subsidiaries for (a) any treasury stock and (b) any write-up in the book value of any assets of the U.S. Borrower or any of its Subsidiaries resulting from a revaluation thereof.

     "No Less Favorable Terms and Conditions" means, with respect to any refinancing of any Indebtedness permitted hereunder, terms and conditions which are no less favorable to the Lenders and evidenced by documentation which shall not (a) increase the principal amount of such outstanding Indebtedness, (b) reduce either the tenor or the average life of such Indebtedness, (c) change the respective primary obligor(s) on the refinancing Indebtedness (d) change the security, if any, for the refinancing Indebtedness (except to the extent that less security is granted to holders of such refinancing Indebtedness) and (e) afford the holders of such refinancing Indebtedness other covenants, defaults, rights or remedies, taken as a whole, more burdensome to the obligor(s) than those contained in such Indebtedness (and in the case of Subordinated Debt, none of the subordination provisions contained in the refinancing Indebtedness shall be less favorable to the Lenders, the Issuer, the Loan Note Guarantor and the Administrative Agent than the Indebtedness so refinanced).

     "Non-Excluded Taxes" means any Taxes other than net income and franchise Taxes imposed with respect to any Secured Party by a Governmental Authority under the laws of which such Secured Party is organized or in which it maintains its applicable lending office.

     "Non-U.S. Lender" means any Lender that is not a "United
States person", as defined under Section 7701(a)(30) of the Code.

     "Note" means, as the context may require, a Revolving Note, Other Currency Note, or a Swing Line Note.

     "Obligations" means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of the Borrowers and each other Obligor arising under or in connection with a Loan Document, including Reimbursement Obligations and the principal of and premium, if any, and interest (including interest accruing during, or which would have accrued but for, the pendency of any proceeding of the type described in Section 8.1.9, whether or not allowed in such proceeding) on the Loans.

     "Obligor" means, as the context may require, each Borrower and each other Person (other than a Secured Party) obligated under any Loan Document.

     "Organic Document" means, relative to any Obligor, as applicable, its certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement, operating agreement and all shareholder agreements, voting trusts and similar arrangements applicable to any of such Obligor's partnership interests, limited liability company interests or authorized shares of Capital Securities.

     "Other Currency" means Sterling and Euro Units.

     "Other Currency Lender" means First Union, London Branch, in its capacity as the Other Currency Lender.

     "Other Currency Loans" is defined in clause (c) of Section
2.1.1.

     "Other Currency Loan Commitment" is defined in clause (c) of
Section 2.1.1.

     "Other Currency Loan Commitment Amount" means, on any date,
$165,000,000, as such amount may be reduced from time to time pursuant to Section 2.2, or increased pursuant to Section 2.1.3.

     "Other Currency Note" means a joint and several promissory note of the Borrowers payable to the Other Currency Lender, in the form of Exhibit A-3 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrowers to the Other Currency Lender resulting from outstanding Other Currency Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "Other Person" is defined in the definition of "Subsidiary".

     "Other Taxes" means any and all stamp, documentary or similar Taxes, or any other excise or property Taxes or similar levies that arise on account of any payment made or required to be made under any Loan Document or from the execution, delivery, registration, recording or enforcement of any Loan Document.

     "Participant" is defined in Section 10.11.2.

     "Participating Member State" means each such state so described in any EMU Legislation.

     "PBGC" means the Pension Benefit Guaranty Corporation and any Person succeeding to any or all of its functions under ERISA.

     "Pea Soup Acquisition" means the printing and packaging company located in the Southeast United States to be purchased by Chesapeake Display and Packaging Company for no more than $35,000,000.

     "Pension Plan" means a "pension plan", as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which the U.S. Borrower or any corporation, trade or business that is, along with the U.S. Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

     "Percentage" means, relative to any Lender, the applicable percentage relating to Revolving Loans set forth opposite its name on Schedule II hereto under the Revolving Loan Commitment column or set forth in a Lender Assignment Agreement under the Revolving Loan Commitment column, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreements executed by such Lender and its Assignee Lender and delivered pursuant to Section 10.11.1.

     "Permitted Acquisition" means an acquisition (whether pursuant to an acquisition of Capital Securities, assets or otherwise) by the U.S. Borrower or any Subsidiary from any Person of a business in which the following conditions are satisfied:

          (a) immediately before and after giving effect to such acquisition no Default shall have occurred and be continuing or would result therefrom on a pro forma basis (including under Section 7.2.1);

          (b) such acquisition has been approved and recommended by the board of directors or general partner (or similar entity) of the Person to be acquired or which owns the assets to be acquired;

          (c) the Borrower shall have furnished to the Administrative Agent (which shall promptly distribute the same to the Lenders), prior to the consummation of such acquisition, pro forma projections and other details (with reasonable assumptions) with respect to the Person, Persons, or assets to be acquired; and

          (d) the total cash consideration payable in respect of any one acquisition does not exceed the Disposable Amount.()

     "Permitted Liens" is defined in Section 7.2.3.

     "Person" means any natural person, corporation, limited liability company, partnership, joint venture, association, trust or unincorporated organization, Governmental Authority or any other legal entity, whether acting in an individual, fiduciary or other capacity.

     "Pledge Agreement" means, as the context may require, the U.S. Borrower Foreign Pledge Agreement, the U.K. Acquisitions II Pledge Agreement, the U.K. Acquisitions I Pledge Agreement, the U.K. Holdings Pledge Agreement and any other agreement pursuant to which the Administrative Agent is granted a Lien on Capital Securities.

     "Pledged Subsidiary" means each Subsidiary in respect of which the Administrative Agent has been granted a security interest in or a pledge of (a) any of the Capital Securities of such Subsidiary and (b) any intercompany notes of such Subsidiary owing to the U.S. Borrower or another Subsidiary.

     "Quarterly Payment Date" means the last day of March, June, September and December, or, if any such day is not a Business
Day, the next succeeding Business Day.

     "Rate Protection Agreement" means, collectively, any interest rate swap, cap, collar or similar agreement entered into by the U.S. Borrower or any of its Subsidiaries under which the counterparty of such agreement is (or at the time such agreement was entered into, was) a Lender or an Affiliate of a Lender.

     "Refunded Swing Line Loans" is defined in clause (b) of
Section 2.3.2.

     "Refunded Other Currency Loans" is defined in Section 2.3.3.

     "Register" is defined in clause (b)(i) of Section 2.8.

     "Reimbursement Obligation" is defined in Section 2.6.3.

     "Related Fund" means, with respect to any Lender which is a fund that invests in loans, any other fund that invests in loans and whose decisions relating to such loans are controlled (by contract or otherwise) by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

     "Release" means a "release", as such term is defined in CERCLA.

     "Replacement Lender" is defined in clause (g) of Section
10.11.1.

     "Required Lenders" means, (a) at any time that there is more than one Lender and any Lender holds greater than 50% of the Total Exposure Amount, such Lender plus one other Lender, and (b) at any other time, Lenders holding greater than 50% of the Total Exposure Amount.

     "Resource Conservation and Recovery Act" means the Resource
Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended.

     "Restricted Payment" means the declaration or payment of any dividend (other than dividends payable solely in Capital Securities of the U.S. Borrower or any Subsidiary) on, or the making of any payment or distribution on account of, or setting apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of any class of Capital Securities of the U.S. Borrower or any Subsidiary or any warrants or options to purchase any such Capital Securities, whether now or hereafter outstanding, or the making of any other distribution in respect thereof, either directly or indirectly, whether in cash or property, obligations of the U.S. Borrower or any Subsidiary or otherwise.

     "Revolving Loans" is defined in clause (a) of Section 2.1.1.

     "Revolving Loan Commitment" means, relative to any Lender, such Lender's obligation (if any) to make Revolving Loans pursuant to clause (a) of Section 2.1.1.

     "Revolving Loan Commitment Amount" means, on any date, the Dollar Equivalent of $250,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

     "Revolving Loan Commitment Termination Date" means the earliest of

          (a) March 1, 2000 (if the U.K. Closing Date has not occurred on or prior to such date);

          (b)  August 31, 2000;

          (c)  the date on which the Revolving Loan Commitment
     Amount is terminated in full or reduced to zero pursuant to the terms of this Agreement; and

          (d) the date on which any Commitment Termination Event occurs.()

Upon the occurrence of any event described above, the Revolving
Loan Commitments shall terminate automatically and without any further action.

     "Revolving Loan Lender" is defined in clause (a) of Section
2.1.1.

     "Revolving Note" means a joint and several promissory note of the Borrowers payable to any Revolving Loan Lender, in the form of Exhibit A-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrowers to such Revolving Loan Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "S&P" means Standard & Poor's Rating Services, a division of
McGraw-Hill, Inc.

     "SEC" means the Securities and Exchange Commission.

     "Secured Parties" means, collectively, the Lenders, the Issuer, the Loan Note Guarantor, the Administrative Agent, each counterparty to a Rate Protection Agreement that is (or at the time such Rate Protection Agreement was entered into, was) a Lender or an Affiliate thereof and (in each case), each of their respective successors, transferees and assigns.

     "Senior Notes" means (a) the U.S. Borrower's 7.20% Debentures due March 15, 2005 in an original stated amount of $85,000,000 (b) the U.S. Borrower's 10 3/8% Senior Notes due October 1, 2000 in an original stated amount of $55,000,000 and
(c) the U.S. Borrower's 9 7/8% Debentures due May 1, 2003 in an original stated amount of $60,000,000.

     "Senior Notes Documents" means the Indenture, dated as of July 15, 1985, between The Bank of New York, as trustee and the U.S. Borrower, each supplement thereto, the Senior Notes, in each case, as amended, supplemented, amended and restated or otherwise modified in accordance with Section 7.2.11.

     "Senior Notes Obligations" means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of the U.S. Borrower arising under or in connection with any Senior Notes Documents.

     "Sharing Agreements" means (a) the Activities Agreement, dated as of November 12, 1987, among the U.S. Borrower and various Subsidiaries and (b) the Services Agreement, dated as of December 31, 1997, among the U.S. Borrower and various Subsidiaries; in each case, as amended, supplemented, amended and restated or otherwise modified in accordance with Section 7.2.11.

     "Shorewood Shares" means Capital Securities of Shorewood
Packaging Corporation, a Delaware corporation.

     "Solvent" means, with respect to any Person and its Subsidiaries on a particular date, that on such date (a) the fair value of the property of such Person and its Subsidiaries on a consolidated basis is greater than the total amount of liabilities, including contingent liabilities, of such Person and its Subsidiaries on a consolidated basis, (b) the present fair salable value of the assets of such Person and its Subsidiaries on a consolidated basis is not less than the amount that will be required to pay the probable liability of such Person and its Subsidiaries on a consolidated basis on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it or its Subsidiaries will, incur debts or liabilities beyond the ability of such Person and its Subsidiaries to pay as such debts and liabilities mature, and (d) such Person and its Subsidiaries on a consolidated basis is not engaged in business or a transaction, and such Person and its Subsidiaries on a consolidated basis is not about to engage in business or a transaction, for which the property of such Person and its Subsidiaries on a consolidated basis would constitute an unreasonably small capital. The amount of Contingent Liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, can reasonably be expected to become an actual or matured liability.

     "Spot Rate" for any Other Currency means the rate quoted by the Administrative Agent as the spot rate for the purchase by the Administrative Agent of such Other Currency with Dollars through its foreign exchange trading office at approximately 9:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made.

     "Stated Amount" means, on any date and with respect to a (a) particular Letter of Credit, the total amount then available to be drawn under such Letter of Credit and (b) the Loan Note
Guaranty, the total amount available to be drawn under the Loan
Note Guaranty.

     "Stated Expiry Date" is defined in Section 2.6.

     "Stated Maturity Date" means August 31, 2000.

     "Sterling" and "L" mean the lawful currency of the United
Kingdom of Great Britain and Northern Ireland.

     "Stock Exchange" means London Stock Exchange Limited.

     "Sub Debt Documents" means, collectively, the loan agreements, indentures, note purchase agreements, promissory notes, guarantees, and other instruments and agreements evidencing the terms of Subordinated Debt, as amended, supplemented, amended and restated or otherwise modified in accordance with Section 7.2.11.

     "Subordinated Debt" means unsecured Indebtedness of the U.S. Borrower subordinated in right of payment to the Obligations pursuant to documentation containing redemption and other prepayment events, maturities, amortization schedules, covenants, events of default, remedies, acceleration rights, subordination provisions and other material terms satisfactory to the Administrative Agent.

     "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership or other entity ("Other Person") of which more than 50% of the Voting Securities of such Other Person (irrespective of whether at the time Capital Securities of any other class or classes of such Other Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person. Unless the context otherwise specifically requires, the term "Subsidiary" shall be a reference to a Subsidiary of the U.S. Borrower.

     "Subsidiary Guarantor" means each Subsidiary of the U.S.
Borrower that has executed and delivered to the Administrative
Agent the Subsidiary Guaranty or the U.K. Subsidiary Guaranty.

     "Subsidiary Guaranty" means the subsidiary guaranty executed and delivered by each Subsidiary that is not an Inactive Subsidiary pursuant to the terms of this Agreement, in form and substance satisfactory to the Administrative Agent, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Success Date" means the date on which all the conditions of the U.K. Offer have been fulfilled or waived (if waived, with the prior written approval of the Administrative Agent to the extent such approval is required in accordance with the remaining provisions of this Agreement) and the U.K. Offer becomes or is declared wholly unconditional in all respects.

     "Swing Line Lender" means the Administrative Agent, in its capacity as the Swing Line Lender.

     "Swing Line Loan" is defined in clause (b) of Section 2.1.1.

     "Swing Line Loan Commitment" is defined in clause (b) of
Section 2.1.1.

     "Swing Line Loan Commitment Amount" means, on any date, $0.

     "Swing Line Note" means a joint and several promissory note of the Borrowers payable to the Swing Line Lender, in form and substance satisfactory to the Swing Line Lender (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrowers to the Swing Line Lender resulting from outstanding Swing Line Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "Synthetic Lease" means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is not a capital lease in accordance with GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for federal income Tax purposes, other than any such lease under which that Person is the lessor.

     "Taxes" means any and all income, stamp or other taxes, duties, levies, imposts, charges, assessments, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all interest, penalties or similar liabilities with respect thereto.

     "Termination Date" means the date on which all Obligations have been paid in full in cash, all Letters of Credit have been terminated, expired or Cash Collateralized, the Loan Note
Guaranty has been terminated, expired or Cash Collateralized, all Rate Protection Agreements have been terminated and all Commitments shall have permanently terminated.

     "Timberlands" means all or substantially all of the timberlands held by the U.S. Borrower and its Subsidiaries.

     "Total Debt" means, on any date, without duplication, the outstanding principal amount of all Indebtedness of the U.S. Borrower and its Subsidiaries of the type referred to in clause
(a), clause (b), clause (c) and clause (g), in each case of the definition of "Indebtedness" (exclusive of intercompany Indebtedness between the U.S. Borrower and its Subsidiaries) and any Contingent Liability in respect of any of the foregoing.

     "Total Exposure Amount" means, on any date of determination
(and without duplication), the outstanding principal amount of all Loans, the aggregate amount of all Letter of Credit
Outstandings, Loan Note Guaranty Obligations and the unfunded amount of the Commitments.

     "Treaty on European Union" means the Treaty of Rome of 25 March 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on 7 February 1992, and came into force on 1 November 1993) as amended from time to time.

     "type" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

     "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, that if, with respect to any financing statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Administrative Agent pursuant to the applicable Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, UCC means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Loan Document and any financing statement relating to such perfection or effect of perfection or non-perfection.

     "U.K. Acquisition" is defined in the fourth recital.

     "U.K. Acquisitions" is defined in the preamble.

     "U.K. Acquisitions I" is defined in the preamble.

     "U.K. Acquisitions I Pledge Agreement" means the Deed of Charge and Memorandum of Deposit executed and delivered by an Authorized Officer of U.K. Acquisitions I, substantially in the form of Exhibit F-4 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "U.K. Acquisitions II Pledge Agreement" means the Deed of Charge and Memorandum of Deposit executed and delivered by an Authorized Officer of U.K. Acquisitions I, substantially in the form of Exhibit F-2 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "U.K. Borrower" is defined in the preamble.

     "U.K. City Code" means the City Code on Takeovers and
Mergers for the time being in effect with respect to takeovers and mergers in the United Kingdom.

     "U.K. Closing Date" means the date on which all conditions precedent set forth in Section 5.1 are satisfied or waived by Required Lenders, but in no event shall such date be later than February 24, 2000.

     "U.K. Closing Date Certificate" means the closing date certificate executed and delivered by the U.K. Borrowers pursuant to the terms of this Agreement, substantially in the form of Exhibit D hereto.

     "U.K. Equity Contribution" is defined in the third recital.

     "U.K. Holdings" is defined in the preamble.

     "U.K. Holdings Pledge Agreement" means the Deed of Charge and Memorandum of Deposit executed and delivered by an Authorized Officer of U.K. Holdings, substantially in the form of Exhibit F-3 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "U.K. Obligations" means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of the U.K. Borrowers and their Subsidiaries arising under or in connection with a Loan Document, including Reimbursement Obligations and the principal of and premium, if any, interest (including interest accruing during, or which would have accrued but for, the pendency of any proceeding of the type described in
Section 8.1.9, whether or not allowed in such proceeding) and indemnities on the Loans borrowed by each U.K. Borrower.

Notwithstanding anything to the contrary contained herein, the U.K. Obligations shall not include any Credit Extensions actually made to any Person that is not a U.K. Borrower.

     "U.K. Obligor" means the U.S. Borrower, the U.K. Borrowers and each other U.K. Subsidiary executing a Loan Document.

     "U.K. Offer" is defined in the second recital.

     "U.K. Offer Document" means the document issued on behalf of U.K. Acquisitions setting out the terms and conditions of the U.K. Offer.

     "U.K. Offer Materials" means, at any time, each of the Announcement and the U.K. Offer Document as each of the same may be varied, revised, amended or supplemented in accordance with the provisions of this Agreement.

     "U.K. Offer Price" means L2.65 per U.K. Ordinary Share.

     "U.K. Refinancing" is defined in the fifth recital.

     "U.K. Ordinary Shares" means the existing unconditionally allotted or issued and fully paid ordinary shares of 0.10p each in the capital of U.K. Target and any further shares which are unconditionally allotted or issued prior to the date on which the U.K. Offer closes (or such earlier date or dates as U.K. Acquisitions may, subject to the U.K. City Code, decide) and "U.K. Ordinary Share" shall be defined accordingly.

     "U.K. Shares Acquisition" is defined in the fourth recital.

     "U.K. Subsidiary" means any Subsidiary that is incorporated or organized under the laws of the England and Wales or Northern
Ireland.

     "U.K. Subsidiary Guaranty" means the subsidiary guaranty executed and delivered by each U.K. Subsidiary that is not an Inactive Subsidiary pursuant to the terms of this Agreement, substantially in the form of Exhibit G hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "U.K. Success Date" means the date on which all the conditions of the U.K. Offer have been fulfilled or waived (if waived, with the prior written approval of the Administrative Agent to the extent such approval is required in accordance with the remaining provisions of this Agreement) and the U.K. Offer becomes or is declared wholly unconditional in all respects.

     "U.K. Target" is defined in the first recital.

     "U.K. Target Shares" means all of the U.K. Ordinary Shares in the U.K. Target actually acquired by U.K. Acquisitions, whether as a result of the U.K. Offer, pursuant to the procedures under Sections 421 to 423F of the Companies (Northern Ireland)
Order 1986 (as amended) as a result of the U.K. Offer or otherwise (including through market purchases).

     "U.K. Transaction" is defined in the fifth recital.

     "U.K. Transaction Documents" means, collectively, the U.K. Offer Materials and the other documents executed or delivered in connection with the U.K. Transaction, in each case as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with Section 7.2.11.

     "United States" or "U.S." means, the United States of
America, its fifty states and the District of Columbia.

     "U.S. Borrower" is defined in the preamble.

     "U.S. Borrower Foreign Pledge Agreement" means the Deed of Charge and Memorandum of Deposit executed and delivered by an Authorized Officer of the U.S. Borrower, substantially in the form of Exhibit F-1 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Voting Securities" means, with respect to any Person, Capital Securities of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

     "Welfare Plan" means a "welfare plan", as such term is defined in Section 3(1) of ERISA.

     "wholly owned Subsidiary" means any Subsidiary all of the outstanding Capital Securities of which (other than any director's qualifying shares or investments by foreign nationals mandated by applicable laws) is owned directly or indirectly by the U.S. Borrower.

     SECTION 1.20   Use of Defined Terms.

     Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each other Loan Document and the Disclosure Schedule, and each notice and other communication delivered from time to time in connection with any Loan Document.

     SECTION 1.30   Cross-References.

     Unless otherwise specified, references in a Loan Document to any Article or Section are references to such Article or Section of such Loan Document, and references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

     SECTION 1.4.     Accounting and Financial Determinations.

     Unless otherwise specified, all accounting terms used in each Loan Document shall be interpreted, and all accounting determinations and computations thereunder (including under Section 7.2.4 and the definitions used in such calculations) shall be made, in accordance with those generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements of the U.S. Borrower Unless otherwise expressly provided, all financial covenants and defined financial terms shall be computed on a consolidated basis for the U.S. Borrower and its Subsidiaries, in each case without duplication.


                           ARTICLE II
               COMMITMENTS, BORROWING AND ISSUANCE
             PROCEDURES, NOTES AND LETTERS OF CREDIT

     SECTION 2.1.  Commitments.

     On the terms and subject to the conditions of this Agreement, the Lenders, the Issuer and the Loan Note Guarantor severally agree to make Credit Extensions as set forth below.

     SECTION 2.1.1  Revolving Loan Commitment, Swing Line Loan
Commitment and Other Currency Loan Commitment.

     From time to time on any Business Day occurring from and after the Effective Date but prior to the Revolving Loan
Commitment Termination Date,

          (a) each Lender that has a Revolving Loan Commitment (referred to as a "Revolving Loan Lender") agrees that it will make loans (relative to such Lender, its "Revolving Loans") in Dollars to the Borrowers equal to such Lender's Percentage of the aggregate amount of each Borrowing of the Revolving Loans requested by such Borrower to be made on such day;

          (b) the Swing Line Lender agrees that it will make loans (its "Swing Line Loans") in Dollars to the Borrowers equal to the principal amount of the Swing Line Loan requested by such Borrower to be made on such day. The Commitment of the Swing Line Lender described in this clause is herein referred to as its "Swing Line Loan Commitment"; and

          (c) the Other Currency Lender agrees that it will make loans (its "Other Currency Loans") in Other Currency to the Borrowers equal to the principal amount of the Other Currency Loan requested by such Borrower to be made on such day. The Commitment of the Other Currency Lender described in this clause is herein referred to as its "Other Currency Loan Commitment".


On the terms and subject to the conditions hereof, the Borrowers may from time to time borrow, prepay and reborrow Revolving Loans, Swing Line Loans and Other Currency Loans. No Revolving Loan Lender shall be required to make any Revolving Loan if, after giving effect thereto, the aggregate outstanding principal amount of all Revolving Loans of such Revolving Loan Lender (without giving effect to amounts used for the U.K. Refinancing), together with such Lender's Percentage of the aggregate amount of all Swing Line Loans, Letter of Credit Outstandings, Loan Note Guaranty Obligations and Other Currency Loans, would exceed such Lender's Percentage of the then existing Revolving Loan Commitment Amount. Furthermore, the Swing Line Lender shall not be required to make Swing Line Loans if, after giving effect thereto, (i) the aggregate outstanding principal amount of all Swing Line Loans would exceed the then existing Swing Line Loan Commitment Amount or (ii) unless otherwise agreed to by the Swing

Line Lender, in its sole discretion, the sum of all Swing Line Loans and Revolving Loans made by the Swing Line Lender (without giving effect to amounts used for the U.K. Refinancing) plus the Swing Line Lender's Percentage of the aggregate amount of Letter of Credit Outstandings plus the Swing Line Lender's Percentage of the aggregate amount of Other Currency Loans plus the Swing Line Lender's Percentage of the aggregate amount of all Loan Note Guaranty Obligations would exceed the Swing Line Lender's Percentage of the then existing Revolving Loan Commitment Amount. Additionally, the Other Currency Lender shall not be required to make Other Currency Loans if, after giving effect thereto, (i) the aggregate outstanding principal amount of all Other Currency Loans would exceed the then existing Other Currency Loan Commitment Amount or (ii) unless otherwise agreed to by the Other Currency Lender, in its sole discretion, the sum of all Other Currency Loans and Revolving Loans made by the Other Currency Lender (without giving effect to amounts used for the U.K. Refinancing) plus the Other Currency Lender's Percentage of the aggregate amount of Letter of Credit Outstandings plus the Other Currency Lender's Percentage of the aggregate amount of all Swing Line Loans plus the Other Currency Lender's Percentage of the aggregate amount of all Loan Note Guaranty Obligations would exceed the Other Currency Lender's Percentage of the then existing Revolving Loan Commitment Amount.

     SECTION 2.1.2  Letter of Credit Commitment.

     From time to time on any Business Day occurring from and after the Effective Date but prior to the Revolving Loan
Commitment Termination Date, the Issuer agrees that it will

          (a)  issue one or more standby letters of credit (a
     "Letter of Credit") in Dollars for the account of any Borrower or any Subsidiary Guarantor in the Stated Amount requested by such Borrower on such day; or

          (b) extend the Stated Expiry Date of an existing standby Letter of Credit previously issued hereunder.

No Stated Expiry Date shall extend beyond the earlier of (i) five days prior to the Revolving Loan Commitment Termination Date and
(ii) unless otherwise agreed to by the Issuer in its sole discretion, one year from the date of such extension. The Issuer shall not be permitted or required to issue any Letter of Credit if, after giving effect thereto, (i) the aggregate amount of all Letter of Credit Outstandings would exceed the Letter of Credit Commitment Amount or (ii) the sum of the aggregate amount of all Letter of Credit Outstandings plus the aggregate principal amount of all Revolving Loans (without giving effect to amounts used for the U.K. Refinancing), Other Currency Loans and Swing Line Loans then outstanding would exceed the Revolving Loan Commitment Amount.

     SECTION 2.1.3  Loan Note Guaranty Commitment.

     On the U.K. Closing Date, the Loan Note Guarantor agrees that it will issue the Loan Note Guaranty for the account of U.K. Acquisitions. The Loan Note Guarantor shall not be required to issue the Loan Note Guaranty if, after giving effect thereto, (a) the aggregate amount of all Loan Note Guaranty Obligations would exceed the Loan Note Guaranty Commitment Amount or (b) the sum of the aggregate amount of all Loan Note Guaranty Obligations plus the aggregate principal amount of all Revolving Loans (without giving effect to amounts used for the U.K. Refinancing) then outstanding would exceed the Revolving Loan Commitment Amount (it being understood and agreed that the Borrowers may not request Revolving Loans or Other Currency Loans that exceed $165,000,000 in the aggregate without a corresponding decrease in the Loan Note Guarantee Commitment Amount).

     SECTION 2.20  Reduction of the Commitment Amounts.

     The Commitment Amounts are Reduction of the Commitment
Amounts.  subject to reduction from time to time pursuant to this
Section 2.2.

     SECTION 2.2.1  Optional.

     The U.S. Borrower may, from time to time on any Business Day occurring after the Effective Date, voluntarily reduce the unused amount of any Commitment Amount on the Business Day so specified by the U.S. Borrower; provided, however, that all such reductions shall require at least one Business Day's prior notice to the Administrative Agent and be permanent, and any partial reduction of any Commitment Amount shall be in a minimum amount of $5,000,000 and in an integral multiple of $1,000,000. Any optional or mandatory reduction of the Revolving Loan Commitment Amount pursuant to the terms of this Agreement which reduces the Revolving Loan Commitment Amount below the sum of (a) the Swing Line Loan Commitment Amount and (b) the Letter of Credit Commitment Amount shall result in an automatic and corresponding reduction of the Swing Line Loan Commitment Amount and/or Letter of Credit Commitment Amount (as directed by the U.S. Borrower in a notice to the Administrative Agent delivered together with the notice of such voluntary reduction in the Revolving Loan Commitment Amount) to an aggregate amount not in excess of the Revolving Loan Commitment Amount, as so reduced, without any further action on the part of the Swing Line Lender or the Issuer. Any reduction of the Revolving Loan Commitment Amount shall result in a Dollar for Dollar reduction in the Other Currency Loan Commitment Amount.

     SECTION 2.2.2  Mandatory.

     The Revolving Loan Commitment Amount shall be permanently reduced (a) as set forth in clause (b) of Section 3.1.2 and (b) by $50,000,000 on the earlier of (i) March 23, 2000 and (ii) the date on which the Borrowers borrow Loans for the U.K.
Refinancing.

     SECTION 2.30  Borrowing Procedures.

     Loans (other than Swing Line Loans) shall be made by the Lenders in accordance with Section 2.3.1, and Swing Line Loans shall be made by the Swing Line Lender in accordance with Section
2.3.2.

     SECTION 2.3.1   Borrowing Procedure.

     In the case of other than Swing Line Loans, by delivering a Borrowing Request to the Administrative Agent (or to the Other Currency Lender, in the case of Other Currency Loans, who will then forward the Borrowing Request to the Administrative Agent) on or before 11:00 a.m. (which shall be London time, in the case of Other Currency Loans) on a Business Day, any Borrower may from time to time irrevocably request, (a) on the same Business Day's notice in the case of Base Rate Loans, (b) on at least three Business Days' notice in the case of LIBO Rate Loans denominated in Dollars and (c) on at least four Business Days notice in the case of LIBO Rate Loans denominated in any Other Currency, and in either case not more than five Business Days' notice, that a Borrowing be made, in the case of LIBO Rate Loans, in a minimum amount of the Dollar Equivalent of $10,000,000 and an integral multiple of the Dollar Equivalent of $1,000,000, in the case of

Base Rate Loans, in a minimum amount of the Dollar Equivalent of $5,000,000 and an integral multiple of the Dollar Equivalent of $500,000 or, in either case, in the unused amount of the applicable Commitment; provided, however, that all of the initial Loans on the U.K. Closing Date shall be made as Base Rate Loans. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of the Loans, and shall be made on the Business Day, specified in such Borrowing Request. In the case of (x) other than Swing Line Loans denominated in Dollars, on or before 2:00 p.m. on such Business Day and (y) other than Swing Line Loans denominated in an Other Currency, by such time as the Administrative Agent may determine to be necessary for such funds to be credited on such date in accordance with normal banking practices in the place of payment, each Lender that has a Commitment to make the Loans being requested shall deposit with the Administrative Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the Borrower requesting such funds by wire transfer to the accounts such Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan. The Dollar Equivalent of any Loan denominated in any Other Currency shall be determined in accordance with Section 2.9.

     SECTION 2.3.2   Swing Line Loans.

          (a) By telephonic notice to the Swing Line Lender on or before 11:00 a.m. on a Business Day (followed (within one Business Day) by the delivery of a confirming Borrowing Request, with the Swing Line Lender to be fully protected with respect to any disputes regarding telephonic notices), any Borrower may from time to time irrevocably request that Swing Line Loans be made by the Swing Line Lender in an aggregate minimum principal amount of the Dollar Equivalent of $2,000,000 and an integral multiple of the Dollar Equivalent of $1,000,000. All Swing Line Loans shall be made as Base Rate Loans and shall not be entitled to be converted into LIBO Rate Loans. The proceeds of each Swing Line Loan shall be made available by the Swing Line Lender to the Borrower requesting such Loans by wire transfer to the account such Borrower shall have specified in its notice therefor by the close of business on the Business Day telephonic notice is received by the Swing Line Lender.

          (b) If (i) any Swing Line Loan shall be outstanding for more than four Business Days, (ii) any Swing Line Loan is or will be outstanding on a date when any Borrower requests that a Revolving Loan be made, or (iii) any Default shall occur and be continuing, then each Revolving Loan Lender (other than the Swing Line Lender) irrevocably agrees that it will, at the request of the Swing Line Lender, make a Revolving Loan (which shall initially be funded as a Base Rate Loan) in an amount equal to such Lender's Percentage of the aggregate principal amount of all such Swing Line Loans then outstanding (such outstanding Swing Line Loans hereinafter referred to as the "Refunded Swing Line Loans"). On or before 11:00 a.m. on the first Business Day following receipt by each Revolving Loan Lender of a request to make Revolving Loans as provided in the preceding sentence, each Revolving Loan Lender shall deposit in an account specified by the Swing Line Lender the amount so requested in same day funds and such funds shall be applied by the Swing Line Lender to repay the Refunded Swing Line Loans. At the time the Revolving Loan Lenders make the above referenced Revolving Loans the Swing Line Lender shall be deemed to have made, in consideration of the making of the Refunded Swing Line Loans, Revolving Loans in an amount equal to the Swing Line Lender's Percentage of the aggregate principal amount of the Refunded Swing Line Loans. Upon the making (or deemed making, in the case of the Swing Line Lender) of any Revolving Loans pursuant to this clause, the amount so funded shall become outstanding under such Revolving Loan Lender's Revolving Note and shall no longer be owed under the Swing Line Note. All interest payable with respect to any Revolving Loans made (or deemed made, in the case of the Swing Line Lender) pursuant to this clause shall be appropriately adjusted to reflect the period of time during which the Swing Line Lender had outstanding Swing Line Loans in respect of which such Revolving Loans were made. Each Revolving Loan Lender's obligation to make the Revolving Loans referred to in this clause shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, any Obligor or any Person for any reason whatsoever; (ii) the occurrence or continuance of any Default; (iii) any adverse change in the condition (financial or otherwise) of any Obligor; (iv) the acceleration or maturity of any Obligations or the termination of any Commitment after the making of any Swing Line Loan; (v) any breach of any Loan Document by any Person; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

     SECTION 2.3.3    Other Currency Loan Reimbursement.

     If (i) the Other Currency Lender so requests or (ii) any Default shall occur and be continuing, then each Revolving Loan Lender (other than the Other Currency Lender) irrevocably agrees that it will, at the request of the Other Currency Lender, make a Revolving Loan (which shall initially be funded as a Base Rate
Loan) in an amount equal to such Lender's Percentage of the aggregate principal amount of all such Other Currency Loans then outstanding (such outstanding Other Currency Loans hereinafter referred to as the "Refunded Other Currency Loans"). On or before 11:00 a.m. on the first Business Day following receipt by each Revolving Loan Lender of a request to make Revolving Loans as provided in the preceding sentence, each Revolving Loan Lender shall deposit in an account specified by the Other Currency Lender the amount so requested in same day funds and such funds shall be applied by the Other Currency Lender to repay the Refunded Other Currency Loans in Dollars. At the time the Revolving Loan Lenders make the above referenced Revolving Loans, the Other Currency Lender shall be deemed to have made, in consideration of the making of the Refunded Other Currency Loans, Revolving Loans in an amount equal to the Other Currency Lender's Percentage of the aggregate principal amount of the Refunded Other Currency Loans. All interest payable with respect to any Revolving Loans made (or deemed made, in the case of the Other Currency Lender) pursuant to this clause shall be appropriately adjusted to reflect the period of time during which the Other Currency Lender had outstanding Other Currency Loans in respect of which such Revolving Loans were made. Each Revolving Loan Lender's obligation to make the Revolving Loans referred to in this clause shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Other Currency Lender, any Obligor or any Person for any reason whatsoever; (ii) the occurrence or continuance of any Default; (iii) any adverse change in the condition (financial or otherwise) of any Obligor; (iv) the acceleration or maturity of any Obligations or the termination of any Commitment after the making of any Other Currency Loan; (v) any breach of any Loan Document by any Person; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

     SECTION 2.40  Continuation and Conversion Elections.

     By delivering a Continuation/Conversion Notice to the Administrative Agent on or before 10:00 a.m. on a Business Day, the U.S. Borrower may from time to time irrevocably elect, on not less than one Business Day's notice in the case of Base Rate Loans, or three Business Days' notice in the case of LIBO Rate Loans, and in either case not more than five Business Days' notice, that all, or any portion in an aggregate minimum amount of the Dollar Equivalent of $10,000,000 and an integral multiple of the Dollar Equivalent of $1,000,000 be, in the case of Base Rate Loans, converted into LIBO Rate Loans or be, in the case of LIBO Rate Loans, converted into Base Rate Loans or continued as LIBO Rate Loans (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days (but not more than five Business
Days) before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (x) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders that have made such Loans, and (y) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing. Loans can only be continued or converted in the currency that such Loans were made on the date of such Borrowing.

     SECTION 2.50  Funding.

     Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrowers to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrowers hereby consent and agree that, for purposes of any determination to be made for purposes of Sections 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office's interbank eurodollar market.

     SECTION 2.60  Letter of Credit Issuance Procedures.

     By delivering to the Administrative Agent an Issuance Request on or before 10:00 a.m. on a Business Day, the U.S. Borrower may from time to time irrevocably request on not less than three nor more than ten Business Days' notice, in the case of an initial issuance of a Letter of Credit and not less than three Business Days' prior notice, in the case of a request for the extension of the Stated Expiry Date of a standby Letter of Credit (in each case, unless a shorter notice period is agreed to by the Issuer, in its sole discretion), that the Issuer issue, or extend the Stated Expiry Date of, a Letter of Credit in a minimum amount of $500,000 (or less if otherwise agreed to by the Issuer thereof) in such form as may be requested by the U.S. Borrower and approved by the Issuer, solely for the purposes described in
Section 7.1.7. Each Letter of Credit shall by its terms be stated to expire on a date (its "Stated Expiry Date") no later than one year from the date of its issuance. The Issuer will make available to the beneficiary thereof the original of the Letter of Credit which it issues.

     SECTION 2.6.1    Other Lenders' Participation.

     Upon the issuance of each Letter of Credit, and without further action, each Revolving Loan Lender (other than the Issuer) shall be deemed to have irrevocably purchased, to the extent of its Percentage to make Revolving Loans, a participation interest in such Letter of Credit (including the Contingent Liability and any Reimbursement Obligation with respect thereto), and such Revolving Loan Lender shall, to the extent of its Percentage to make Revolving Loans, be responsible for reimbursing within one Business Day the Issuer for Reimbursement Obligations which have not been reimbursed by the Borrowers in accordance with Section 2.6.3 or which have been required to be returned or disgorged by the Issuer to the Administrative Agent. In addition, such Revolving Loan Lender shall, to the extent of its Percentage to make Revolving Loans, be entitled to receive a ratable portion of the Letter of Credit fees payable pursuant to
Section 3.3.3 with respect to each Letter of Credit (other than the issuance fees payable to the Issuer of such Letter of Credit pursuant to the last sentence of Section 3.3.3) and of interest payable pursuant to Section 3.2 with respect to any Reimbursement Obligation. To the extent that any Revolving Loan Lender has reimbursed the Issuer for a Disbursement, such Lender shall be entitled to receive its ratable portion of any amounts subsequently received (from the Borrowers or otherwise) in respect of such Disbursement.

     SECTION 2.6.2    Disbursements.

     The Issuer will notify the U.S. Borrower and the Administrative Agent promptly of the presentment for payment of any Letter of Credit issued by the Issuer, together with notice of the date (the "Disbursement Date") such payment shall be made (each such payment, a "Disbursement"). Subject to the terms and provisions of such Letter of Credit and this Agreement, the Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 11:00 a.m. on the first Business Day following the Disbursement Date, the Borrowers will reimburse the Administrative Agent, for the account of the Issuer, for all amounts which the Issuer has disbursed under such Letter of Credit, together with interest thereon at a rate per annum equal to the rate per annum then in effect for Base Rate Loans (with the then Applicable Margin for Revolving Loans accruing on such amount) pursuant to Section 3.2 for the period from the Disbursement Date through the date of such reimbursement. Without limiting in any way the foregoing and notwithstanding anything to the contrary contained herein or in any separate application for any Letter of Credit, the Borrowers hereby acknowledge and agree that they shall be obligated, jointly and severally, to reimburse the Issuer upon each Disbursement of a Letter of Credit, and it shall be deemed to be the obligor for purposes of each such Letter of Credit issued hereunder (whether the account party on such Letter of Credit is any Borrower or a Subsidiary Guarantor).

     SECTION 2.6.3  Reimbursement.

     The obligation (a "Reimbursement Obligation") of the Borrowers under Section 2.6.2 to reimburse the Issuer with respect to each Disbursement (including interest thereon), and, upon the failure of the Borrowers to reimburse the Issuer, each Revolving Loan Lender's obligation under Section 2.6.1 to reimburse the Issuer, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which such Borrower or such Revolving Loan Lender, as the case may be, may have or have had against the Issuer or any Lender, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in the Issuer's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; provided, however, that after paying in full its Reimbursement Obligation hereunder, nothing herein shall adversely affect the right of such Borrower or such Lender, as the case may be, to commence any proceeding against the Issuer for any wrongful Disbursement made by the Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or wilful misconduct on the part of the Issuer.

     SECTION 2.6.4    Deemed Disbursements.

     Upon the occurrence and during the continuation of any Default under Section 8.1.9 or upon notification by the Administrative Agent (acting at the direction of the Required
Lenders) to the Borrowers of their obligations under this Section, following the occurrence and during the continuation of any other Event of Default,

          (a) the aggregate Stated Amount of all Letters of Credit shall, without demand upon or notice to any Borrower or any other Person, be deemed to have been paid or disbursed by the Issuer of such Letters of Credit
     (notwithstanding that such amount may not in fact have been paid or disbursed); and

          (b) the Borrowers shall be immediately obligated to reimburse the Issuer for the amount deemed to have been so paid or disbursed by the Issuer.

Amounts payable by the Borrowers pursuant to this Section shall be deposited in immediately available funds with the Administrative Agent and held as collateral security for the Reimbursement Obligations. When all Defaults giving rise to the deemed disbursements under this Section have been cured or waived the Administrative Agent shall return to the applicable Borrower all amounts then on deposit with the Administrative Agent pursuant to this Section which have not been applied to the satisfaction of the Reimbursement Obligations.

     SECTION 2.6.5  Nature of Reimbursement Obligations.

     Each Borrower, each other Obligor and, to the extent set forth in Section 2.6.1, each Revolving Loan Lender shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuer (except to the extent of its own gross negligence or wilful misconduct) shall not be responsible for:

          (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

          (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

          (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

          (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or

          (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit.


None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to the Issuer or any Revolving Loan Lender hereunder. In furtherance and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by the Issuer in good faith (and not constituting gross negligence or willful misconduct) shall be binding upon each Obligor and each such Secured Party, and shall not put the Issuer under any resulting liability to any Obligor or any Secured Party, as the case may be. In any event, if the Issuer notifies the applicable Obligor that a draw under a Letter of Credit is to be made and such Obligor fails to object with specificity in writing to such draw by the close of business on the date such notice is received by such Obligor, all Obligors shall be deemed to have waived any objection to the same.

     SECTION 2.70  Loan Note Guaranty Issuance Procedures.

     By delivering to the Administrative Agent an Issuance Request on or before 10:00 a.m. on a Business Day, U.K. Acquisitions may from time to time irrevocably request on not less than one nor more than five Business Days' notice (unless a shorter notice period is agreed to by the Loan Note Guarantor, in its sole discretion), that the Loan Note Guarantor issue the Loan Note Guaranty solely for the purposes described in Section 7.1.7.

     SECTION 2.7.1   Risk Participations, Drawings and
Reimbursements for Loan Note Guaranty Obligations.

          (a) Each Lender with a Revolving Loan Commitment shall be deemed to purchase, and hereby irrevocably and unconditionally purchases, from the Loan Note Guarantor a participation in the Loan Note Guaranty and each drawing thereunder in an amount equal to the product of (i) the Percentage of such Lender, multiplied by, (ii) the maximum amount available to be drawn under the Loan Note Guaranty and the amount of such drawing, respectively, in Dollars. For purposes of Section 2.1, the Loan Note Guaranty shall be deemed to utilize the Revolving Loan Commitment of each Lender by the amount of such participation. The issuance of the Loan Note Guaranty shall constitute usage of the Revolving Loan Commitment and the Revolving Loan Commitment Amount.

          (b) In the event of any request for a drawing under the Loan Note Guaranty by the beneficiary or transferee thereof, the Loan Note Guarantor will promptly notify the Administrative Agent and U.K. Acquisitions of the request and of the day on which the Loan Note Guarantor is to pay the holders of the Loan Notes (which payment date is not to be less than one day later). U.K. Acquisitions agrees to reimburse the Loan Note Guarantor prior to 10:00 a.m., on each date that any amount is paid by the Loan Note Guarantor under the Loan Note Guaranty (each such date, an "Honor Date"), in an amount equal to the amount so paid by the Loan Note Guarantor. In the event U.K. Acquisitions fails to reimburse the Loan Note Guarantor for the full amount of any drawing under the Loan Note Guaranty by 10:00 a.m. on the Honor Date, the Loan Note Guarantor will promptly notify the Administrative Agent who will in turn promptly notify each Lender. Unless notified by U.K. Acquisitions to convert an unreimbursed drawing into Loans or, if U.K. Acquisitions requests a conversion of an unreimbursed drawing into Loans but the unreimbursed drawing is not converted because of U.K. Acquisitions' failure to satisfy the conditions set forth in this Agreement, each Lender will be deemed to be obligated to make an advance (a "Loan Note Advance") to U.K. Acquisitions in the amount (determined as of the Honor Date) of such Lender's pro rata share of such drawing and such Loan Note Advances shall bear interest at a rate per annum equal to the Applicable Margin for Base Rate Loans plus 2% per annum and shall be immediately due and payable by U.K. Acquisitions to the Administrative Agent for the benefit of the Lenders. If for any reason the Loan Note Advances cannot be made, the Lenders should be deemed to have purchased a participation in U.K. Acquisitions' obligation to reimburse the amount paid by the Loan Note Guarantor.
     Any notice given by the Loan Note Guarantor or the Administrative Agent pursuant to this clause may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

          (c) With respect to any unreimbursed drawing that U.K. Acquisitions requests be converted into a Loan Note Advance and that satisfies the conditions set forth in Section 5.2.1, as the case may be, each Lender shall upon any notice make available to the Administrative Agent for the account of the Loan Note Guarantor an amount equal to the amount and in immediately available funds equal to its pro rata share of the amount of such drawing, whereupon the participating Lenders shall each be deemed to have made a Loan Note Advance to U.K. Acquisitions in that amount herein, interest at the Applicable Margin for Base Rate Loans plus 2%. If the Lenders shall be deemed to have made Loan Note Advances or to have purchased a participation in U.K. Acquisitions' reimbursement obligation, each Lender shall make available the amount of its Loan Note Advance or the amount of such reimbursement obligation to the Administrative Agent and in immediately available funds. If any Lender so notified fails to make available to the Administrative Agent for the account of the Loan Note Guarantor the amount of such Lender's pro rata share of the amount of such unreimbursed drawing or the amount of its Loan Note Advance by no later than 2:00 p.m. on the Honor Date, then interest shall accrue on such Lender's obligation to make such payment, from the Honor Date to the date such Lender makes such payment, at a rate per annum equal to the Applicable Margin for Base Rate Loans plus 2%. The Administrative Agent shall promptly give notice of the occurrence of the Honor Date, but failure of the Administrative Agent to give any such notice on the Honor Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligations under this Section.

          (d) Provided that the Loan Note Guarantor has paid a drawing under the Loan Note Guaranty substantially in accordance with its terms, each Lender's obligation in accordance with this Agreement to make the Loans or Loan Note Advances or to purchase a participation, as contemplated by this Section, as a result of a drawing under the Loan Note Guaranty, shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Loan Note Guarantor, U.K. Acquisitions, the U.S. Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Loans under this Section is subject to the conditions set forth in Section 5.2.1, as the case may be. Nothing in this Section is intended to, and shall not preclude, any Borrower or any Lender from pursuing, after payment, such rights and remedies as it may have against the Loan Note Guarantor in the event such drawing is wrongfully paid as a result of the Loan Note Guarantor's gross negligence or wilful misconduct.

     SECTION 2.7.2  Repayment of Participations.

          (a) Upon (and only upon) receipt by the Administrative Agent of immediately available funds from U.K. Acquisitions (i) in reimbursement of any payment made by the Loan Note Guarantor under the Loan Note Guaranty with respect to which any Lender has paid the Administrative Agent for the account of the Loan Note Guarantor for such Lender's participation in the Loan Note Guaranty pursuant to Section 2.7, (ii) in payment of interest thereon or (iii) in repayment of Loan Note Advances or payment of U.K. Acquisitions' reimbursement obligations hereunder, the Administrative Agent will pay to such Lender, in the same funds as those received by the Administrative Agent, the amount of such Lender's pro rata share of such funds, and the Loan Note Guarantor shall receive the amount of the pro rata share of such funds of any Lender that did not so pay the Administrative Agent for the account of the Loan Note Guarantor.

          (b) If the Administrative Agent or the Loan Note Guarantor is required at any time to pay to U.K. Acquisitions, or to a trustee, receiver, liquidator, custodian, or any official in any insolvency proceeding, any portion of the payments made by U.K. Acquisitions to the Administrative Agent for the account of the Loan Note Guarantor pursuant to clause (a) above in reimbursement of a payment made under the Loan Note Guaranty or interest thereon, each Lender shall, on demand of the Administrative Agent, forthwith pay to the Administrative Agent or the Loan Note Guarantor the amount of its pro rata share of any amounts so paid by the Administrative Agent or the Loan Note Guarantor plus interest thereon from the date such demand is made to the date such amounts are paid by such Lender to the Administrative Agent or the Loan Note Guarantor at a rate per annum equal to the Applicable Margin for Base Rate Loans plus 2%.

     SECTION 2.7.3   Role of the Loan Note Guarantor.

          (a) Each Lender and U.K. Acquisitions agree that, in paying any drawing under the Loan Note Guaranty, the Loan Note

Guarantor shall not have any responsibility to obtain any document (other than any certificates expressly required by the Loan Note Guaranty) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

          (b) Neither the Administrative Agent, its respective Affiliates (including the Lead Arranger and Sole Book Runner), the officers, directors, employees, agents and attorneys-in-fact of such Persons nor any of the respective correspondents, participants or assignees of the Loan Note Guarantor shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Required Lenders, (ii) any action taken or omitted in the absence of gross negligence or willful misconduct or (iii) the due execution, effectiveness, validity or enforceability of any document related to the Loan Note Guaranty.

          (c) U.K. Acquisitions hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of the Loan Note Guaranty; provided, however, that this assumption is not intended to, and shall not, preclude U.K. Acquisitions' pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. Neither the Administrative Agent, its respective Affiliates (including the Arranger), the officers, directors, employees, agents and attorneys-in-fact of such Persons nor any of the respective correspondents, participants or assignees of the Loan Note Guarantor (including the Lenders), shall be liable or responsible for any of the matters described in Section 2.7.4; provided, however, anything in such Section to the contrary notwithstanding, that U.K. Acquisitions may have a claim against the Loan Note Guarantor, and the Loan Note Guarantor may be liable to U.K. Acquisitions, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by U.K. Acquisitions which U.K. Acquisitions proves were caused by the Loan Note Guarantor's willful misconduct or gross negligence or the Loan Note Guarantor's willful failure to pay under the Loan Note Guaranty after the presentation to it by the beneficiary of certificate(s) reasonably complying with the terms and conditions of the Loan Note Guaranty. In furtherance and not in limitation of the foregoing: (i) the Loan Note Guarantor may accept documents that appear on their face to be in order, without responsibility for further investigation; and (ii) the Loan Note Guarantor shall not be responsible for the validity or sufficiency of any instrument transferring or purporting to transfer the Loan Note Guaranty or the rights or benefits thereunder or assigning the proceeds thereof, in whole or in part, in accordance with the terms of the Loan Note Guaranty which may prove to be invalid or ineffective for any reason.

     SECTION 2.7.4  Obligations Absolute.

     Provided that the Loan Note Guarantor has paid a drawing under the Loan Note Guaranty substantially in accordance with its terms, the obligations of U.K. Acquisitions under this Agreement and any document related to the Loan Note Guaranty to reimburse the Loan Note Guarantor, the Administrative Agent or the Lenders for a drawing under the Loan Note Guaranty, and to repay any Loan Note Advances and any drawing under the Loan Note Guaranty converted into Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other document related to the Loan Note

Guaranty under all circumstances, including the following:

          (a) any lack of validity or enforceability of this Agreement or any document related to the Loan Note Guaranty;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of U.K. Acquisitions in respect of the Loan Note Guaranty or any other amendment or waiver of or any consent to departure from all or any of the documents related to the Loan Note Guaranty, which have been previously agreed to by U.K. Acquisitions;

          (c) the existence of any claim, set-off, defense or other right that U.K. Acquisitions may have at any time against any beneficiary or any transferee of the Loan Note Guaranty (or any Person for whom any such beneficiary or any such transferee may be acting), the Loan Note Guarantor or any other Person, whether in connection with this Agreement, the U.K. Transaction or by the documents related to the Loan Note Guaranty or any unrelated transaction;

          (d) any draft, demand, certificate or other document presented under the Loan Note Guaranty proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under the Loan Note Guaranty;

          (e) any payment by the Loan Note Guarantor under the Loan Note Guaranty against presentation of a draft or certificate that reasonably complies with the terms of the Loan Note Guaranty; or any payment made by the Loan Note Guarantor under the Loan Note Guaranty to any Person purporting to be (and providing reasonable evidence of its status as) a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, administrator, receiver or other representative of or successor to any beneficiary or any transferee of the Loan Note Guaranty, including any arising in connection with any insolvency proceeding;

          (f) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of U.K. Acquisitions in respect of the Loan Note Guaranty; or

          (g) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, U.K. Acquisitions or a guarantor.

     SECTION 2.7.5  Cash Collateral Pledge.

     Upon (a) the request of the Administrative Agent if the Loan Note Guarantor has honored any full or partial drawing request on the Loan Note Guaranty and such drawing has resulted in a Loan Note Advance hereunder, or (b) if, as of the Termination Date, the Loan Note Guaranty may for any reason remain outstanding and partially or wholly undrawn, then U.K. Acquisitions shall immediately Cash Collateralize the Loan Note Guaranty Obligations in an amount equal to such Loan Note Guaranty Obligations. If the Loan Note Guaranty expires without the application of such Cash Collateral in full, or if all Loan Note Advances with respect to the Loan Note Guaranty have been paid in full by U.K. Acquisitions, then as long as there is no Event of Default in existence and so long as no such application shall be made within 25 days of the expiration of the Loan Note Guaranty, the Administrative Agent shall return to U.K. Acquisitions any cash or deposit account balances, together with all interest thereon, that were used by U.K. Acquisitions to Cash Collateralize the Loan Note Guaranty pursuant to this Section and were not applied to Loan Note Advances.

     SECTION 2.7.6  Third Party Beneficiary.

     It is agreed by all parties hereto that Sections 2.7.1 through 2.7.6 have been entered into for the benefit of the Loan Note Guarantor, which has relied thereon in issuing the Loan Note Guaranty and the aforenamed Sections shall survive the termination of the Agreement and may not be amended without the consent of the Loan Note Guarantor.

     SECTION 2.80  Register; Notes.

          (a) Each Lender may maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. In the case of a Lender that does not request, pursuant to clause (b)(ii) below, execution and delivery of a Note evidencing the Loans made by such Lender to the Borrowers, such account or accounts shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrowers absent manifest error; provided, however, that the failure of any Lender to maintain such account or accounts shall not limit or otherwise affect any Obligations of any Obligor.

          (b) (i) Each Borrower hereby designates the Administrative Agent to serve as such Borrower's agent, solely for the purpose of this clause (b), to maintain a register (the "Register") on which the Administrative Agent will record each Lender's Commitment, the Loans made by each Lender and each repayment in respect of the principal amount of the Loans of each Lender and annexed to which the Administrative Agent shall retain a copy of each Lender Assignment Agreement delivered to the Administrative Agent pursuant to Section 10.11.1. Failure to make any recordation, or any error in such recordation, shall not affect any Borrower's obligation in respect of such Loans. The entries in the Register shall be conclusive, in the absence of manifest error, and each Borrower, the Administrative Agent and the Lenders shall treat each Person in whose name a Loan (and as provided in clause (ii) the Note evidencing such Loan, if any) is registered as the owner thereof for all purposes of this Agreement, notwithstanding notice or any provision herein to the contrary. A Lender's Commitment and the Loans made pursuant thereto may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer in the Register. Any assignment or transfer of a Lender's Commitment or the Loans made pursuant thereto shall be registered in the Register only upon delivery to the Administrative Agent of a Lender Assignment Agreement duly executed by the Assignor Lender and the compliance by the parties thereto with the other requirements of Section
     10.11.1. No assignment or transfer of a Lender's Commitment or the Loans made pursuant thereto shall be effective unless such assignment or transfer shall have been recorded in the Register by the Administrative Agent as provided in this Section.

               (ii) Each Borrower agrees that, upon the request to the Administrative Agent by any Lender, such Borrower will execute and deliver to such Lender, as applicable, a Note payable to the order of such Lender in a minimum stated principal amount denominated in Dollars equal to such Lender's Percentage of the applicable original Commitment Amount, provided, however, that all Other Currency Notes shall be in a minimum stated principal amount denominated in Dollars equal to such Lender's Percentage of the original Revolving Loan Commitment Amount, multiplied by 105%. Each Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Notes (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on such Borrower absent manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of any Obligor.()

     SECTION 2.90  Multi Currency Loans.

     SECTION 2.9.1  Determination of Dollar Equivalents.

     The Administrative Agent will determine the Dollar Equivalent amount with respect to any (a) LIBOR Rate Loan that is an Other Currency Loan as of the requested Borrowing date and as of the earlier of (i) any requested continuation date or (ii) ninety days after the Borrowing date and (b) outstanding LIBO Rate Loans that are an Other Currency Loan as of such dates as may be requested by the Required Lenders, but in no event more frequently than once a week (each such date under clause (a) and (b), a "Determination Date").

     SECTION 2.9.2   Notification of Availability.

     In the event the Other Currency requested or elected by the U.S. Borrower to be continued is not available to the Other Currency Lender, then the Administrative Agent shall notify the U.S. Borrower no later than 3:30 p.m., one Business Day prior to the proposed Borrowing or proposed continuation.

     SECTION 2.9.3   Consequences of Non-Availability.

     If the Administrative Agent notifies the Borrowers pursuant to Section 2.9.2 that any of the Lenders has notified the Administrative Agent that the Other Currency requested or elected by such Borrower to be continued is not available, such notification shall (a) in the case of any Borrowing Request, revoke such Borrowing Request and (b) in the case of any Continuation/Conversion Notice, result in the LIBO Rate Loans denominated in such Other Currency being automatically converted into LIBO Rate Loans denominated in Dollars for a one month

Interest Period on the last day of the then current Interest
Period with respect to such LIBO Rate Loans denominated in such Other Currency.

     SECTION 2.9.4  Automatic Conversions.

     Notwithstanding anything herein to the contrary, during the existence of an Event of Default, unless the Other Currency Lender otherwise agrees, all outstanding Loans denominated in an Other Currency shall be redenominated and converted into their Dollar Equivalent of Base Rate Loans in Dollars on the last day of the Interest Period applicable to any such Loans.


                           ARTICLE III
           REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

     SECTION 3.10  Repayments and Prepayments; Application.

     Each Borrower agrees that the Loans shall be repaid and prepaid pursuant to the following terms.

     SECTION 3.1.1  Repayments and Prepayments.

     The Borrowers shall repay in full the unpaid principal amount of each Loan on the applicable Stated Maturity Date, the Borrowers shall Cash Collateralize the Loan Note Guaranty on June 23, 2000 and the Borrowers shall Cash Collateralize all Letters of Credit Outstandings on the Stated Maturity Date unless such Letters of Credit have been cancelled or replaced. Prior thereto, payments and prepayments of the Loans shall or may be made as set forth below.

          (a) From time to time on any Business Day, the Borrowers may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any

               (i)  Revolving Loans (any such prepayment of
          Revolving Loans shall be made pro rata among the Revolving Loans of the same type and, if applicable, having the same Interest Period of all Lenders that have made such Revolving Loans); (A) all such voluntary prepayments shall require at least one but no more than five Business Days' prior notice to the Administrative Agent; and (B) all such voluntary partial prepayments shall be, in the case of LIBO Rate Loans, in an aggregate minimum amount of $5,000,000 and an integral multiple of $1,000,000 and, in the case of Base Rate Loans, in an aggregate minimum amount of $5,000,000 and an integral multiple of $500,000; and

               (ii) Swing Line Loans; provided, that (A) all such voluntary prepayments shall require prior telephonic notice to the Swing Line Lender on or before 1:00 p.m. on the day of such prepayment (such notice to be confirmed in writing within 24 hours thereafter, with the Swing Line Lender to be fully protected with respect to disputes regarding telephonic notices); and
          (B) all such voluntary partial prepayments shall be in an aggregate minimum amount of $400,000 and an integral multiple of $200,000.()

          (b) On each date when the sum of (i) the aggregate outstanding principal amount of all Revolving Loans, Swing
     Line Loans and the Dollar Equivalent of Other Currency

     Loans, (ii) the aggregate amount of all Letter of Credit Outstandings and (iii) the aggregate amount of all Loan Note Guaranty Obligations exceeds the Revolving Loan Commitment Amount (without giving effect to amounts used for the U.K. Refinancing), the Borrowers shall make a mandatory prepayment of Revolving Loans, the Dollar Equivalent of Other Currency Loans or Swing Line Loans (or both) and, if necessary, Cash Collateralize Letter of Credit Outstandings, in an aggregate amount equal to such excess.

          (c) Upon three Business Days' notice from the Administrative Agent, in the event that the Administrative Agent shall have determined at any time (including on each date of the making of any Loan and on the date of a Continuation/Conversion Notice with respect to any Loan or at any other time periodically) that the aggregate principal amount of all Revolving Loans of outstanding (after converting, for calculation purposes, all such Loans denominated in Other Currencies to their Dollar Equivalent on such date of determination), together with, if applicable, all Letter of Credit Outstandings and Loan Note Guaranty Obligations, was in excess of 105% of the Revolving Loan Commitment Amount the Borrowers shall make a mandatory prepayment in an aggregate principal amount of such Loans denominated in Other Currencies, such that the Dollar Equivalent of the outstanding principal amount of such Loans, when added, if applicable, to the aggregate principal amount of all Loans outstanding denominated in Dollars, all Letter of Credit Outstandings and Loan Note Guaranty Obligations, as applicable, do not exceed the applicable Commitment Amount.

          (d) Concurrently with the receipt by the U.S. Borrower or any of its Subsidiaries of any

               (i) Net Equity Proceeds, the U.S. Borrower shall make or cause to be made a mandatory prepayment of the Loans in an amount equal to 100% of such Net Equity
          Proceeds;

               (ii) Net Disposition Proceeds, the U.S. Borrower shall make or cause to be made a mandatory prepayment of the Loans in an amount equal to 100% of such Net Disposition Proceeds; provided, however, that no such mandatory prepayment of the Loans shall be required under this clause to the extent that (i) no Default has occurred and is continuing, (ii) such Net Disposition Proceeds are received in connection with clauses (d) or
          (e) of Section 7.2.10 (or otherwise permitted by the Required Lenders), and (iii) such Net Disposition Proceeds, when aggregated with all other Net Disposition Proceeds received by the U.S. Borrower or any of its Subsidiaries in that Fiscal Year, do not exceed $5,000,000; provided, further, however, that in connection with any Net Disposition Proceeds resulting from the sale of the Shorewood Shares, the U.S. Borrower shall only be required to prepay the Loans in an amount equal to the price the U.S. Borrower paid to acquire such shares; and

               (iii) Net Debt Proceeds, the U.S. Borrower shall make or cause to be made a mandatory prepayment of the Loans in an amount equal to 100% of such Net Debt Proceeds, in each case, to be applied as set forth in Section 3.1.2.

In order to avoid the payment of "breakage" costs pursuant to
Section 4.4, the Borrowers may make payments into a cash collateral account held by the Administrative Agent that will be used to repay the Loans, following the expiration of the applicable Interest Periods provided, that (x) no Default has occurred and is continuing and (y) the Administrative Agent has, for its benefit and the ratable benefit of the Secured Parties, a first-priority perfected Lien in such cash collateral account and in which the Administrative Agent has sole dominion and control.

          (e) Immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to Section 8.2 or
     Section 8.3, the Borrowers shall repay all the Loans, unless, pursuant to Section 8.3, only a portion of all the Loans is so accelerated (in which case the portion so accelerated shall be so repaid).


Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by
Section 4.4.

     SECTION 3.1.2  Application.

     Amounts prepaid pursuant to Section 3.1.1 shall be applied as set forth in this Section.


          (a) Subject to clause (b), each prepayment or repayment of the principal of the Loans shall be applied, to the extent of such prepayment or repayment, first, to the principal amount thereof being maintained as Base Rate Loans, and second, subject to the terms of Section 4.4, to the principal amount thereof being maintained as LIBO Rate Loans.

          (b) Each prepayment of the Loans made pursuant to clause (d) of Section 3.1.1 shall be applied to the repayment of any outstanding Revolving Loans and a corresponding reduction of the Revolving Loan Commitment Amount.


     SECTION 3.20  Interest Provisions.

     Interest on the outstanding principal amount of the Loans shall accrue and be payable in accordance with the terms set forth below.

     SECTION 3.2.1  Rates.

     Subject to Section 2.3.2, pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrowers may elect that Loans comprising a Borrowing accrue interest at a rate per annum:

          (a) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin; provided that all Swing Line Loans shall always accrue interest at the then effective Applicable Margin for Revolving Loans maintained as Base Rate Loans; and

          (b) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest
     Period plus the Applicable Margin.

All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

     SECTION 3.2.2   Post-Default Rates.

     After the date any principal amount of any Loan or Reimbursement Obligation is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of any Obligor shall have become due and payable, or after any other Event of Default has occurred and is continuing, the Borrowers shall pay interest (after as well as before judgment) on all amounts owing pursuant to this Agreement at a rate per annum equal to the Alternate Base Rate from time to time in effect, plus the Applicable Margin for Base Rate Loans, plus an additional margin of 2%.

     SECTION 3.2.3  Payment Dates.

     Interest accrued on each Loan shall be payable, without duplication:

          (a)  on the Stated Maturity Date therefor;

          (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan on the principal amount so paid or prepaid;

          (c)  with respect to Base Rate Loans, on each Quarterly
     Payment Date occurring after the Effective Date;

          (d) with respect to LIBO Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on the date occurring on each three-month interval occurring after the first day of such Interest Period);

          (e) with respect to any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; and

          (f)  on that portion of any Loans the Stated Maturity
     Date of which is accelerated pursuant to Section 8.2 or
     Section 8.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations after the date such amount is due and payable (whether on the Stated
Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

     SECTION 3.30  Fees.

     Each Borrower agrees to pay the fees set forth below. All such fees shall be non-refundable.

     SECTION 3.3.1  Commitment Fee.

     Each Borrower agrees to pay to the Administrative Agent for the account of each Lender, for the period (including any portion thereof when any of its Commitments are suspended by reason of the Borrowers' inability to satisfy any condition of Article V) commencing on the Effective Date and continuing through the Revolving Loan Commitment Termination Date, a commitment fee in an amount equal to .50% on such Lender's Percentage of the sum of the average daily unused portion of the Revolving Loan Commitment Amount (net of Letter of Credit Outstandings and Loan Note Guaranty Outstandings). All commitment fees payable pursuant to this Section shall be calculated on a year comprised of 360 days and payable by the Borrowers in arrears on the Effective Date and thereafter on each Quarterly Payment Date, commencing with the first Quarterly Payment Date following the Effective Date, and on the Revolving Loan Commitment Termination Date. The making of Swing Line Loans shall not constitute usage of the Revolving Loan Commitment with respect to the calculation of commitment fees to be paid by the Borrowers to the Lenders.

     SECTION 3.3.2  Agent's Fee.

     The Borrowers agree to pay to the Administrative Agent, for its own account, the fees in the amounts and on the dates set forth in the Fee Letter.

     SECTION 3.3.3  Letter of Credit Fee.

     The Borrowers agrees to pay to the Administrative Agent, for the pro rata account of the Issuer and each Revolving Loan Lender, a Letter of Credit fee in an amount equal to the then effective Applicable Margin for Revolving Loans maintained as LIBO Rate Loans, multiplied by the Stated Amount of each such Letter of Credit, such fees being payable quarterly in arrears on each Quarterly Payment Date following the date of issuance of each Letter of Credit and on the Revolving Loan Commitment Termination Date. The Borrowers further agree to pay to the Issuer quarterly in arrears on each Quarterly Payment Date following the date of issuance of each Letter of Credit and on the Revolving Loan Commitment Termination Date an issuance fee in an amount equal to 1/8% per annum (calculated on a 360 day basis) as otherwise agreed to by the Borrowers and the Issuer, together with the Issuer's customary administrative and other fees in connection therewith.

     SECTION 3.3.4  Loan Note Guaranty Fee.

     The Borrowers shall pay to the Administrative Agent for the pro rata account of each Lender participating in the Loan Note Guaranty, a guaranty fee (the "Guaranty Fee") computed at a rate equal to the then Applicable Margin for LIBO Rate Loans multiplied by the amount of the Loan Note Guaranty, computed on a quarterly basis in arrears on each Quarterly Payment Date until payment and/or termination in full of all Loan Note Guaranty Obligations. The Borrowers further agrees to pay to the Loan Note Guarantor quarterly in arrears on each Quarterly Payment Date following the date of issuance of the Loan Note Guaranty, a fronting fee in an amount equal to 1/8% per annum (calculated on a 360 day basis), together with the Loan Note Guarantor's customary administrative and other fees incurred with respect to the Loan Note Guaranty.


                           ARTICLE IV
   CERTAIN LIBO RATE AND OTHER PROVISIONS, BORROWER GUARANTIES

     SECTION 4.10  LIBO Rate Lending Unlawful.

     If any Lender shall determine (which determination shall, upon notice thereof to the U.S. Borrower and the Administrative

Agent, be conclusive and binding on the Borrowers) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any Governmental Authority asserts that it is unlawful, for such Lender to make or continue any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations of such Lender to make, continue or convert any such LIBO Rate Loan shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and (a) all LIBO Rate Loans denominated in Dollars shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion, and (b) all LIBO Rate Loans denominated in any Other Currency shall automatically become due and payable at the end of the then current Interest Periods with respect thereto or sooner, if required by applicable law.

     SECTION 4.20  Deposits Unavailable.

     If the Administrative Agent shall have determined that

          (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to it in its relevant market; or

          (b) by reason of circumstances affecting its relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans;()

then, upon notice from the Administrative Agent to the U.S. Borrower and the Lenders, the obligations of all Lenders under
Section 2.3 and Section 2.4 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans shall forthwith be suspended until the Administrative Agent shall notify the U.S. Borrower and the Lenders that the circumstances causing such suspension no longer exist.

     SECTION 4.30  Increased LIBO Rate Loan Costs, etc.

     The Borrowers agree to reimburse each Lender, the Loan Note Guarantor and the Issuer for any increase in the cost to such Lender, the Loan Note Guarantor or the Issuer of, or any reduction in the amount of any sum receivable by such Secured Party in respect of, such Secured Party's Commitments and the making of Credit Extensions hereunder (including the making, continuing or maintaining (or of its obligation to make or continue) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans) that arise in connection with any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in after the Effective Date of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any Governmental Authority, except for such changes with respect to increased capital costs and Taxes which are governed by Sections 4.5 and 4.6, respectively. Each affected Secured Party shall promptly notify the Administrative Agent and the U.S. Borrower in writing within 180 days of the occurrence of any such event, stating the reasons therefor and the additional amount required fully to compensate such Secured Party for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrowers directly to such Secured Party within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrowers.

     SECTION 4.40  Funding Losses.

     In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make or continue any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of

          (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Article III or otherwise;

          (b) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor; or

          (c) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/Conversion Notice therefor;


then, upon the notice of such Lender to the U.S. Borrower (with a copy to the Administrative Agent), the Borrowers shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such notice shall, in the absence of manifest error, be conclusive and binding on the Borrowers.

     SECTION 4.50  Increased Capital Costs.

     If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any Governmental Authority affects or would affect the amount of capital required or expected to be maintained by any Secured Party or any Person controlling such Secured Party, and such Secured Party determines (in good faith but in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of the Commitments or the Credit Extensions made, or the Letters of Credit or the Loan Note Guaranty participated in, by such Secured Party is reduced to a level below that which such Secured Party or such controlling Person could have achieved but for the occurrence of any such circumstance, then upon notice, which shall be given within 180 days the date of such Secured Party having knowledge of such event by such Secured Party to the U.S. Borrower, the Borrowers shall within five days following receipt of such notice pay directly to such Secured Party additional amounts sufficient to compensate such Secured Party or such controlling Person for such reduction in rate of return. A statement of such Secured Party as to any such additional amount or amounts shall, in the absence of manifest error, be conclusive and binding on the Borrowers. In determining such amount, such Secured Party may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

     SECTION 4.60  Taxes.

     The Borrowers covenant and agree as follows with respect to Taxes.

          (a) Any and all payments by any Borrower under each Loan Document shall be made without setoff, counterclaim or other defense, and free and clear of, and without deduction or withholding for or on account of, any Taxes. In the event that any Taxes are required by law to be deducted or withheld from any payment required to be made by any Borrower to or on behalf of any Secured Party under any Loan Document, then:

               (i) subject to clause (f), if such Taxes are Non-Excluded Taxes, the amount of such payment shall be increased as may be necessary such that such payment is made, after withholding or deduction for or on account of such Taxes, in an amount that is not less than the amount provided for in such Loan Document; and

               (ii) such Borrower shall withhold the full amount of such Taxes from such payment (as increased pursuant to clause (a)(i)) and shall pay such amount to the Governmental Authority imposing such Taxes in accordance with applicable law.

          (b) In addition, the Borrowers shall pay any and all Other Taxes imposed to the relevant Governmental Authority imposing such Other Taxes in accordance with applicable law.

          (c) As promptly as practicable after the payment of any Taxes or Other Taxes, and in any event within 45 days of any such payment being due, the applicable Borrower shall furnish to the Administrative Agent a copy of an official receipt (or a certified copy thereof) evidencing the payment of such Taxes or Other Taxes. The Administrative Agent shall make copies thereof available to any Lender upon request therefor.

          (d) Subject to clause (f), the Borrowers shall indemnify each Secured Party for any Non-Excluded Taxes and Other Taxes levied, imposed or assessed on (and whether or not paid directly by) such Secured Party (and whether or not such Non-Excluded Taxes or Other Taxes are correctly or legally asserted by the relevant Governmental Authority). Promptly upon having knowledge that any such Non-Excluded Taxes or Other Taxes have been levied, imposed or assessed, and promptly upon notice thereof by any Secured Party, the Borrowers shall pay such Non-Excluded Taxes or Other Taxes directly to the relevant Governmental Authority (provided, however, that no Secured Party shall be under any obligation
     to provide any such notice to any Borrower).   If a Secured
     Party receives a refund in respect of any Non-Excluded Taxes or Other Taxes with respect to which any Borrower has paid additional amounts pursuant to this Section 4.6, it shall within 60 days from the date of such receipt pay over to the Borrowers (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Secured Party and without interest (other than interest paid by the relevant jurisdiction or taxing authority with respect to such refund) the portion of such refund which, in the good faith judgment of such Secured Party, is attributable to the payment of such additional amounts by the Borrowers and in an amount as will leave such

     Secured Party in no better or worse position than it would have been in if the payment of such additional amounts had not been required; provided, however, that the Borrowers, upon the request of such Secured Party, agree to repay the amount paid over to the Borrowers (plus penalties, interest or other charges payable to the relevant jurisdiction or taxing authority) to such Secured Party in the event such Secured Party is required to repay such refund to such jurisdiction or taxing authority. In addition, the Borrowers shall jointly and severally indemnify each Secured Party for any incremental Taxes that may become payable by such Secured Party as a result of any failure of any Borrower to pay any Taxes when due to the appropriate Governmental Authority or to deliver to the Administrative Agent, pursuant to clause (c), documentation evidencing the payment of Taxes or Other Taxes. With respect to indemnification for Non-Excluded Taxes and Other Taxes actually paid by any Secured Party or the indemnification provided in the immediately preceding sentence, such indemnification shall be made within 30 days after the date such Secured Party makes written demand therefor. Each Borrower acknowledges that any payment made to any Secured Party or to any Governmental Authority in respect of the indemnification obligations of the Borrowers provided in this clause shall constitute a payment in respect of which the provisions of clause (a) and this clause shall apply.

          (e) Each Non-U.S. Lender, on or prior to the date on which such non-U.S. Lender becomes a Lender hereunder (and from time to time thereafter upon the request of the U.S. Borrower or the Administrative Agent, but only for so long as such non-U.S. Lender is legally entitled to do so), shall deliver to the U.S. Borrower and the Administrative Agent either

               (i)  (x) two duly completed copies of either (A)
          Internal Revenue Service Form WBEN or (B) Internal
          Revenue Service Form W-BECI, or in either case an applicable successor form; or

               (ii) in the case of a Non-U.S. Lender that is not legally entitled to deliver either form listed in clause (e)(i)(x), (x) a certificate of a duly authorized officer of such Non-U.S. Lender to the effect that such Non-U.S. Lender is not (A) a "bank" within the meaning of Section 881(c)(3)(A) of the Code,
          (B) a "10 percent shareholder" of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code (such certificate, an "Exemption Certificate") and (y) two duly completed copies of Internal Revenue Service Form W-8 BEN or applicable successor form.

          (f) The Borrowers shall not be obligated to gross up any payments to any Lender pursuant to clause (a)(i), or to indemnify any Lender pursuant to clause (d), in respect of United States federal withholding Taxes to the extent imposed as a result of (i) the failure of such Lender to deliver to any Borrower the form or forms and/or an Exemption Certificate, as applicable to such Lender, pursuant to clause (e), (ii) such form or forms and/or Exemption Certificate not establishing a complete exemption from U.S. federal withholding Tax or the information or certifications made therein by the Lender being untrue or inaccurate on the date delivered in any material respect, or
     (iii) the Lender designating a successor lending office at which it maintains its Loans which has the effect of causing such Lender to become obligated for Tax payments in excess of those in effect immediately prior to such designation; provided, however, that the Borrowers shall be obligated to gross up any payments to any such Lender pursuant to clause
     (a)(i), and to indemnify any such Lender pursuant to clause
     (d), in respect of United States federal withholding Taxes if (i) any such failure to deliver a form or forms or an Exemption Certificate or the failure of such form or forms or Exemption Certificate to establish a complete exemption from U.S. federal withholding Tax or inaccuracy or untruth contained therein resulted from a change in any applicable statute, treaty, regulation or other applicable law or any interpretation of any of the foregoing occurring after the Effective Date, which change rendered such Lender no longer legally entitled to deliver such form or forms or Exemption Certificate or otherwise ineligible for a complete exemption from U.S. federal withholding Tax, or rendered the information or certifications made in such form or forms or Exemption Certificate untrue or inaccurate in a material respect, (ii) the redesignation of the Lender's lending office was made at the request of the U.S. Borrower or (iii) the obligation to gross up payments to any such Lender pursuant to clause (a)(i) or to indemnify any such Lender pursuant to clause (d) is with respect to an Assignee Lender that becomes an Assignee Lender as a result of an assignment made at the request of the U.S. Borrower.

          (g) Each Lender represents to U.K. Acquisitions and the Administrative Agent that, in the case of a Lender which is a Lender on the U.K. Closing Date and, in the case of a Lender which becomes a Lender after the U.K. Closing Date, on the date it becomes a Lender and on each Quarterly Payment Date and on the last day of each Interest Period for any LIBO Rate Loans that it is either (i) a bank beneficially entitled to interest in respect of such Loans and within the charge to corporation tax in respect of such interest for the purposes of Section 349(3)(a) of the Income and Corporation Taxes Act 1988; or (ii) a bank lending through any other branch, Affiliate or agency if, at the time the bank becomes a party, the bank or affiliate (as the case may be) (A) is resident in a country with which the United Kingdom has an appropriate double taxation treaty pursuant to which that bank or Affiliate (as the case may be) is entitled to receive principal, interest and fees under this Agreement from the Borrowers without withholding of United Kingdom income tax (and such bank or affiliate (as the case may be) has effectively claimed the benefit of such treaty in respect of this Agreement so that the Borrowers are not requested to make any such withholding), or (B) is otherwise entitled to receive principal, interest and fees without such withholding, and shall forthwith notify the U.S. Borrower and the Administrative Agent if either representation ceases to be correct. Each Lender that is not funding its Loans out of a lending office in the United Kingdom (or another jurisdiction having an exemption from United Kingdom income tax by treaty organized under the laws of the United States) shall submit a duly completed Form FD13 double tax treaty form to the U.S. Internal Revenue Service (or the comparable form for its jurisdiction to its jurisdiction's tax authorities) reasonably promptly seeking exemption from United Kingdom income tax on interest payable under the Loan Documents.

          (h) Each Lender agrees that it will use reasonable efforts to designate an alternate lending office with respect to its LIBO Rate Loans affected by any of the matters or circumstances described in this Section to reduce the obligation of the Borrowers to gross up any payments to any Lenders pursuant to clause(a)(i), or to indemnify any Lenders pursuant to clause (d), so long as such designation is not disadvantageous in any way to such Lender as determined by such Lender in its sole discretion; provided that such Lender shall have no obligation to so designate an alternate lending office located in the United States. Any Lender claiming any additional amounts payable pursuant to this Section shall use reasonable efforts (consistent with legal and regulatory restrictions) to deliver to the Borrowers or the Administrative Agent any certificate or document reasonably requested by any Borrower or the Administrative Agent if the delivery of such certificate or document would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

          (i) If any Lender that does not make a LIBO Rate Loan pursuant to Section 4.1 or Section 4.2, is subject to increased costs pursuant to Section 4.3, or is owed or reasonably anticipates being owed additional amounts pursuant to this Section and fails to take action required under clause (h) of this Section any Borrower shall have the right, if no Default then exists, to replace such Lender with another bank or financial institution with the written consent of the Administrative Agent, which consent shall not be unreasonably withheld, provided that (i) the obligations of any Borrower owing to the Lender being replaced (including such increased costs) that are not being assigned to the replacement Lender shall be paid in full to the Lender being replaced concurrently with such replacement,
     (ii) the replacement lender shall execute a Lender Assignment Agreement and Acceptance pursuant to which it shall become a party hereto as provided in Section 10.11.1, and (iii) upon compliance with the provisions for assignment provided in Section 10.11.1 and the payment of amounts referred to in clause (i), the replacement lender shall constitute a "Lender" hereunder and the Lender being so replaced shall no longer constitute a "Lender" hereunder.()

     SECTION 4.70  Payments, Computations, etc.

     Unless otherwise expressly provided in a Loan Document, all payments by the Borrowers pursuant to each Loan Document shall be made by the Borrowers to the Administrative Agent for the pro rata account of the Secured Parties entitled to receive such payment. All payments shall be made without setoff, deduction or counterclaim not later than 11:00 a.m. (which shall be London time in the case of Other Currency Loans) on the date due in same day or immediately available funds to such account as the Administrative Agent shall specify from time to time by notice to the U.S. Borrower, provided, however, that all payments in Other Currency shall be made to the Other Currency Lender in the Other Currency Lenders designated account. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Secured Party its share, if any, of such payments received by the Administrative Agent for the account of such Secured Party. All interest (including interest on LIBO Rate Loans) and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days, except with respect to LIBO Rate Loans denominated in Sterling which shall accrue interest computed on the basis of 365 days and except as set forth in clause (d) of the definition of the term "Associated Costs" and except with respect to Base Rate Loans which shall accrue interest computed on the basis of a year comprised of 365 or 366 days, as the case may be, provided, however, that to the extent the current market practice is to compute interest and/or fees in respect of any Other Currency or any Loan denominated in any Other Currency in a manner other than as set forth above, all interest and fees hereunder shall be computed on the basis of such market practice, as notified to the U.S. Borrower by the Administrative Agent. Payments due on other than a Business Day shall (except as otherwise required by clause (c) of the definition of the term "Interest Period") be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees in connection with that payment.

     SECTION 4.80  Sharing of Payments.

     If any Secured Party shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Credit Extension or Reimbursement Obligation (other than pursuant to the terms of Sections 4.3, 4.4, 4.5 or 4.6) in excess of its pro rata share of payments obtained by all Secured Parties, such Secured Party shall purchase from the other Secured Parties such participations in Credit Extensions made by them as shall be necessary to cause such purchasing Secured Party to share the excess payment or other recovery ratably (to the extent such other Secured Parties were entitled to receive a portion of such payment or recovery) with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Secured Party, the purchase shall be rescinded and each Secured Party which has sold a participation to the purchasing Secured Party shall repay to the purchasing Secured Party the purchase price to the ratable extent of such recovery together with an amount equal to such selling Secured Party's ratable share (according to the proportion of (a) the amount of such selling Secured Party's required repayment to the purchasing Secured Party to (b) total amount so recovered from the purchasing Secured Party) of any interest or other amount paid or payable by the purchasing Secured Party in respect of the total amount so recovered. Each Borrower agrees that any Secured Party purchasing a participation from another Secured Party pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Secured Party were the direct creditor of such Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law any Secured Party receives a secured claim in lieu of a setoff to which this Section applies, such Secured Party shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Secured Parties entitled under this Section to share in the benefits of any recovery on such secured claim.

     SECTION 4.90  Setoff.

     Each Secured Party shall, upon the occurrence and during the continuance of any Default described in clauses (a) through (d) of Section 8.1.9 or, with the consent of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) each Borrower hereby grants to each Secured Party a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of such Borrower then or thereafter maintained with such Secured

Party; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8. Each Secured Party agrees promptly to notify the U.S. Borrower and the Administrative Agent after any such setoff and application made by such Secured Party; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Secured Party under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Secured Party may have. The Borrower agrees to combine currencies to effectuate a set-off at the Spot Rate.

     SECTION 4.100  Guaranty Provisions.

     Each Borrower acknowledges and agrees that, whether or not specifically indicated as such in a Loan Document, all Obligations shall be joint and several Obligations of each individual Borrower, and in furtherance of such joint and several Obligations, each Borrower hereby irrevocably guarantees the payment of all Obligations of each other Borrower as set forth below.

     SECTION 4.110  Guaranty.

     Each Borrower hereby jointly and severally, absolutely, unconditionally and irrevocably guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations; provided, however, that each Borrower shall only be liable under this Agreement for the maximum amount of such liability that can be hereby incurred without rendering this Agreement, as it relates to such Borrower, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This guaranty constitutes a guaranty of payment when due and not merely of collection, and each Borrower specifically agrees that it shall not be necessary or required that any Secured Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against any Obligor or any other Person before or as a condition to the obligations of such Borrower hereunder.

     SECTION 4.120  Guaranty Absolute, etc.

     The guaranty agreed to above shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until the Termination Date. Each Borrower jointly and severally guarantees that the Obligations will be paid strictly in accordance with the terms of each Loan Document under which such Obligations arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The liability of each Borrower under this Agreement shall be joint and several, absolute, unconditional and irrevocable irrespective of:

          (a) any lack of validity, legality or enforceability of any Loan Document;

          (b) the failure of any Secured Party (i) to assert any claim or demand or to enforce any right or remedy against any Obligor or any other Person (including any other guarantor) under the provisions of any Loan Document or otherwise, or (ii) to exercise any right or remedy against any other guarantor (including any Obligor) of, or collateral securing, any Obligations;

          (c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other extension, compromise or renewal of any Obligation;

          (d) any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Borrower hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise;

          (e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document;

          (f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to or departure from, any other guaranty held by any Secured Party securing any of the Obligations; or

          (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Obligor, any surety or any guarantor.

     SECTION 4.12.1  Reinstatement, etc.

     Each Borrower agrees that its guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by any Secured Party, upon the insolvency, bankruptcy or reorganization of any other Borrower, any other Obligor or otherwise, all as though such payment had not been made.

     SECTION 4.12.2    Waiver, etc.

     Each Borrower hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Agreement and any requirement that any Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any other Obligor or any other Person (including any other guarantor) or entity or any collateral securing the Obligations, as the case may be.

     SECTION 4.12.3   Postponement of Subrogation, etc.

     Each Borrower agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under any Loan Document to which it is a party, nor shall any Borrower seek or be entitled to seek any contribution or reimbursement from any Obligor, in respect of any payment made hereunder, under any other Loan Document or otherwise, until following the Termination Date. Any amount paid to any Borrower on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of the Secured Parties and shall immediately be paid and turned over to the Administrative Agent for the benefit of the Secured Parties in the exact form received by such Borrower (duly endorsed in favor of the Administrative Agent, if required), to be credited and applied against the Obligations, whether matured or unmatured, in accordance with
Section 4.7; provided, however, that if

          (a)  any Borrower has made payment to the Secured
     Parties of all or any part of the Obligations; and

          (b)  the Termination Date has occurred;

then at such Borrower's request, the Administrative Agent, (on behalf of the Secured Parties) will, at the expense of such Borrower, execute and deliver to such Borrower appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Borrower of an interest in the Obligations resulting from such payment. In furtherance of the foregoing, at all times prior to the Termination Date each Borrower shall refrain from taking any action or commencing any proceeding against the any Obligor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in the respect of payments made under any Loan Document to any Secured Party.

     SECTION 4.12.4  Guaranty Limitations.

     Notwithstanding anything to the contrary contained herein, each U.K. Obligor other than U.K. Holdings (which shall guaranty all Obligations) shall only be a guarantor of the U.K.
Obligations and the indemnities contained herein and not for any other amounts.

     SECTION 4.130  Defaulting Lenders.

     Notwithstanding anything in this Agreement to the contrary, as to any Lender which (a) has refused (which refusal has not been retracted) to make available its portion of any Borrowing or to fund its portion of any unreimbursed (or disgorged) payment under Section 2.6.1 or (b) has given notice to the Administrative Agent and/or the Borrowers that it does not intend to comply with its obligations under Section 2.1 or under Section 2.6.1, in the case of clause (a) or clause (b) above, in connection with or after the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority (such Lender, a "Defaulting Lender"):

          (i) such Lender shall not be deemed a Required Lender hereunder and such Lender's Commitments, Loans and Letter of Credit Outstandings shall be excluded from the calculations set forth in the definition of Required Lenders;

          (ii) such Lender shall not be entitled to receive any portion of (A) Letter of Credit fees, (B) interest payable with respect to any Disbursements or (C ) amounts received in respect of Disbursements; and

          (iii) such Lender shall not be entitled to receive any commitment fee payable in respect of the Commitment
     Amount.

In addition to the foregoing, and notwithstanding Section 2.1.2, if any Lender shall fall within the description set forth in clause (a) or (b) above, the Issuer shall not be required to issue any Letter of Credit, unless arrangements reasonably satisfactory to the Issuer have been entered into to eliminate the Issuer's risk with respect to the participation in Letters of Credit by such Lender, including Cash Collateralizing such Lender's Letter of Credit Commitment.

                            ARTICLE V
                 CONDITIONS TO CREDIT EXTENSIONS

     SECTION 5.10  Initial Credit Extensions.

     The obligations of the Lenders and, if applicable, the Issuer or the Loan Note Guarantor to fund any Credit Extensions to the Borrowers shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1.

     SECTION 5.1.1  Resolutions, etc.

     The Administrative Agent shall have received from each Obligor executing a Loan Document pursuant to Section 5.1, as applicable, (a) in the case of the U.S. Borrower, a copy of a good standing certificate (or its equivalent), dated a date reasonably close to the U.K. Closing Date, for each such Person and (b) a certificate, dated the U.K. Closing Date and with counterparts for each Lender, duly executed and delivered by such Person's Secretary or Assistant Secretary, managing member or general partner, as applicable, as to

          (a) resolutions of each such Person's Board of Directors (or other managing body, in the case of other than a corporation) then in full force and effect authorizing, to the extent relevant, the execution, delivery and performance of each Loan Document to be executed by such Person and the U.K. Transaction applicable to such person;

          (b)  the incumbency and signatures of each Authorized
     Officer signing any Loan Documents; and

          (c)  the full force and validity of each Organic
     Document of such Person and copies thereof;

upon which certificates each Secured Party may conclusively rely until it shall have received a further certificate of the Secretary, Assistant Secretary, managing member or general partner, as applicable, of any such Person canceling or amending the prior certificate of such Person.

     SECTION 5.1.2  Termination of Loan Agreement.

     The Administrative Agent shall have received a letter agreement from U.K. Acquisitions that permanently terminates the Loan Agreement, dated as of December 14, 1999 (as amended, supplemented, amended and restated or otherwise modified from time to time), among U.K. Acquisitions and the lenders parties thereto.

     SECTION 5.1.3  Closing Fees, Expenses, etc.

     The Administrative Agent shall have received for its own account, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Sections
3.3 and 10.3, if then invoiced.

     SECTION 5.1.4   Delivery of Notes.

     The Administrative Agent shall have received, for the account of each Lender that has requested a Note, such Lender's
Notes duly executed and delivered by an Authorized Officer of each Borrower.

     SECTION 5.1.5  Borrowing Request, etc.

     The Administrative Agent shall have received a duly executed Borrowing Request. Each of the delivery of a Borrowing Request and the acceptance by any Borrower of the proceeds of such Loans shall constitute a representation and warranty by such Borrower that on the date of such Loans (both immediately before and after giving effect to such Loans and the application of the proceeds thereof) the statements made in Section 5.2.3 are true and correct in all material respects.

     SECTION 5.1.6  Opinions of Counsel.

     The Administrative Agent shall have received opinions, dated the U.K. Closing Date and addressed to the Administrative Agent and all Lenders, from

          (a)  Hunton & Williams, acting as special Virginia and
     New York counsel to the Obligors, in form and substance satisfactory to the Administrative Agent; and

          (b) Slaughter and May, acting as special English counsel to the Obligors, in form and substance satisfactory to the Administrative Agent.

     SECTION 5.1.7   U.K. Equity Financing.

     Net cash proceeds of not less than the Dollar Equivalent of the Contribution Amount in the aggregate in respect of the U.K. Equity Contribution shall have been contributed to U.K. Acquisitions as a capital contribution and shall be used by U.K. Acquisitions, concurrently with the making of the Credit Extensions, solely to assist in financing the purchase of the U.K. Ordinary Shares pursuant to the U.K. Offer and pursuant to market purchases.

     SECTION 5.1.8   Delivery of U.K. Offer Materials.

     The Administrative Agent shall have received (with copies for each Lender that shall have expressly requested copies thereof) true and complete copies of the U.K. Offer Materials, certified to be true and complete copies thereof by an Authorized
Officer of U.K. Acquisitions.

     SECTION 5.1.9  No Modification of Agreements.

     Subject to Section 5.1.12, no U.K. Obligor shall have consented to any amendment, supplement or other modification of any of the terms or provisions contained in the U.K. Offer Materials, including the U.K. Offer Price, other than any such amendment, supplement or other modification which is immaterial and which could not adversely affect the Administrative Agent or any Lender.

     SECTION 5.1.10  Pledge Agreements.

     The Administrative Agent shall have received, with counterparts for each Lender, the U.S. Borrower Foreign Pledge Agreement, U.K. Acquisitions II Pledge Agreement, the U.K. Acquisitions I Pledge Agreement and the U.K. Holdings Pledge Agreement, each dated as of the U.K. Closing Date, duly executed and delivered by an Authorized Officer of the applicable U.K. Obligor respectively, together with, in the case of the U.S. Borrower Foreign Pledge Agreement, the U.K. Holdings Pledge Agreement and the U.K. Acquisitions I Pledge Agreement, the certificates evidencing all of the issued and outstanding shares of Capital Securities of U.K. Acquisitions (other than those shares owned by Andrew Kohut), U.K. Acquisitions I (other than those shares owned by Andrew Kohut), U.K. Holdings (other than those shares owned by Chesapeake International Holding Company, a Virginia corporation) and Field Group, respectively, which certificates shall in each case be accompanied by undated stock powers or powers of transfer duly executed in blank, or, if any such shares of Capital Securities pledged pursuant to such Pledge Agreement are uncertificated securities, the Administrative Agent shall have obtained "control" (as defined in the UCC) over such shares of Capital Securities or otherwise have a perfected security interest in such Capital Securities.

     SECTION 5.1.11  No Waivers.

     Subject to U.K. Acquisitions' obligations under Note 2 to Rule 13 of the U.K. City Code, no condition of the U.K. Offer shall have been waived in whole or in part without the prior written consent of the Required Lenders and the Administrative Agent (such consent not to be unreasonably withheld or delayed), as confirmed to the Required Lenders and the Administrative Agent in writing by an Authorized Officer of U.K. Acquisitions.

     SECTION 5.1.12  Acceptance Level.

     The U.K. Offer shall have been declared unconditional as to acceptances in respect of at least 90% of all the U.K. Ordinary Shares of the U.K. Target and shall have become or been declared unconditional in all respects, provided that the Administrative Agent and the Required Lenders agree to consult with U.K. Acquisitions in good faith regarding permitting an acceptance level that is lower than 90%.


     SECTION 5.1.13  Compulsory Acquisition Procedures.

     The Required Lenders, the Administrative Agent and their respective counsel shall be satisfied that the U.K. Offer has been structured so that it will satisfy the requirements necessary to enable U.K. Acquisitions to invoke the compulsory acquisition procedures under Articles 421 to 423 F of the Companies (Northern Ireland) Order of 1986 (as amended) if acceptances are received in respect of 90% or more of the U.K. Ordinary Shares of the U.K. Target to which the U.K. Offer relates (including, for this purpose, shares which are treated as having been acquired by virtue of acceptances of the U.K. Offer in accordance with Section 422(8) of the Companies (Northern Ireland) Order of 1986 (as amended).

     SECTION 5.1.14  U.K. Offer Price.

     The U.K. Offer Price shall not exceed L2.65 per U.K.
Ordinary Share.

     SECTION 5.1.15  Illegality.

     It shall not be unlawful for any Lender to make or fund, or to have any Commitments hereunder to make or fund, any Loan or for the Loan Note Guarantor to issue the Loan Note Guaranty.

     SECTION 5.1.16  Unanimous Recommendation.

     The Required Lenders, the Administrative Agent and their respective counsel shall be satisfied that the U.K. Offer
Document contains the unanimous recommendation from the directors of the U.K. Target that the shareholders of U.K. Target accept the U.K. Offer.

     SECTION 5.1.17  Insolvency.

     None of the events referred to in Section 8.1.9 shall have occurred and be continuing in relation to any U.K. Obligor, the U.K. Target or the Subsidiaries of the U.K. Target, except where U.K. Acquisitions, in compliance with its obligations under Note 2 to Rule 13 of the U.K. City Code, is not permitted to withdraw the Offer.

     SECTION 5.1.18  U.K. Closing Date Certificate.

     The Administrative Agent shall have received, with counterparts or copies for each Lender, the U.K. Closing Date Certificate, dated the U.K. Closing Date and duly executed and delivered by the chief executive financial or accounting (or equivalent) Authorized Officer of the U.K. Borrowers, in which certificate the U.K. Borrowers shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties of the U.K. Borrowers made as of such date under this Agreement, and, at the time such certificate is delivered, such statements shall in fact be true and correct.

     SECTION 5.1.19  Solvency, etc.

     The Administrative Agent shall have received, with counterparts for each Lender, a solvency certificate duly executed and delivered by the chief financial or accounting
Authorized Officer of each U.S. Borrower, dated the U.K. Closing
Date, in the form of Exhibit I attached hereto.

     SECTION 5.20  All Credit Extensions.

     The obligation of each Lender, the Issuer or the Loan Note
Guarantor to make any Credit Extension shall be subject to, and the satisfaction of, each of the conditions precedent set forth below.

     SECTION 5.2.1  Compliance with Warranties, No Default, etc.

     Both before and after giving effect to any Credit Extension (but, if any Default of the nature referred to in Section 8.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct:

          (a) the representations and warranties set forth in each Loan Document shall, in each case, be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

          (b) no Default shall have then occurred and be continuing.

     SECTION 5.2.2  Credit Extension Request, etc.

     Subject to Section 2.3.2, the Administrative Agent shall have received a Borrowing Request if Loans are being requested, or an Issuance Request if a Letter of Credit is being requested or extended. Each of the delivery of a Borrowing Request or Issuance Request and the acceptance by any Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by such that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the statements made in Section 5.2.1 are true and correct in all material respects.

     SECTION 5.2.3  Satisfactory Legal Form.

     All documents executed or submitted pursuant hereto by or on behalf of any Borrower or any of its Subsidiaries or any other Obligors shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel; the Administrative Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Administrative Agent or its counsel may reasonably request.

                           ARTICLE VI
                 REPRESENTATIONS AND WARRANTIES

     In order to induce the Lenders, the Administrative Agent, the Issuer and the Loan Note Guarantor to enter into this Agreement and to make Credit Extensions hereunder, each Borrower represents and warrants to the Lenders, the Administrative Agent, the Issuer and the Loan Note Guarantor as set forth in this Article.

     SECTION 6.10  Organization, etc.

     Each Obligor is validly organized and existing and in good standing under the laws of the state or jurisdiction of its incorporation or organization, is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the nature of its business requires such qualification (except for where failure to do so could not reasonably be expected to have a Material Adverse Effect), and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under each Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it (except for where failure to do so could not reasonably be expected to have a Material Adverse Effect).

     SECTION 6.20  Due Authorization, Non-Contravention, etc.

     The execution, delivery and performance by each Obligor of each Loan Document executed or to be executed by it, each such Obligor's participation in the consummation of all aspects of the U.K. Transaction, and the execution, delivery and performance by such Obligor of the agreements executed and delivered by it in connection with the U.K. Transaction are in each case within such Person's powers, have been duly authorized by all necessary action, and do not

          (a) result in a default under or contravene any (i) Obligor's Organic Documents, (ii) contractual restriction, indenture or loan agreement binding on or affecting such Obligor, (iii) court decree or order binding on or affecting such Obligor or (iv) law or governmental regulation binding on or affecting such Obligor; or

          (b) result in, or require the creation or imposition of, any Lien on such Obligor's properties (except as permitted by this Agreement).()

     SECTION 6.30  Government Approval, Regulation, etc.

     No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person (other than those that have been, or on the applicable Closing Date will be, duly obtained or made and which are, or on the applicable Closing Date will be, in full force and effect) is required for the consummation of the U.K. Transaction or the due execution, delivery or performance by any Obligor of any Loan Document to which it is a party, or for the due execution, delivery and/or performance of the U.K. Transaction Documents, in each case by the parties thereto or the consummation of the U.K. Transaction. Neither the U.S. Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION 6.40  Validity, etc.

     This Agreement has been duly executed and delivered by each Borrower, and each Loan Document and the U.K. Transaction Documents to which each Obligor is a party constitute, or will, on the due execution and delivery thereof by such Obligor, constitute, the legal, valid and binding obligations of such Obligor, enforceable against it in accordance with their respective terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity).

     SECTION 6.50  Financial Information.

     The financial statements of the U.S. Borrower and its Subsidiaries furnished to the Administrative Agent and each Lender pursuant to Section 5.1.6 have been prepared in accordance with GAAP consistently applied, and present fairly, in all material respects, the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended, subject to normal year-end adjustments. All balance sheets, all statements of operations, shareholders' equity and cash flow and all other financial information of each of the U.S. Borrower and its Subsidiaries furnished pursuant to Section 7.1.1 have been and will for periods following the Effective Date be prepared in accordance with GAAP consistently applied, and do or will present fairly, in all material respects, the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended, subject to normal year-end adjustments.

     SECTION 6.60  No Material Adverse Change.

     There has been no material adverse change in the business, assets, financial condition, liabilities, revenues, tax position, debt service capacity, operations or prospects of the U.S. Borrower and its Subsidiaries, taken as a whole, since December 31, 1999 or the U.K. Target and its Subsidiaries since December 31, 1999.

     SECTION 6.70  Litigation, Labor Controversies, etc.

     There is no pending or, to the knowledge of the U.S.
Borrower or any of its Subsidiaries, threatened litigation, action, proceeding or labor controversy

          (a) except as disclosed in Item 6.7 of the Disclosure Schedule, affecting any Obligor or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to have a Material Adverse Effect, and no adverse development has occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed in Item 6.7; or

          (b) which purports to affect the legality, validity or enforceability of any Loan Document, the U.K. Transaction
     Documents or U.K. Transaction.()

     SECTION 6.80  Subsidiaries.

     The U.S. Borrower has no Subsidiaries, except those Subsidiaries

          (a)  which are identified in Item 6.8 of the Disclosure
     Schedule; or

          (b) which are permitted to have been organized or acquired in accordance with Sections 7.2.5 or 7.2.9.()

     SECTION 6.90  Ownership of Properties.

     The U.S. Borrower and each of its Subsidiaries owns (a) in the case of owned real property, good and marketable fee title to, and (b) in the case of owned personal property, good and valid title to, or, in the case of leased real or personal property, valid and enforceable leasehold interests (as the case may be) in, all of its material properties and assets, real and personal, tangible and intangible, of any nature whatsoever, free and clear in each case of all Liens or claims, except for Permitted Liens.

     SECTION 6.100  Taxes.

     The U.S. Borrower and each of its Subsidiaries has filed all Tax returns and reports required by law to have been filed by it and has paid all Taxes and governmental charges thereby shown to be due and owing, except any such Taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books or where the failure to pay, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     SECTION 6.110  Pension and Welfare Plans.

     During the twelve-consecutive-month period prior to the Effective Date and prior to the date of any Credit Extension hereunder, no steps have been taken to terminate any Pension Plan which could be reasonably likely to result in a material liability to any Borrower or any member of the Controlled Group, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the U.S. Borrower or any member of the Controlled Group of any material liability, fine or penalty which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither the U.S. Borrower nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA other than those which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Each Foreign Employee Benefit Plan maintained or contributed to by the Borrowers, any Foreign Subsidiaries or any ERISA Affiliate is in compliance with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plan except for such failures which, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. The aggregate of the liabilities to provide all of the accrued benefits under any Foreign Pension Plan maintained or contributed to by the Borrowers, any Foreign Subsidiaries or any ERISA Affiliate does not exceed the current fair market value of the assets held in the trust or other funding vehicle for such Plan in a manner that could reasonably be expected to have a Material Adverse Effect. With respect to any Foreign Employee Benefit Plan maintained by the Borrowers, any Foreign Subsidiaries or any ERISA Affiliate (other than a Foreign Pension Plan), reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction in which such Plan is maintained. The aggregate unfunded liabilities, after giving effect to any reserves for such liabilities, with respect to such Plans are not reasonably expected to have a Material Adverse Effect. There are no actions, suits or claims (other than routine claims for benefits) pending or threatened against the Borrowers, any Foreign Subsidiaries or any ERISA Affiliate with respect to any Foreign Employee Benefit Plan other than those which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     SECTION 6.120  Environmental Warranties.

     Except as set forth in Item 6.12 of the Disclosure Schedule:

          (a) all facilities and property (including underlying groundwater) owned or leased by the U.S. Borrower or any of its Subsidiaries have been, and continue to be, owned or leased by the U.S. Borrower and its Subsidiaries in material compliance with all Environmental Laws other than those which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

          (b) there have been no past, and there are no pending or threatened (i) claims, complaints, notices or requests for information received by the U.S. Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or (ii) complaints, notices or inquiries to the U.S. Borrower or any of its Subsidiaries regarding potential liability under any Environmental Law other than those which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

          (c) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by the U.S. Borrower or any of its Subsidiaries that have, or could reasonably be expected to have, a Material Adverse Effect;

          (d) the U.S. Borrower and its Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters except where the failure to do so could not reasonably be expected to have a Material Adverse Effect;

          (e) no property now or previously owned or leased by the U.S. Borrower or any of its Subsidiaries is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up which may lead to any material claims against the U.S. Borrower or any of its Subsidiaries;

          (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the U.S. Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect;

          (g) neither the U.S. Borrower nor any Subsidiary has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the U.S. Borrower or such Subsidiary for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

          (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by the U.S. Borrower or any Subsidiary that, singly or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect; and

          (i) no conditions exist at, on or under any property now or previously owned or leased by the U.S. Borrower which, with the passage of time, or the giving of notice or both, would give rise to material liability under any Environmental Law other than those that could not reasonably be expected to have a Material Adverse Effect.()

     SECTION 6.130  Accuracy of Information.

          (a) None of the factual information heretofore or contemporaneously furnished in writing to any Secured Party by or on behalf of any Obligor in connection with any Loan Document (including the Confidential Memorandum) or any transaction contemplated hereby (including the U.K. Transaction), taken as a whole, contains any untrue statement of a material fact, or omits to state any material fact necessary to make any information not misleading, and no other factual information hereafter furnished in connection with any Loan Document by or on behalf of any Obligor to any Secured Party, taken as a whole, will contain any untrue statement of a material fact or will omit to state any material fact necessary to make any information not misleading on the date as of which such information is dated or certified.

          (b) All written information prepared by any consultant or professional advisor on behalf of any Borrower or any of its Subsidiaries which was furnished to the Administrative Agent or any Lender in connection with the preparation, execution and delivery of this Agreement has been reviewed by the Borrowers, and nothing has come to the attention of the Borrowers in the context of such review which would lead them to believe that such information (or the assumptions on which such information is based) is not, taken as a whole, true and correct in all material respects or that such information, taken as a whole, omits to state any material fact necessary to make such information not misleading in any material respect.

          (c) Insofar as any of the information described above includes assumptions, estimates, projections or opinions, the Borrowers have reviewed such matters and nothing has come to the attention of the Borrowers in the context of such review which would lead them to believe that such assumptions, estimates, projections or opinions, omit to state any material fact necessary to make such assumptions, estimates, projections or opinions not reasonable or not misleading in any material respect. All projections and estimates have been prepared in good faith on the basis of reasonable assumptions.()

     SECTION 6.140  Regulations T, U and X.

     No Obligor is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Credit Extensions will be used to purchase or carry margin stock or otherwise for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation T, Regulation U or Regulation X. Terms for which meanings are provided in F.R.S. Board Regulation T, Regulation U or Regulation X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

     SECTION 6.150  Year 2000.

     Each Obligor successfully addressed the "Year 2000 Problem"
(that is, the risk that computer applications used by such Obligor may be unable to recognize and properly perform date-sensitive functions involving certain dates prior to and any date after December 31, 1999). The Year 2000 Problem could not reasonably be expected to have a Material Adverse Effect.

     SECTION 6.160  Solvency.

     The U.K. Transaction (including the incurrence of the Credit Extension hereunder, the execution and delivery by the Subsidiary Guarantors of the U.K. Subsidiary Guaranty and the granting of any Liens as security therefor) will not involve or result in any fraudulent transfer or fraudulent conveyance under the provisions of Section 548 of the Bankruptcy Code (11 U.S.C. 101 et seq., as from time to time hereafter amended, and any successor or similar statute) or any applicable state law relating to fraudulent transfers or fraudulent conveyances. After giving effect to each Credit Extension hereunder, each Borrower and each Guarantor is Solvent.

     SECTION 6.170  Shell Status.

     On and prior to the U.K. Closing Date, U.K. Acquisitions will not have engaged in any business or incurred any Indebtedness or any other liability other than the Obligations and in connection with the U.K. Transaction.

     SECTION 6.180  Compliance with Laws.

     The U.K. Offer complies in all material respects with all applicable legal requirements and the execution and delivery by U.K. Acquisitions of the U.K. Offer Materials, and the consummation of the U.K. Offer will not violate any statute or regulation of the United States, the United Kingdom or of any state, province or other applicable jurisdiction, or any order, judgment or decree of any court or governmental body, or result in a breach of, or constitute a default under, any material agreement or indenture, or any order or decree, affecting U.K. Holdings, any Borrower, the U.K. Target or any of its Subsidiaries (including any entity which will be a Subsidiary after giving effect to the U.K. Offer), except to the extent such violations, breaches and defaults will not have a Material Adverse Effect or materially adversely affect the value of U.K. Target.

     SECTION 6.190  No Contractual or Other Restrictions.

     No Subsidiary, other than those listed in Item 6.19 of the Disclosure Schedule, is a party to any agreement or arrangement or subject to any law, rule, regulation or decision that limits its ability to pay dividends to, or otherwise make Investments in or other payments to, the U.S. Borrower or that limits its ability to grant Liens solely in favor of the Administrative Agent.

     SECTION 6.200  Absence of any Undisclosed Liabilities.

     There are no material liabilities of the U.S. Borrower or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than those liabilities provided for or disclosed in the most recently delivered financial statements or pursuant to public filings with SEC.

     SECTION 6.210  Labor Relations.

     To the best of each Borrower's knowledge, neither such Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect and there is (a) no unfair labor practice complaint pending against such Borrower or any Subsidiary or threatened against any of them, before the National Labor Relations Board, and no material grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against such Borrower or any Subsidiary or threatened against any of them, (b) no strike, labor dispute, slow down or stoppage pending against such Borrower or any Subsidiary or threatened against such Borrower or any Subsidiary, and (c) no union representation proceeding is pending with respect to the employees of such Borrower or any Subsidiary, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

     SECTION 6.220  Announcement and Offer Document.

     The Announcement and the U.K. Offer Materials delivered to the Lenders pursuant to Section 5.1.8 constitute the Announcement and the U.K. Offer Materials as in effect on the U.K. Closing
Date.


                           ARTICLE VII
                            COVENANTS

     SECTION 7.10  Affirmative Covenants.

     The Borrowers agree with each of the Secured Parties that until the Termination Date has occurred, the Borrowers will, and will cause their respective Subsidiaries to, perform or cause to be performed the obligations set forth below.

     SECTION 7.1.1 Financial Information, Reports, Notices, etc.

     The Borrowers will furnish, or cause to be furnished, to the Administrative Agent (with sufficient copies for each Lender) copies of the following financial statements, reports, notices and information:

          (a) as soon as available and in any event within 50 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, an unaudited consolidated and consolidating balance sheet of the U.S. Borrower and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of income and cash flow of the U.S. Borrower and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, and including (in each case), in comparative form the figures for the corresponding Fiscal Quarter in, and year to date portion of, the immediately preceding Fiscal Year, certified by the chief financial or accounting Authorized Officer of the U.S. Borrower to present fairly, complete and correct in all material respects the financial condition of the U.S. Borrower, subject to normal year-end adjustments;

          (b) as soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the consolidated and consolidating balance sheet of the U.S. Borrower and its Subsidiaries, and the related consolidated statements of income and cash flow of the U.S. Borrower and its Subsidiaries for such Fiscal Year, setting forth in comparative form the figures for the immediately preceding Fiscal Year, audited (without any Impermissible Qualification) by independent public accountants acceptable to the Administrative Agent stating that, in performing the examination necessary to deliver the audited financial statements of the U.S. Borrower, no knowledge was obtained of any Default or Event of Default;

          (c) concurrently with the delivery of the financial information pursuant to clauses (a) and (b), a Compliance Certificate, executed by the chief financial or accounting Authorized Officer of the U.S. Borrower, showing compliance with the financial covenant set forth in Section 7.2.4 and stating that no Default has occurred and is continuing (or, if a Default has occurred, specifying the details of such Default and the action that the U.S. Borrower or an Obligor has taken or proposes to take with respect thereto);

          (d) as soon as possible and in any event within three days after any officer of the U.S. Borrower or any other Obligor obtains knowledge of the occurrence of a Default, a statement of an Authorized Officer of the U.S. Borrower setting forth details of such Default and the action which the U.S. Borrower or such Obligor has taken and proposes to take with respect thereto;

          (e) as soon as possible and in any event within three days after the U.S. Borrower or any other Obligor obtains knowledge of (i) the occurrence of any material adverse development with respect to any litigation, action, proceeding or labor controversy described in Item 6.7 of the Disclosure Schedule or (ii) the commencement of any litigation, action, proceeding or labor controversy of the type and materiality described in Section 6.7, notice thereof and, to the extent the Administrative Agent requests, copies of all documentation relating thereto;

          (f) promptly after the sending or filing thereof, copies of all reports, notices, prospectuses and registration statements which any Obligor files with the SEC or any national securities exchange;

          (g) immediately upon becoming aware of (i) the institution of any steps by any Person to terminate any Pension Plan, (ii) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA, (iii) the taking of any action with respect to a Pension Plan which could result in the requirement that any Obligor furnish a bond or other security to the PBGC or such Pension Plan, or (iv) the occurrence of any event with respect to any Pension Plan which could result in the incurrence by any Obligor of any material liability, fine or penalty, notice thereof and copies of all documentation relating thereto;

          (h) promptly upon receipt thereof, copies of all "management letters" submitted to the U.S. Borrower or any other Obligor by the independent public accountants referred to in clause (b) in connection with each audit made by such accountants;

          (i) promptly following the mailing or receipt of any notice or report delivered under the terms of the Senior
     Notes or any Subordinated Debt, copies of such notice or report; and

          (j) promptly upon notice thereof, notice of any change in any of the U.S. Borrower's ratings by S&P or Moody's; and

          (k) such other financial and other information as any Lender or the Issuer through the Administrative Agent may from time to time reasonably request (including information and reports in such detail as the Administrative Agent may request with respect to the terms of and information provided pursuant to the Compliance Certificate).()

     SECTION 7.1.2  Maintenance of Existence; Compliance with
Laws, etc.

     Each Borrower will, and will cause each of its respective
Subsidiaries to,

          (a) except as otherwise permitted by Section 7.2.10 or where such Subsidiary is an Immaterial Subsidiary, preserve and maintain its legal existence; and

          (b) comply in all material respects with all applicable laws, rules, regulations and orders, including the payment (before the same become delinquent) of all material Taxes imposed upon such Borrower or any Subsidiary or upon their property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the books of such Borrower or any such Subsidiary, as applicable.()

     SECTION 7.1.3  Maintenance of Properties.

     Each Borrower will, and will cause each of its respective Subsidiaries to, maintain, preserve, protect and keep its and their respective properties in good repair, working order and condition (ordinary wear and tear excepted), and make necessary repairs, renewals and replacements so that the business carried on by such Borrower and its Subsidiaries may be properly conducted at all times, unless (a) such Borrower or such Subsidiary determines that the continued maintenance of such property is no longer economically desirable or (b) where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     SECTION 7.1.4  Insurance.

     Each Borrower will, and will cause each of its respective
Subsidiaries to:

          (a)  maintain insurance on its property with
     financially sound and reputable insurance companies against loss and damage in at least the amounts (and with only those deductibles) customarily maintained, and against such risks as are typically insured against in the same general area, by Persons of comparable size engaged in the same or similar business as such Borrower and its Subsidiaries and consistent with prior practices; and

          (b) all worker's compensation, employer's liability insurance or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business.

     SECTION 7.1.5  Books and Records.

     Each Borrower will, and will cause each of its respective Subsidiaries to, keep books and records in accordance with GAAP which accurately reflect all of its business affairs and transactions and permit each Secured Party or any of its representatives, at reasonable times and intervals upon reasonable notice to such Borrower, to visit each Obligor's offices, to discuss such Obligor's financial matters with its officers and employees, and its independent public accountants (and such Borrower hereby authorizes such independent public accountant to discuss each Obligor's financial matters with each Secured Party or its representatives whether or not any representative of such Obligor is present) and to examine (and photocopy extracts from) any of such Obligor's books and records. The Borrowers shall pay any fees of such independent public accountant incurred in connection with (a) the Administrative Agent's reasonable exercise of its rights pursuant to this Section or (b) if a Default has occurred and is continuing, such Secured Party's exercise of its rights pursuant to this Section.

     SECTION 7.1.6  Environmental Law Covenant.

     Each Borrower will, and will cause each of its respective
Subsidiaries to,

          (a) use and operate all of its and their facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws except in each case where the failure to do so could not reasonably be expected to have a Material Adverse Effect;

          (b) promptly notify the Administrative Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties in respect of, or as to compliance with, Environmental Laws, and shall promptly resolve any non-compliance with Environmental Laws and keep its property free of any Lien imposed by any Environmental Law except in each case where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and

          (c) provide such information and certifications which the Administrative Agent may reasonably request from time to time to evidence compliance with this Section 7.1.6.

     SECTION 7.1.7  Use of Proceeds.

     The Borrowers will apply the proceeds of the Credit Extensions to (a) acquire U.K. Ordinary Shares, (b) pay fees and expenses related to the U.K. Transaction, (c) acquire the Shorewood Shares, in an approximate amount of $71,000,000 and (d) provide for working capital and general corporate purposes of the U.S. Borrower and its Subsidiaries, including Capital Expenditures and Permitted Acquisitions by such Persons and issue Letters of Credit for the account of the U.S. Borrower and its Subsidiaries. The Borrowers may use the proceeds of Credit Extensions in an amount not to exceed $50,000,000 solely in order to consummate the U.K. Refinancing on or prior to March 23, 2000.

     SECTION 7.1.8  Future Collateral.

          (a) As soon as reasonably possible, but in no event later than the six week anniversary of the U.K. Closing Date, the Administrative Agent shall have received a first-priority pledge on 100% of the Capital Securities of the U.K. Target, U.K.
Acquisitions and U.K. Acquisitions I.

          (b) On the four month anniversary of the U.K. Closing Date, each Borrower will, and will cause (i) each U.S. Subsidiary that is not an Inactive Subsidiary to execute the Subsidiary Guaranty, (ii) each U.K. Subsidiary that is not an Inactive Subsidiary or a Borrower to execute the U.K. Subsidiary Guaranty and (iii) the Administrative Agent to have a first-priority pledge on the Capital Securities and intercompany Indebtedness of each Subsidiary of the Borrowers that are not Inactive Subsidiaries or a Borrower provided, that neither the U.S. Borrower nor its Subsidiaries shall be required to pledge more than 65% of the Voting Securities of any Foreign Subsidiary, unless such Subsidiary is a U.K. Obligor and such pledge is to secure the U.K. Obligations, in which case the U.S. Borrower or such Subsidiary shall pledge 100% of such Voting Securities.

          (c) The Borrowers will take all further action that may be required under applicable law, or that the Administrative Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the Liens created or intended to be created by the Loan Documents.

          (d)  Following the four month anniversary of the U.K.
     Closing Date each Borrower will cause any subsequently acquired or organized Subsidiary to execute the U.K.
     Subsidiary Guaranty (or a supplement thereto) or the Subsidiary Guaranty, as applicable, and each applicable Loan
     Document in favor of the Secured Parties.

          (e) Each Lien will be created under the Loan Documents in form and substance satisfactory to the Administrative Agent, and the applicable Borrower shall deliver, or cause to be delivered, to the Lenders all such instruments and documents (including legal opinions, lien searches and documents similar to those delivered pursuant to Section 5.1.1) as the Administrative Agent shall reasonably request to evidence compliance with this Section.

     SECTION 7.1.9  Delivery of Shares of the U.K. Target.

     U.K. Acquisitions shall, as promptly as possible after the U.K. Success Date, deliver or cause to be delivered to the Administrative Agent pursuant to the U.K. Acquisitions II Pledge Agreement, certificates in respect of all U.K. Target Shares acquired by it, whether pursuant to the U.K. Offer or otherwise, together with customary stock transfer forms duly executed in blank.

     SECTION 7.1.10  Covenants Relating to the Conduct of the
U.K. Target and its Subsidiaries after the U.K. Success Date.

     U.K. Acquisitions hereby covenants and undertakes with the Administrative Agent and the Lenders that (a) as soon as practicable within the provisions of the Companies (Northern Ireland) Order 1986, it shall serve a notice under Article 421 of the Companies (Northern Ireland) Order 1986 or, if it has failed to acquire the requisite number of shares within the requisite period applicable under Articles 421 to 423 of the Companies (Northern Ireland) Order 1986 or if such notice is set aside by a Governmental Authority or if the service of a notice under
Article 421 of the Companies (Northern Ireland) Order 1986 is not practicable within the time limits set out therein, U.K. Acquisitions shall immediately discuss with the Lenders whether or not to propose a compromise or arrangement between the U.K. Target and its shareholders under Article 418 of the Companies

(Northern Ireland) Order 1986 or make such other proposal for acquiring the U.K. Target Shares not then held by U.K. Acquisitions as U.K. Acquisitions shall determine with the agreement of the Lenders (such agreement and approval not to be unreasonably withheld) and (b) it shall not, and shall cause the U.K. Target (and its Subsidiaries) not to, alter its accounting reference period without first notifying the Administrative Agent and the Lenders.

     SECTION 7.1.11  Foreign Employee Benefit Plan Compliance.

     The Borrowers shall cause each of its Foreign Subsidiaries and ERISA Affiliates to establish, maintain and operate all Foreign Employee Benefit Plans (other than government-sponsored plans) in compliance in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such plans, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     SECTION 7.20  Negative Covenants.

     The Borrowers covenant and agree with each Secured Party that until the Termination Date has occurred, the Borrowers will, and will cause each of their respective Subsidiaries to, perform or cause to be performed the obligations set forth below.

     SECTION 7.2.1  Business Activities.

     The U.S. Borrower will not, and will not permit any of its Subsidiaries to, engage in any business activity except those business activities in which the U.S. Borrower and its Subsidiaries are engaged on the Effective Date and activities reasonably incidental thereto, provided, however, that prior to the U.K. Acquisition, U.K. Acquisitions will not (a) except in connection with the consummation of the U.K. Offer, or as required hereunder or under any other Loan Document, engage in any business activity or employ any employees, (b) except for reasonable costs and expenses incurred in connection with the U.K. Offer or open market purchases of U.K. Ordinary Shares, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any Person (including any Affiliate) requiring any payment to be made by U.K. Acquisitions, or (c) create or hold any Subsidiary other than the U.K. Target.

     SECTION 7.2.2  Indebtedness.

     The Borrowers will not, and will not permit any of their respective Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, other than, without duplication:

          (a)  Indebtedness in respect of the Obligations;

          (b) until thirty days following the U.K. Closing Date, Indebtedness of U.K. Target that is to be repaid in full as further identified in Item 7.2.2(b) of the Disclosure
     Schedule, unless repayments of such Indebtedness are extended beyond the Stated Maturity Date on terms and conditions satisfactory to the Administrative Agent;

          (c) Indebtedness existing as of the Effective Date (other than the Senior Notes) which is identified in Item 7.2.2(c) of the Disclosure Schedule, and refinancing of such Indebtedness on No Less Favorable Terms and Conditions;

          (d) unsecured Indebtedness (i) incurred in the ordinary course of business of the U.S. Borrower and its Subsidiaries (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of the U.S. Borrower or such Subsidiary) and (ii) in respect of performance, surety or appeal bonds provided in the ordinary course of business, but excluding (in each case), Indebtedness incurred through the borrowing of money or Contingent Liabilities in respect thereof;

          (e) Indebtedness (i) in respect of industrial revenue bonds or other similar governmental or municipal bonds, (ii) evidencing the deferred purchase price of newly acquired property or incurred to finance the acquisition of equipment of the U.S. Borrower and its Subsidiaries (pursuant to purchase money mortgages or otherwise, whether owed to the seller or a third party) used in the ordinary course of business of the Borrower and its Subsidiaries (provided, that such Indebtedness is incurred within 60 days of the acquisition of such property) and (iii) Capitalized Lease Liabilities; provided, that the aggregate amount of all Indebtedness outstanding pursuant to this clause shall not at any time exceed $5,000,000;

          (f) Indebtedness of the U.S. Borrower or any Subsidiary owing to the U.S. Borrower or any other
     Subsidiary, which Indebtedness

               (i) shall, if payable to the U.S. Borrower or a U.S. Subsidiary, be evidenced by one or more promissory notes and shall not be forgiven or otherwise discharged for any consideration other than payment in full or in part in cash (provided, that only the amount repaid in part shall be discharged);

               (ii) if incurred by a Foreign Subsidiary (that is not a Borrower) owing to any Borrower or a Subsidiary Guarantor, shall not (when aggregated with the amount of Investments made by such Borrower and the Subsidiary Guarantors in Foreign Subsidiaries under clause (e)(i) of Section 7.2.5), exceed $50,000,000; and

          (g) unsecured subordinated Indebtedness (not evidenced by a note or other instrument) of any Borrower owing to a Subsidiary;

          (h)  Indebtedness in respect of the Loan Notes;

          (i) Indebtedness of the U.S. Borrower in respect of the Senior Notes;

          (j) Indebtedness of a Person existing at the time such Person became a Subsidiary of the U.S. Borrower in an amount not to exceed the Disposable Amount, but only to the extent that such Indebtedness was not created or incurred in contemplation of such Person becoming a Subsidiary;

          (k) Indebtedness of the Person acquired pursuant to the Pea Soup Acquisition existing at the time such Person became a Subsidiary of the U.S. Borrower, but only to the extent that such Indebtedness was not created or incurred in contemplation of the Pea Soup Acquisition;

          (l) other unsecured Indebtedness of the Subsidiaries (other than Indebtedness of Foreign Subsidiaries owing to the U.S. Borrower or U.S. Subsidiaries) in an aggregate amount at any time outstanding not to exceed the Dollar Equivalent of $50,000,000, for the purposes of maintaining working capital;

          (m)  Subordinated Debt of the U.S. Borrower and its
     Subsidiaries;

          (n) other unsecured Indebtedness of any Borrower in an aggregate amount at any time outstanding not to exceed
     $25,000,000;

provided, however, that no Indebtedness otherwise permitted by clause (e), (f)(ii), (h), (k) or (l) shall be assumed or otherwise incurred if a Default has occurred and is then continuing or would result therefrom.

     SECTION 7.2.3  Liens.

     The Borrowers will not, and will not permit any of their respective Subsidiaries to, create, incur, assume or permit to exist any Lien upon any of its property (including Capital Securities of any Person), revenues or assets, whether now owned or hereafter acquired, except (collectively, the "Permitted Liens"):

          (a)  Liens securing payment of the Obligations;

          (b) (i) until thirty days following the U.K. Closing Date, Liens securing payment of Indebtedness of the type described in clause (b) of Section 7.2.2; and (ii) other Liens existing on the U.K. Closing Date and securing Indebtedness in an aggregate amount not exceeding $5,000,000;

          (c) Liens existing as of the Effective Date and disclosed in Item 7.2.3(c) of the Disclosure Schedule securing Indebtedness described in clause (c) of Section 7.2.2, and refinancings of such Indebtedness on No Less Favorable Terms and Conditions; provided, that no such Lien shall encumber any additional property and the amount of Indebtedness secured by such Lien is not increased from that existing on the Effective Date (as such Indebtedness may have been permanently reduced subsequent to the Effective
     Date);

          (d) Liens securing Indebtedness of the type permitted under clause (e) of Section 7.2.2; provided, that (i) such Lien is granted within 60 days after such Indebtedness is incurred, (ii) the Indebtedness secured thereby does not exceed 80% of the lesser of the cost or the fair market value of the applicable property, improvements or equipment at the time of such acquisition (or construction) and (iii) such Lien secures only the assets that are the subject of the Indebtedness referred to in such clause;

          (e) Liens in favor of carriers, warehousemen, mechanics, materialmen and landlords granted in the ordinary course of business for amounts not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

          (f) Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, bids, leases or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety and appeal bonds or performance bonds;

          (g) judgment Liens in existence for less than 45 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies and which do not otherwise result in an Event of Default under Section 8.1.6;

          (h) easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar encumbrances not interfering in any material respect with the value or use of the property to which such Lien is attached;

          (i) Liens for Taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

          (j) Liens securing the Senior Notes Obligations secured ratably and equally with the Obligations pursuant to a collateral sharing agreement;

          (k) other Liens securing Indebtedness in an aggregate amount not exceeding $1,000,000 following the U.K. Closing
     Date.

     SECTION 7.2.4  Financial Condition and Operations.

     The U.S. Borrower will not permit its Net Worth at any time to be less than $500,000,000.

     SECTION 7.2.5  Investments.

     The Borrowers will not, and will not permit any of their respective Subsidiaries to, purchase, make, incur, assume or permit to exist any Investment in any other Person, except:

          (a) Investments existing on the Effective Date and identified in Item 7.2.5(a) of the Disclosure Schedule;

          (b)  Cash Equivalent Investments;

          (c) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

          (d) Investments permitted as Capital Expenditures pursuant to Section 7.2.7;

          (e) Investments by way of loans, contributions to capital or purchases of Capital Securities (i) by the U.S. Borrower in any Subsidiaries or by any Subsidiary in other Subsidiaries; provided, that the aggregate amount of intercompany loans made pursuant to clause (f)(ii) of
     Section 7.2.2 and Investments under this clause made by the U.S. Borrower and Subsidiary Guarantors in Foreign Subsidiaries other than a Borrower shall not exceed $10,000,000 at any time, (ii) by any Subsidiary in the U.S. Borrower or (iii) by the U.S. Borrower in Subsidiaries organized and existing under the laws of France in an amount not to exceed $17,000,000 over the term of this Agreement;

          (f) Investments constituting (i) accounts receivable arising, (ii) trade debt granted, or (iii) deposits made in connection with the purchase price of goods or services, in each case in the ordinary course of business;

          (g) Investments consisting of any deferred portion of the sales price received by the U.S. Borrower or any Subsidiary in connection with any Disposition permitted under Section 7.2.10;

          (h)  Investments constituting the Pea Soup Acquisition;

          (i)  Investments in Color-Box LLC;

          (j) other Investments in an amount not to exceed the Disposable Amount over the term of this Agreement;

          (k)  Investments in U.K. Ordinary Shares and the
     Shorewood Shares; and

          (l) Investments by way of the acquisition of Capital Securities constituting Permitted Acquisitions; provided, that (i) such Investments shall result in the acquisition of a wholly owned Subsidiary and (ii) upon making such Investments, the provisions of Section 7.1.8 are complied with;

provided, however, that

          (m) any Investment which when made complies with the requirements of clause (a), (b) or (c) of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and

          (n)  no Investment otherwise permitted by clause (d),
     (e)(i), (g) or (l) shall be permitted to be made if any Default has occurred and is continuing or would result therefrom.

     SECTION 7.2.6  Restricted Payments, etc.

     The Borrowers will not, and will not permit any of their respective Subsidiaries to, declare or make a Restricted Payment, or make any deposit for any Restricted Payment, other than Restricted Payments made by Subsidiaries to the Borrowers or wholly owned Subsidiaries other than so long as no Default has occurred and continuing, the Borrowers or their respective Subsidiaries, as the case may be, may (a) pay dividends on Capital Securities of the U.S. Borrower in an amount consistent with prior practices (provided, that, in any event, such amount shall not exceed $20,000,000 in any Fiscal Year) and (b) repurchase or redeem Capital Securities of any Borrower in an amount not to exceed the Disposable Amount in any Fiscal Year.

     SECTION 7.2.7  Capital Expenditures, etc.

     Subject (in the case of Capitalized Lease Liabilities) to clause (e) of Section 7.2.2, the Borrowers will not, and will not permit any of their respective Subsidiaries to, make or commit to make Capital Expenditures (excluding Permitted Acquisitions) in any Fiscal Year in excess of $65,000,000 over the term of this Agreement.

     SECTION 7.2.8  Capital Securities of Subsidiaries.

     The U.S. Borrower will not permit any of its Subsidiaries to, (a) issue any Capital Securities (whether for value or otherwise) to any Person other than the U.S. Borrower or another wholly-owned Subsidiary of the U.S. Borrower or (b) become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of any Capital Securities of such Subsidiary or any option, warrant or other right to acquire any such Capital Securities, except in connection with the U.K. Acquisition.

     SECTION 7.2.9  Consolidation, Merger, etc.

     The Borrowers will not, and will not permit any of their respective Subsidiaries to Merge, except any Subsidiary may Merge with and into, the U.S. Borrower or any other Subsidiary (provided, however, that a Subsidiary Guarantor may only Merge with and into, the U.S. Borrower or another Subsidiary Guarantor), and the assets or Capital Securities of any Subsidiary may be purchased or otherwise acquired by the U.S. Borrower or any other Subsidiary (provided, however, that the assets or Capital Securities of any Subsidiary Guarantor may only be purchased or otherwise acquired by the U.S. Borrower or another Subsidiary Guarantor); provided, further, that in no event shall any Pledged Subsidiary Merge with and into any Subsidiary other than another Pledged Subsidiary unless after giving effect thereto, the Administrative Agent shall have a perfected pledge of, and security interest in and to, at least the same percentage of the issued and outstanding interests of Capital Securities (on a fully diluted basis) of the surviving Person as the Administrative Agent had immediately prior to such Merger in form and substance satisfactory to the Administrative Agent and its counsel, pursuant to such documentation and opinions as shall be necessary in the opinion of the Administrative Agent to create, perfect or maintain the collateral position of the Secured Parties therein.

     SECTION 7.2.10  Permitted Dispositions.

     The Borrowers will not, and will not permit any of their respective Subsidiaries to, Dispose of any of such Borrower's or such Subsidiaries' assets (including accounts receivable and Capital Securities of Subsidiaries) to any Person in one transaction or series of transactions unless such Disposition is either (a) inventory Disposed of in the ordinary course of its business, (b) obsolete or worn out property, (c) permitted by
Section 7.2.9, (d) a Disposition by the U.S. Borrower or any of its Subsidiaries of such assets: (i) is for fair market value and the consideration consists of no less than 80% in cash (other than assets Disposed in an aggregate amount not to exceed the Dollar Equivalent of $5,000,000 since the Effective Date), (ii) the Net Disposition Proceeds received from such assets, together with the Net Disposition Proceeds of all other assets Disposed of pursuant to this clause since the Effective Date, does not exceed (individually or in the aggregate) the Dollar Equivalent of $5,000,000 over the term of this Agreement and (iii) an amount equal to the Net Disposition Proceeds generated from such Disposition is applied to prepay the Loans pursuant to the terms of Sections 3.1.1 and 3.1.2, (e) a Disposition of assets not in the ordinary course of business in an amount not to exceed $500,000 in any one Disposition or in an amount not to exceed $1,000,000 in the aggregate in any Fiscal Year, or (f) a Disposition of the Timberlands, such Disposition to be on terms and conditions reasonably satisfactory to the Administrative Agent.

     SECTION 7.2.11  Modification of Certain Agreements.

     The Borrowers will not consent to or enter into any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, (a) any Sub Debt Documents, other than any amendment, supplement, waiver or modification for which no fee is payable to the holders of the Subordinated Debt and which (i) extends the date or reduces the amount of any required repayment, prepayment or redemption of the principal of such Subordinated Debt, (ii) reduces the rate or extends the date for payment of the interest, premium (if any) or fees payable on such Subordinated Debt or (iii) makes the covenants, events of default or remedies in such Sub Debt Documents less restrictive on such Borrower, (b) any U.K. Transaction Document, (c) the Sharing Agreements, (d) the Georgia-Pacific Indemnity, or (e) the Senior Notes Documents.

     SECTION 7.2.12  Transactions with Affiliates.

     Other than with respect to intercompany transactions among the Borrowers and the Subsidiary Guarantors that could not in any way adversely affect the Secured Parties, the Borrowers will not, and will not permit any of their respective Subsidiaries to, enter into or cause or permit to exist any arrangement, transaction or contract (including for the purchase, lease or exchange of property or the rendering of services) with any of its other Affiliates, unless such arrangement, transaction or contract is (a) on fair and reasonable terms no less favorable to such Borrower or such Subsidiary than it could obtain in an arm's-length transaction with a Person that is not an Affiliate and (b) of the kind which would be entered into by a prudent Person in the position of such Borrower or such Subsidiary with a Person that is not one of its Affiliates.

     SECTION 7.2.13  Restrictive Agreements, etc.

     The Borrowers will not, and will not permit any of their respective Subsidiaries to, enter into any agreement prohibiting

          (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired;

          (b) the ability of any Obligor to amend or otherwise modify any Loan Document; or

          (c) the ability of any Subsidiary to make any payments, directly or indirectly, to any Borrower, including by way of dividends, advances, repayments of loans, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments.

The foregoing prohibitions shall not apply to restrictions contained (i) in any Loan Document, (ii) in the case of clause
(a), any agreement governing any Indebtedness permitted by clause
(e) of Section 7.2.2 as to the assets financed with the proceeds of such Indebtedness, or (iii) in the case of clauses (a) and
(c), any agreement of a Foreign Subsidiary governing the Indebtedness permitted by clause (f)(ii) of Section 7.2.2.

     SECTION 7.2.14  Amendment of Organic Documents.

     The Borrowers will not, and will not permit any of their respective Subsidiaries to, amend, supplement or otherwise modify, or permit, consent or suffer to occur any amendment, supplement or modification of any terms or provisions contained in, or applicable to, any Organic Document of such Borrower or such Subsidiary if the effect thereof is to impair, or is in any manner adverse to, the rights, interests or obligations of any Secured Party under any Loan Document.

     SECTION 7.2.15 Change of Control Affecting Indebtedness of the U.K. Target.

     If, following the change of control of the U.K. Target arising as a result of such Offer becoming or being declared wholly unconditional in all respects, any existing lender to the U.K. Target exercises or is capable of exercising its right to require repayment of any Indebtedness or its right to terminate any facility or to require additional security or other similar rights, the applicable Borrower shall, and shall procure that the U.K. Target shall notify the Administrative Agent and the Lenders stating the details of the Indebtedness or facility including the provisions giving rise to such a right and any existing security in respect of such Indebtedness or facility (together with a copy of the relevant loan or facility agreement and security documentation) and unless the Lenders give their prior written consent, the U.S. Borrower, the applicable Borrower and the U.K. Target (and its Subsidiaries) shall:

          (a) commence negotiations with the relevant lender for the continuation of such borrowing or facility; and

          (b) keep the Administrative Agent and the Lenders fully informed of the progress of such negotiations.

     SECTION 7.2.16  Covenants Relating to the Conduct of the
U.K. Offer.

     The Borrower hereby covenants and undertakes with the Administrative Agent, the Loan Note Guarantor and the Lenders that it shall:

          (a) not (i) make extensions to the U.K. Offer beyond the 81st day after the date of such U.K. Offer unless such U.K. Offer has become unconditional in all respects, without the prior written consent of the Required Lenders and the Administrative Agent (not to be unreasonably withheld or delayed), nor (ii) make any material variation, revision, amendment or supplement to the terms and conditions of the U.K. Offer, the Announcement or the U.K. Offer Document without the prior written consent of the Required Lenders and the Administrative Agent (not to be unreasonably withheld or delayed);

          (b) ensure that, prior to publication, all publicity material, press releases and announcements intended to be published in relation to the U.K. Offer or the U.K. Offer

     Document by or on behalf of the Borrower shall insofar as it refers to the Lenders or the financing of the U.K. Offer be approved by the Required Lenders and the Administrative Agent in writing (such consent not to be unreasonably withheld or delayed), provided that (i) the Required Lenders and the Administrative Agent shall not withhold their consent to the making of any announcement required to be made to comply with the U.K. City Code or the rules and regulations of the Stock Exchange and (ii) it is understood and agreed that the U.K. Offer Document and the Announcement dated the date hereof have been approved by the Lenders;

          (c) at all times conduct the U.K. Offer in accordance with all applicable laws and regulations (including the provisions of the Companies Act 1985, the U.K. City Code and the rules and regulations of the Stock Exchange);

          (d) procure that its financial advisers keep the Administrative Agent and the Lenders informed as to material developments relating to the U.K. Offer; and

          (e) make full written disclosure to the Administrative Agent and the Lenders, immediately upon becoming aware thereof, of all information coming to the attention of U.K. Holdings, the Borrower or the Parent or any Subsidiary of U.K. Holdings, the Borrower or the Parent (i) which is material to the U.K. Offer; or (ii) which is material to the decision whether to waive any term and condition of the U.K. Offer Document which will not be satisfied or will be required to be waived, on or before the Success Date.

     SECTION 7.2.17  Changes to Fiscal Year.

     The Borrowers will not, and will not permit any of their respective Subsidiaries to, change its Fiscal Year.

     SECTION 7.2.18  No Prepayment of Subordinated Debt.

     The Borrowers will not, and will not permit any of their respective Subsidiaries to,

          (a) make any payment or prepayment of principal of, or premium or interest (including cash interest) on, any Subordinated Debt (i) other than the stated, scheduled date for payment of interest set forth on the date hereof in the applicable Sub Debt Documents or (ii) which would violate the terms of this Agreement or the applicable Sub Debt Documents;

          (b) redeem, retire, purchase, defease or otherwise acquire any Subordinated Debt; or

          (c) make any deposit (including the payment of amounts into a sinking fund or other similar fund) for any of the foregoing purposes.

Furthermore, neither the Borrowers nor any of their respective
Subsidiary will designate any Indebtedness other than the Obligations as "Designated Senior Debt" (or any analogous term) in any Sub Debt Document.

     SECTION 7.2.19  No Investments, etc. in Inactive
Subsidiaries..

     Notwithstanding anything to the contrary in this Agreement, in no event shall the aggregate amount of Investments by the

Borrowers and their Subsidiaries in, or transfers of cash or property by the Borrowers or their Subsidiaries to, any Inactive
Subsidiary, in the aggregate exceed $50,000 in any Fiscal Year.


                          ARTICLE VIII
                        EVENTS OF DEFAULT

     SECTION 8.10  Listing of Events of Default.

     Each of the following events or occurrences described in this Article shall constitute an "Event of Default".

     SECTION  8.1.1  Non-Payment of Obligations.

     The Borrowers shall default in the payment or prepayment when due of

          (a)  any principal of any Loan, or any Reimbursement
     Obligation or any deposit of cash for collateral purposes pursuant to Section 2.6.4; or

          (b) any payment of interest on any Loan, any fee described in Article III or any other monetary Obligation, and such default shall continue unremedied for a period of three days after such amount was due.

     SECTION  8.1.2  Breach of Warranty.

     Any representation or warranty of any Obligor made or deemed to be made in any Loan Document to which such Obligor is party (including any certificates delivered pursuant to Article V) is or shall be incorrect when made or deemed to have been made in any material respect.

     SECTION  8.1.3  Non-Performance of Certain Covenants and
Obligations.

     Any Borrower shall default in the due performance or observance of any of its obligations under clauses (d), (e) and
(g) of Sections 7.1.1, 7.1.2, 7.1.6, 7.1.7, 7.1.8, 7.1.9, 7.1.11
or Section 7.2.

     SECTION  8.1.4  Non-Performance of Other Covenants and
Obligations.

     Any Obligor shall default in the due performance or observance of any other agreement contained in any Loan Document to which such Obligor is party, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the U.S. Borrower by the Administrative Agent or any Lender.

     SECTION  8.1.5  Default on Other Indebtedness.

     A default shall occur in the payment of an amount when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 8.1.1) of any Obligor having a principal amount, individually or in the aggregate, or there is a demand for payment under the Georgia Pacific Indemnity individually or in the aggregate, in excess of the Dollar Equivalent of $10,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause or declare such Indebtedness to become due and payable or to require such Indebtedness to be prepaid, redeemed, purchased or defeased, or require an offer to purchase or defease such Indebtedness to be made, prior to its expressed maturity or which such default shall continue unremedied for 30 days.

     SECTION  8.1.6  Judgments.

     Any judgment or order for the payment of money, in excess of the Dollar Equivalent of $10,000,000, (exclusive of any amounts fully covered by insurance (less any applicable deductible) and as to which the insurer has acknowledged its responsibility to cover such judgment or order) shall be rendered against any Material Obligor and such judgment shall not have been vacated or discharged or stayed or bonded pending appeal within 30 days after the entry thereof or enforcement proceedings shall have been commenced by any creditor upon such judgment or order.

     SECTION  8.1.7  Pension Plans.

     Any of the following events shall occur with respect to any Pension Plan

          (a) the institution of any steps by any Obligor, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, such Obligor or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $1,000,000; or

          (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section
     302(f) of ERISA.

     SECTION  8.1.8  Change in Control.

     Any Change in Control shall occur.

     SECTION  8.1.9  Bankruptcy, Insolvency, etc..

     Any Material Obligor shall()

          (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness generally to pay, debts as they become due;

          (b) apply for, consent to, or acquiesce in the appointment of a trustee, receiver, administrator, administrative receiver, sequestrator or other custodian or similar officer for any substantial part of the property of any thereof, or make a general assignment for the benefit of creditors;

          (c) in the absence of such application, consent or acquiescence in or permit or suffer to exist the appointment of a trustee, receiver, administrator, administrative receiver, sequestrator or other custodian or similar officer for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days; provided, that each Material Obligor hereby expressly authorizes each Secured Party to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

          (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law or any administration dissolution, winding up or liquidation proceeding, in respect thereof, and, if any such case or proceeding is not commenced by any Material Obligor, such case or proceeding shall be consented to or acquiesced in by such Material Obligor or shall result in the entry of an order for relief or shall remain for 60 days undismissed; provided, that each Material Obligor hereby expressly authorizes each Secured Party to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

          (e) take any action authorizing, or in furtherance of, any of the foregoing.()

     SECTION  8.1.10  Impairment of Security, etc.

     Any Loan Document or any Lien granted thereunder shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; any Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or, except as permitted under any Loan Document, any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien (other than Permitted Liens).

     SECTION  8.1.11  Default Under Senior Notes.

     Parent shall fail to observe or perform any covenant or agreement contained in the Senior Notes or the Senior Notes Indenture within any applicable grace period, if the effect of such failure or other event is to accelerate, or to permit the holders of the Senior Notes or any other Person to accelerate, the maturity thereof.

     SECTION 8.20  Action if Bankruptcy.

     If any Event of Default described in clauses (a) through (d) of Section 8.1.9 with respect to any Borrower shall occur, the Commitments (if not theretofore terminated) shall automatically immediately terminate and the outstanding principal amount of all outstanding Loans and all other Obligations (including Reimbursement Obligations) shall automatically be and become immediately due and payable, without notice or demand to any Person, and each Obligor shall automatically and immediately be obligated to Cash Collateralize all Letter of Credit Outstandings.

     SECTION 8.30  Action if Other Event of Default.

     If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section 8.1.9 with respect to any Borrower) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, (a) shall by notice to the U.S. Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations (including Reimbursement Obligations) to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate and the Borrowers shall automatically and immediately be obligated to Cash Collateralize all Letter of Credit Outstandings and (b) may exercise any and all other rights and remedies, at law or in equity, including without limitation, claims for damages and specific enforcement. All rights and remedies shall be cumulative and not exclusive of each other. Notwithstanding the foregoing, the Commitment and the obligation of each Lender to make any Loan in accordance with Sections 2.1.3, 5.1 or 5.2, in each case solely with respect to financing of the U.K. Offer, shall only be able to be terminated pursuant to this Section 8.3, and the principal amount of the Loans made to finance the U.K. Offer shall only become due and payable pursuant to this Section 8.3, prior to the applicable Revolving Loan Commitment Termination Dates, upon the occurrence of the events referred to in Section 5.1.18. Notwithstanding anything to the contrary contained in this Agreement, subject only to
Section 5.1 or 5.2, as the case may be, during the period prior to the applicable Revolving Loan Commitment Termination Dates for Loans available to finance the U.K. Offer, no Lender shall be entitled to exercise any right which would allow it not to make any Loans to the Borrower for purposes of financing the U.K. Offer in accordance with Section 2.1.3 of this Agreement.


                           ARTICLE IX
                 THE ADMINISTRATIVE AGENT, ETC.

     SECTION 9.10  Actions.

     Each Lender hereby appoints First Union as its Administrative Agent under and for purposes of each Loan Document. Each Lender authorizes the Administrative Agent to act on behalf of such Lender under each Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Administrative Agent (with respect to which the Administrative Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel in order to avoid contravention of applicable law), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Administrative Agent and the Arranger, pro rata according to such Lender's proportionate Total Exposure Amount, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Administrative Agent or the Arranger in any way relating to or arising out of any Loan Document, including reasonable attorneys' fees, and as to which the Administrative Agent or the Arranger is not reimbursed by the Borrowers; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted from the Administrative Agent's or the Arranger's gross negligence or wilful misconduct. The Administrative Agent shall not be required to take any action under any Loan Document, or to prosecute or defend any suit in respect of any Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Administrative Agent shall be or become, in the Administrative Agent's determination, inadequate, the Administrative Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

     SECTION 9.20  Funding Reliance, etc.

     Unless the Administrative Agent shall have been notified in writing by any Lender by 3:00 p.m. on the Business Day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrowers a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and the Borrowers severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Borrowers to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Loans comprising such Borrowing (in the case of the Borrowers) and (in the case of a Lender), at the Federal Funds Rate (for the first two Business Days after which such amount has not been repaid, and thereafter at the interest rate applicable to Loans comprising such Borrowing.

     SECTION 9.30  Exculpation.

     Neither the Administrative Agent nor the Arranger nor any of their respective directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under any Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of any Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by any Obligor of its Obligations. Any such inquiry which may be made by the Administrative Agent shall not obligate it to make any further inquiry or to take any action. The Administrative Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Administrative Agent believes to be genuine and to have been presented by a proper Person.
Neither the Administrative Agent, nor the Arranger, nor any of their respective directors, officers, employees or agents shall be responsible for or have any duty to ascertain, inquire into or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder (other than a statement, warranty or representation made by the Agent in writing), (b) the performance or observance of any of the covenants or agreements of any Obligor under the Loan Document, including, without limitation, any agreement by an Obligor to furnish information directly to each Lender, (c) the satisfaction of any condition specified in Article V, expect receipt of items required to be delivered solely to the Administrative Agent, (d) the existence or possible existence of any Default or Event of Default, or (e) the financial condition of any Obligor. Any such inquiry which may be made by the Administrative Agent or the Issuer shall not obligate it to make any further inquiry or to take any action. The Administrative Agent and the Issuer shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Administrative Agent or the Issuer, as applicable, believe to be genuine and to have been presented by a proper Person.

     SECTION 9.40  Successor.

     The Administrative Agent may resign as such at any time upon at least 30 days' prior notice to the U.S. Borrower and all Lenders. If the Administrative Agent at any time shall resign, the Required Lenders may appoint another Lender as a successor Administrative Agent which shall thereupon become the Administrative Agent hereunder. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may, on behalf of the

Lenders, appoint a successor Administrative Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $250,000,000; provided, however, that if, such retiring Administrative Agent is unable to find a commercial banking institution which is willing to accept such appointment and which meets the qualifications set forth in above, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor as provided for above. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall be entitled to receive from the retiring Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under the Loan Documents, and Section 10.3 and Section 10.4 shall continue to inure to its benefit.

     SECTION 9.50  Loans by First Union.

     First Union shall have the same rights and powers with respect to (x) the Credit Extensions made by it or any of its Affiliates, and (y) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not the Administrative Agent. First Union and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrowers or any Subsidiary of any Borrower or Affiliate of any Borrower as if First Union were not the Administrative Agent hereunder.

     SECTION 9.60  Credit Decisions.

     Each Lender acknowledges that it has, independently of the Administrative Agent and each other Lender, and based on such Lender's review of the financial information of the Borrowers, the Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of the Administrative Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under the Loan Documents.

     SECTION 9.70  Copies, etc.

     The Administrative Agent shall give prompt notice to each Lender of each notice or request required to be given to the Administrative Agent by the Borrowers pursuant to the terms of the Loan Documents (unless concurrently delivered to the Lenders by such Borrower). The Administrative Agent will distribute to each Lender each document or instrument received by the Administrative Agent from the Borrowers for distribution to the Lenders by the Administrative Agent in accordance with the terms of the Loan Documents.

     SECTION 9.80  Reliance by Administrative Agent.

     The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by the Loan Documents, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders or all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all Secured Parties. For purposes of applying amounts in accordance with this Section, the Administrative Agent shall be entitled to rely upon any Secured Party that has entered into a Rate Protection Agreement with any Obligor for a determination (which such Secured Party agrees to provide or cause to be provided upon request of the Administrative Agent) of the outstanding Obligations owed to such Secured Party under any Rate Protection Agreement. Unless it has actual knowledge evidenced by way of notice from any such Secured Party and any Borrower to the contrary, the Administrative Agent, in acting in such capacity under the Loan Documents, shall be entitled to assume that no Rate Protection Agreements or Obligations in respect thereof are in existence or outstanding between any Secured Party and any Obligor.

     SECTION 9.90  Defaults.

     The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Administrative Agent has received a notice from a Lender or any Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 10.1) take such action with respect to such Default as shall be directed by the Required Lenders; provided, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Lenders or all Lenders.

     SECTION 9.100  Arranger and Documentation Agent.

     The parties acknowledge and agree that each of the Arranger and Documentation Agent shall be credited as, and may publicize that it is, the Arranger and Documentation Agent, as the case may be. Without in any respect limiting the rights, privileges, powers, immunities, indemnities and other benefits granted to the Secured Parties, the parties further acknowledge and agree that
(a) neither the Arranger, nor the Syndication Agent shall have by reason of its designation as such, any power, duty, responsibility or liability whatsoever under this Agreement or any Loan Document or in respect of financing the transaction contemplated hereby and (b) each of the Arranger and the Documentation Agent shall nevertheless be entitled to each of the protections and immunities granted to the Administrative Agent under Sections 9.3, 9.5, 9.6 and 9.8 (with respect to the first sentence thereof) as fully as if it were expressly referred to therein.

                            ARTICLE X
                    MISCELLANEOUS PROVISIONS

     SECTION 10.10  Waivers, Amendments, etc..

     The provisions of each Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrowers and the Required Lenders; provided, however, that no such amendment, modification or waiver shall:

          (a) modify this Section without the consent of all Lenders;

          (b) increase the aggregate amount of any Credit Extensions required to be made by a Lender pursuant to its Commitments, extend the Revolving Loan Commitment Termination Date of Credit Extensions made (or participated in) by a Lender or reduce any fees described in Article III payable to any Lender without the consent of such Lender;

          (c) extend the final Stated Maturity Date for any Lender's Loan, or reduce the principal amount of or rate of interest on any Lender's Loan or extend the date on which interest or fees are payable in respect of such Lender's Loans, in each case, without the consent of such Lender (it being understood and agreed, however, that any vote to rescind any acceleration made pursuant to Sections 8.2 and
     8.3 of amounts owing with respect to the Loans and other Obligations shall only require the vote of the Required Lenders);

          (d) reduce the percentage set forth in the definition of "Required Lenders" or modify any requirement hereunder that any particular action be taken by all Lenders without the consent of all Lenders;

          (e) increase the Stated Amount of any Letter of Credit unless consented to by the Issuer or increase the amount of any Loan Note Guaranty unless consented to by the Loan Note
     Guarantor;

          (f) except as otherwise expressly provided in a Loan Document or in connection with and to effectuate permitted asset sales, release (i) any Borrower from its Obligations under the Loan Documents or any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty or (ii) all or substantially all of the collateral under the Loan Documents, in each case without the consent of all Lenders;

          (g) change any of the terms of or Section 2.3.2 without the consent of the Swing Line Lender;

          (h)  change any of the terms of or Sections 2.3.3 or
     2.9 without the consent of the Other Currency Lender; or

          (i) affect adversely the interests, rights or obligations of the Administrative Agent (in its capacity as the Administrative Agent), the Swing Line Lender (in its capacity as Swing Line Lender), the Other Currency Lender (in its capacity as Other Currency Lender), the Issuer (in its capacity as Issuer), or the Loan Note Guarantor (in its capacity as Loan Note Guarantor), unless consented to by the Administrative Agent, the Swing Line Lender, the Other Currency Lender, the Issuer or the Loan Note Guarantor, as the case may be.()

No failure or delay on the part of the Administrative Agent, the Issuer, the Loan Note Guarantor or any Lender in exercising any power or right under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Obligor in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Administrative Agent, the Issuer, the Loan Note Guarantor or any Lender under any Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

     SECTION 10.20  Notices; Time.

     All notices and other communications provided under each Loan Document shall be in writing (including facsimile transmission) unless otherwise specified herein and addressed, delivered or transmitted, to such Person, at its address or facsimile number set forth below its signature to this Agreement, and if to a Lender, the Loan Note Guarantor or the Issuer, to the applicable Person at its address or facsimile number set forth on
Schedule II hereto or set forth in the Lender Assignment Agreement, or, in any case, at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received except notices given by the Administrative Agent pursuant to Section 8.3, which shall be deemed to be given when sent; any notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter. Unless otherwise indicated, all references to the time of a day in a Loan Document shall refer to New York time.

     SECTION 10.30  Payment of Costs and Expenses.

     The Borrowers agrees to pay on demand all fees and expenses of the Administrative Agent (including the fees and other charges of Mayer, Brown & Platt, counsel to the Administrative Agent and of local counsel, if any, who may be retained by or on behalf of the Administrative Agent) in connection with

          (a) the negotiation, preparation, execution and delivery and ongoing administration of each Loan Document, including schedules and exhibits, the syndication of the Loans and any amendments, waivers, consents, supplements or other modifications to any Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated and any and all legal advice in connection with any of the foregoing;

          (b) the filing, recording, refiling or rerecording of any Loan Document and/or any Filing Statements relating thereto and all amendments, supplements, amendments and restatements and other modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms of any Loan Document;

          (c) the preparation and review of the form of any document or instrument relevant to any Loan Document; and

          (d) post-closing UCC-11 searches (within 120 days of the U.S. Closing Date) to confirm that the Liens granted to the Administrative Agent for the last occurring benefit of the Secured Parties have been perfected.()

Each Borrower further agrees to pay, and to save each Secured Party harmless from all liability for, any stamp or other Taxes which may be payable in connection with the execution or delivery of each Loan Document, the Credit Extensions or the issuance of the Notes. Each Borrower also agrees to reimburse each Secured Party upon demand for all out-of-pocket expenses (including attorneys' fees and legal expenses of counsel to each Secured Party) incurred by such Secured Party in connection with (x) the negotiation of any restructuring or "work-out" with any Borrower, whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

     SECTION 10.40  Indemnification.

     In consideration of the execution and delivery of this Agreement by each Secured Party, each Borrower hereby indemnifies, exonerates and holds each Secured Party and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements, whether incurred in connection with actions between or among the parties hereto or the parties hereto and third parties (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

          (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension, including all Indemnified
     Liabilities arising in connection with U.K. Transaction;

          (b) the entering into and performance of any Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of such Borrower as the result of any determination by the Required Lenders pursuant to Article V not to fund any Credit Extension, provided that any such action is resolved in favor of such Indemnified Party);

          (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by any Obligor or any Subsidiary thereof of all or any portion of the Capital Securities or assets of any Person, whether or not an Indemnified Party is party thereto;

          (d) any investigation, litigation or proceeding (including any threatened investigation, litigation or proceeding) related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by any Obligor or any Subsidiary thereof of any Hazardous Material;

          (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by any Obligor or any of its Subsidiaries of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, such Obligor or such Subsidiary; or

          (f) each Lender's Environmental Liability (the indemnification herein shall survive repayment of the Obligations and any transfer of the property of any Obligor or any of its Subsidiaries by foreclosure or by a deed in lieu of foreclosure for any Lender's Environmental Liability, regardless of whether caused by, or within the control of, such Obligor or such Subsidiary);()

except for Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct as determined by a court of competent jurisdiction in a final proceeding. Each Obligor and its successors and assigns hereby waive, release and agree not to make any claim or bring any cost recovery action against, any Indemnified Party under CERCLA or any state equivalent, or any similar law now existing or hereafter enacted. It is expressly understood and agreed that to the extent that any Indemnified Party is strictly liable under any Environmental Laws, each Obligor's obligation to such Indemnified Party under this indemnity shall likewise be without regard to fault on the part of any Obligor with respect to the violation or condition which results in liability of an Indemnified Party. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Obligor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     SECTION 10.50  Survival.

     The obligations of each Borrower under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under
Section 9.1, shall in each case survive any assignment from one Lender to another (in the case of Sections 10.3 and 10.4) and the occurrence of the Termination Date. The representations and warranties made by each Obligor in each Loan Document shall survive the execution and delivery of such Loan Document.

     SECTION 10.60  Severability.

     Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 10.70  Headings.

     The various headings of each Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of such Loan Document or any provisions thereof.

     SECTION 10.80 Execution in Counterparts, Effectiveness, etc.

     This Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original (whether such counterpart is originally executed or an electronic copy of an original and each party hereto expressly waives its rights to receive originally executed documents other than with respect to any Notes) and all of which shall constitute together but one and the same agreement. This Agreement shall become effective as of the date first above written when counterparts hereof executed on behalf of each Borrower, the Administrative Agent and each Lender (or notice thereof satisfactory to the Administrative Agent) shall have been received by the Administrative Agent.

     SECTION 10.90  Governing Law; Entire Agreement.

     EACH LOAN DOCUMENT (OTHER THAN AS OTHERWISE EXPRESSLY SET FORTH IN A LOAN DOCUMENT) WILL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). The Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter thereof and supersede any prior agreements (including the Amended and Restated Commitment Letter, dated as of November 10, 1999 by and among the U.S. Borrower, First Union and First Union Securities, Inc.), written or oral, with respect thereto.

     SECTION 10.100  Successors and Assigns.

     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no Borrower may assign or transfer its rights or obligations hereunder without the consent of all Lenders.

     SECTION 10.110  Sale and Transfer of Credit Extensions;
Participations in Credit Extensions Notes.

     Each Lender may assign, or sell participations in, its Loans, Letters of Credit, Loan Note Guaranties and Commitments to one or more other Persons in accordance with this the terms set forth below.

     SECTION  10.11.1  Assignments.

     Any Lender, pursuant to a Lender Assignment Agreement,

          (a) with the consent of the U.S. Borrower and the Administrative Agent (which consents shall not be unreasonably delayed or withheld and which consent, in the case of the U.S. Borrower, shall not be required (i) during the continuation of a Default or (ii) for an assignment by any Lender to any of its Affiliates, another Lender or an Eligible Assignee), may at any time assign and delegate to one or more Eligible Assignees; provided, however, that the Administrative Agent may withhold such consent in its sole discretion to an assignment to a Person not satisfying the credit ratings set forth in clause (f), or if such assignment would, pursuant to any applicable laws, rules or regulations binding on the Issuer, result in a reduced rate of return to the Issuer or require the Issuer to set aside capital in an amount that is greater than that which is required to be set aside for other Lenders participating in the Letters of Credit; and

          (b) upon notice to the U.S. Borrower and the Administrative Agent, upon the Administrative Agent's acknowledgment on a Lender Assignment Agreement, may assign and delegate to any of its Affiliates, to any other Lender or to a Related Fund of any Lender;

(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Lender's Loans, Letter of Credit Outstandings and Commitments in a minimum aggregate amount of $1,000,000 (or, if less, the entire remaining amount of such Lender's Loans, Letter of Credit Outstandings and Commitments). Each Obligor and the Administrative Agent shall be entitled to continue to deal solely and directly with a Lender in connection with the interests so assigned and delegated to an Assignee Lender until

          (c) notice of such assignment and delegation, together with (i) payment instructions, (ii) the Internal Revenue Service forms or other statements contemplated or required to be delivered pursuant to Section 4.6, if applicable, and
     (iii) addresses and related information with respect to such Assignee Lender, shall have been delivered to the U.S. Borrower and the Administrative Agent by such assignor Lender each Person described in the foregoing clauses as being the Person making such assignment and delegation, being hereinafter referred to as an "Assignor Lender", and such Assignee Lender;

          (d) such Assignee Lender shall have executed and delivered to the U.S. Borrower and the Administrative Agent a properly completed Lender Assignment Agreement, received by the Administrative Agent; and

          (e) the processing fees described below, to the extent required, shall have been paid; and

          (f) the Administrative Agent shall have registered such assignment in the Register pursuant to clause (b) of
     Section 2.8.

From and after the date that the Administrative Agent accepts such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender under the Loan Documents, and
(y) the Assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within five Business Days after its receipt of notice that the Administrative Agent has received and accepted an executed Lender Assignment Agreement (and if requested by the Assignee Lender), but subject to clause (c), the U.S. Borrower shall execute and deliver to the Administrative Agent (for delivery to the relevant Assignee Lender) a new Note evidencing such Assignee Lender's assigned Loans and Commitments and, if the Assignor Lender has retained Loans and Commitments hereunder (and if requested by such Lender), a replacement Note in the principal amount of the Loans and Commitments retained by the Assignor Lender hereunder (such Note to be in exchange for, but not in payment of, the Note then held by such Assignor Lender). Each such Note shall be dated the date of the predecessor Note. The Assignor Lender shall mark each predecessor Note "exchanged" and deliver each of them to the U.S. Borrower. Accrued interest on that part of each predecessor Note evidenced by a new Note, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of each predecessor Note evidenced by a replacement Note shall be paid to the Assignor Lender; Such Assignor Lender or such Assignee Lender must also pay a processing fee in the amount of $3,500 to the Administrative Agent upon delivery of any Lender Assignment Agreement provided, that no such processing fee shall be required in connection with any such assignment and delegation (i) by a Lender to its Affiliate or to a Related Fund, (ii) by a Lender to a Federal Reserve Bank (or, if such Lender is an investment fund, to the trustee under the indenture to which such fund is a party in support of its obligations to such trustee), (iii) in connection with the consummation of the first syndication after the U.S. Closing Date or (iv) if the non-payment of the processing fee is otherwise consented to in writing by the Administrative Agent. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Note and in this Agreement. Notwithstanding any other term of this Agreement, the agreement of the Swing Line Lender to provide the Swing Line Loan Commitment and issue the Letters of Credit shall not impair or otherwise restrict in any manner the ability of the Swing Line Lender to make any assignment of its Loans or Commitments, it being understood and agreed that Swing Line Lender may terminate its Swing Line Loan Commitment, either in whole or in part, or resign as the Issuer in connection with the making of any assignment. Any attempted assignment and delegation not made in accordance with this Section shall be null and void. Notwithstanding anything to the contrary set forth above, any Lender may (without requesting the consent of the U.S. Borrower or the Administrative Agent) pledge its Loans to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

          (g) In the event that S&P or Moody's, shall, after the date that any Person becomes a Lender, downgrade the long-term certificate of deposit ratings of such Lender, and the resulting ratings shall be below Investment Grade or the equivalent, then the U.S. Borrower, the Swing Line Lender, the Other Currency Lender and the Issuer shall each have the right, but not the obligation, upon notice to such Lender and the Administrative Agent, to replace such Lender with a financial institution or other Eligible Assignee (a "Replacement Lender") acceptable to the U.S. Borrower and the Administrative Agent (such consents not to be unreasonably withheld or delayed; provided, that no such consent shall be required if the Replacement Lender is an existing Lender), and upon any such downgrading of any Lender's long-term certificate of deposit rating, each such Lender hereby agrees to transfer and assign (in accordance with Section 10.11.1) all of its Commitments and other rights and obligations under the Loan Documents (including Reimbursement Obligations) to such Replacement Lender; provided, however, that (i) such assignment shall be without recourse, representation or warranty (other than that such Lender owns the Commitments, Loans and Notes being assigned, free and clear of any Liens) and (ii) the purchase price paid by the Replacement Lender shall be in the amount of such Lender's Loans and its Percentage of outstanding Reimbursement Obligations, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (other than the amounts (if any) demanded and unreimbursed under Sections 4.2, 4.3, 4.5 and 4.6, which shall be paid by the Borrowers), owing to such Lender hereunder. Upon any such termination or assignment, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of any provisions of this Agreement which by their terms survive the termination of this Agreement.()

     SECTION  10.11.2  Participations.

     Any Lender may sell to one or more commercial banks or other Persons other than direct packaging industry competitors of the U.S. Borrower identified by the U.S. Borrower and acknowledged by the Administrative Agent (each of such commercial banks and other Persons being herein called a "Participant") participating interests in any of the Loans, Commitments, or other interests of such Lender hereunder; provided, however, that

          (a) no participation contemplated in this Section shall relieve such Lender from its Commitments or its other obligations under any Loan Document;

          (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations;

          (c) each Obligor and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under each Loan Document;

          (d) no Participant, unless such Participant is an Affiliate of such Lender or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action under any Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clauses (a), (b), (c) or (f) of
     Section 10.1 with respect to Obligations participated in by such Participant; and

          (e) the Borrowers shall not be required to pay any amount under this Agreement that is greater than the amount which it would have been required to pay had no participating interest been sold.()

Each Borrower acknowledges and agrees that each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 7.1.1, 10.3
and 10.4, shall be considered a Lender. Each Participant shall only be indemnified for increased costs pursuant to Section 4.3,
4.5 or 4.6 if and to the extent that the Lender which sold such participating interest to such Participant concurrently is entitled to make, and does make, a claim on such Borrower for such increased costs. Any Lender that sells a participating interest in any Loan, Commitment or other interest to a Participant under this Section shall indemnify and hold harmless the Borrowers and the Administrative Agent from and against any Taxes, penalties, interest or other costs or losses (including reasonable attorneys' fees and expenses) incurred or payable by the Borrowers or the Administrative Agent as a result of the failure of the Borrowers or the Administrative Agent to comply with its obligations to deduct or withhold any Taxes from any payments made pursuant to this Agreement to such Lender or the Administrative Agent, as the case may be, which Taxes would not have been incurred or payable if such Participant had been a Non-U.S. Lender that was entitled to deliver to the Borrowers, the Administrative Agent or such Lender, and did in fact so deliver, a duly completed and valid Form 1001 or 4224 (or applicable successor form) entitling such Participant to receive payments under this Agreement without deduction or withholding of any United States federal Taxes.

     SECTION 10.120  Other Transactions.

     Nothing contained herein shall preclude the Administrative Agent, the Issuer, the Loan Note Guarantor or any other Lender from engaging in any transaction, in addition to those contemplated by the Loan Documents, with the Borrowers or any of their respective Affiliates in which such Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

     SECTION 10.130  Certain Collateral and Other Matters; Rate
Protection Agreements; Further Assurances.

          (a) The Administrative Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any collateral security or the Loan Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the collateral security granted pursuant to the Loan Documents.

          (b)  The Lenders irrevocably authorize the
     Administrative Agent, at its option and in its discretion, to release any security interest or Lien granted to or held by the Administrative Agent upon any collateral (i) on the Termination Date (in which case the Lenders hereby authorize the Administrative Agent to execute, and the Administrative Agent agrees to execute, reasonable releases in connection with this Agreement); (ii) constituting property in which the Borrower or any Subsidiary of the Borrower owned no interest at the time the security interest and/or Lien was granted or at any time thereafter; (iii) constituting property leased to any Borrower or any Subsidiary of any Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by any Borrower or such Subsidiary to be, renewed or extended; (iv) consisting of an instrument evidencing Indebtedness or other debt instrument, if the Indebtedness evidenced thereby has been paid in full; (v) if approved, authorized or ratified in writing by the Required Lenders or, if required by
     Section 10.1, each Lender. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent's authority to release particular types or items of collateral pursuant to this
     Section 10.13.

          (c) Each Lender which enters into arrangements with any Borrower in respect of Rate Protection Agreements hereby agrees to supply the Administrative Agent in writing on or about each Quarterly Payment Date with the amount of any termination obligations of such Borrower thereunder and any net payments owing by such Borrower thereunder.

          (d) The Lenders hereby irrevocably authorize the Administrative Agent to enter into a collateral sharing agreement with the trustee under the Senior Notes to the extent required by the terms of the Senior Notes Documents and any modifications thereto and agree to be bound by all of the terms and conditions contained therein.

          (e) The Borrowers agree to take such further action, and execute such further instruments, as the Administrative
     Agent may reasonably request to effectuate the purposes of this Agreement.()

     SECTION 10.140  Forum Selection and Consent to Jurisdiction.

     ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS, THE ISSUER, THE LOAN NOTE GUARANTOR OR ANY BORROWER IN CONNECTION HEREWITH OR THEREWITH MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 10.2. EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT EACH BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH BORROWER HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS.

     SECTION 10.150  Waiver of Jury Trial.

     THE ADMINISTRATIVE AGENT, EACH LENDER, THE ISSUER, THE LOAN NOTE GUARANTOR AND EACH BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, EACH LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, SUCH LENDER, THE ISSUER, THE LOAN NOTE GUARANTOR OR EACH BORROWER IN CONNECTION THEREWITH. EACH BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE

ADMINISTRATIVE AGENT, EACH LENDER, THE LOAN NOTE GUARANTOR AND THE ISSUER ENTERING INTO THE LOAN DOCUMENTS. EACH BORROWER HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEMS (THE "PROCESS AGENT"), WITH AN OFFICE ON THE DATE HEREOF AT 111 EIGHTH AVENUE, NEW YORK, NY 10011, UNITED STATES, AS ITS ADMINISTRATIVE AGENT TO RECEIVE, ON SUCH BORROWER'S BEHALF AND ON BEHALF OF SUCH BORROWER'S PROPERTY, SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO THE BORROWER IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT'S ABOVE ADDRESS, AND EACH BORROWER HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. AS AN ALTERNATIVE METHOD OF SERVICE, THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK TO ITS ADDRESS FOR NOTICES HEREUNDER.

     SECTION 10.160  EMU.

     If and to the extent that any provision of this Section relates to any state (or the currency of such state) that is not a Participating Member State on the Effective Date, such provision shall become effective in relation to such state (and the currency of such state) at and from the date on which such state becomes a Participating Member State.

          (a) An amount denominated in the National Currency Unit of a Participating Member State shall be redenominated into Euro in accordance with EMU legislation and paid by the debtor either in the Euro Unit or in that National Currency Unit and an amount denominated in the Euro Unit shall be paid by the debtor in the Euro Unit unless EMU Legislation provides otherwise, provided, that if and to the extent that any EMU Legislation provides that an amount denominated either in the Euro or in the National Currency Unit of a Participating Member State and payable within the Participating Member State by crediting an account of the creditor can be paid by the debtor either in the Euro Unit or in that National Currency Unit, any party to this Agreement shall be entitled to pay or repay any such amount either in the Euro Unit or in such National Currency Unit.

          (b) If the basis of accrual of interest or fees expressed in this Agreement with respect to the currency of any state that is or becomes a Participating Member State shall be inconsistent with any convention or practice in the London Interbank Market for the basis of accrual of interest or fees in respect of the Euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a Participating Member State.

          (c) Without prejudice to the respective liabilities of the Borrowers to the Lenders, the Issuer and the Loan Note Guarantor and the Lenders, the Issuer and the Loan Note Guarantor to the Borrowers under or pursuant to this Agreement, except as expressly provided in this clause (c), each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent in consultation with the Borrowers may from time to time specify to be necessary or appropriate to reflect the introduction of or changeover to the Euro in Participating Member States.()

     SECTION 10.170  Judgment Currency.

     The Obligations of the Borrowers in respect of any sum due to any Lender, the Issuer, the Loan Note Guarantor or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than Dollars, be discharged only to the extent that on the Business Day following receipt by such Lender, the Issuer, the Loan Note Guarantor or the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, such Lender, the Issuer, the Loan Note Guarantor or the Administrative Agent, in accordance with normal banking procedures, purchases Dollars with the Judgment Currency. If the amount of Dollars so purchased is less than the sum originally due to such Lender, the Issuer, the Loan Note Guarantor or the Administrative Agent, the Borrowers agree as a separate obligation and notwithstanding any such judgment, jointly and severally to indemnify each Lender, the Issuer, the Loan Note Guarantor and the Administrative Agent, as the case may be, against such loss.

     SECTION 10.180  Confidential Information.

     The Administrative Agent, the Issuer, the Loan Note Guarantor and each Lender agree to hold all non-public information (which has been identified in writing as such by the Borrowers to the Administrative Agent and each Lender) obtained pursuant to this Agreement and the other Loan Documents in accordance with its customary procedures for handling confidential information, provided that disclosure of such confidential information may be made (a) to the Affiliates, examiners, directors, shareholders, accountants, auditors, counsel and other professional advisors of the Administrative Agent, the Issuer, the Loan Note Guarantor and each Lender,
(b) in connection with any assignment or participation to an Assignee Lender or Participant, as the case may be, so long as such Assignee Lender or Participant has previously agreed to these confidentiality provisions, or (c) as required or requested by any governmental agency, authority or representative, or pursuant to any court order, legal process or applicable law, rule or regulation or in connection with enforcement of any Obligations.















                                -104-
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                              CHESAPEAKE CORPORATION

                              By:/s/ J. P. Causey, Jr.
                                 ---------------------
                                     J. P. Causey, Jr.
                                 Title:


                              CHESAPEAKE UK ACQUISITIONS PLC

                              By:/s/ J. P. Causey, Jr.
                                 ---------------------
                                     J. P. Causey, Jr.
                                 Title:


                              CHESAPEAKE UK ACQUISITIONS II PLC

                              By:/s/ J. P. Causey, Jr.
                                 ---------------------
                                     J. P. Causey, Jr.
                                 Title:


                              CHESAPEAKE U.K. HOLDINGS LIMITED

                              By:/s/ J. P. Causey, Jr.
                                 ---------------------
                                     J. P. Causey, Jr.
                                 Title:


                              FIRST UNION NATIONAL BANK,
                                 as the Administrative Agent and as a Lender

                              By:/s/ Gerald P. Hullinger
                                 -----------------------
                                     Gerald P. Hullinger
                                 Title:


                              FIRST UNION SECURITIES, INC.,
                                 as Lead Arranger and Sole Book Runner

                              By:/s/ Ted Swimmer
                                 ---------------
                                     Ted Swimmer
                                 Title:


                                -105-